Form 10-K, Exhibit 13
period 1994-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1995-01-30
CIK 882590

ANNUAL SUMMARY
                                                                 Exhibit 13(a)
Navistar Financial 1993-A Owner Trust
                                                                   Page 1 of 3
For the Months of
November 1993 thru October 1994
Fiscal Year 1994

Cut-off Date                                                      10/01/93
Original Pool Amount at Cut-off Date                       $335,002,547.77

Beginning Pool Balance as of 11/1/93                       $318,573,416.75
Beginning Pool Factor as of 11/1/93                              0.9509582

Principal and Interest Collections:
   Principal Collected
     (Including Servicer Advance Repay)                    $139,882,622.87
   Interest Collected                                       $23,873,203.63

Additional Deposits:
   Repurchase Amounts                                                $0.00
   Liquidation Proceeds/Recoveries                           $3,054,893.80
Total Additional Deposits                                    $3,054,893.80

Repos/Chargeoffs                                             $3,400,457.47
Aggregate Number of Notes Charged Off                                  277

Total Available Funds                                      $165,415,517.59

Ending Pool Balance as of 10/31/94                         $176,685,539.12
Ending Pool Factor as of 10/31/94                                0.5274155

Servicing Fee                                                $2,483,388.95

Repayment of Servicer Advances                               $1,395,202.71

Reserve Account:
   Beginning Balance as of 11/1/93                          $23,893,006.26
   Investment Income Earned
     during the year                                           $682,241.75
   Target Percentage                                                 7.50%
   Target Balance as of 10/31/94                            $13,251,415.43
   Minimum Balance
     (2% of Initial Balance)                                 $6,700,050.96
   (Release)/Deposit
     - Includes Investment Income                          $(11,323,832.58)
   Ending Balance as of 10/31/94                            $13,251,415.43

Delinquencies as of 10/31/94:                                    Dollars           Notes
   Installments:
      1-30 days                                               1,112,773.37           880
     31-60 days                                                  68,818.95            80
     60+ days                                                     6,694.65             6

     Total                                                    1,188,286.97           881

   Balances:
     60+ days                                                    78,327.77             6

                                                                 Exhibit 13(a)

Navistar Financial 1993-A Owner Trust
                                                                   Page 2 of 3
For the Months of November 1993 thru October 1994
Fiscal Year 1994

                                 [-----------------------NOTES----------------------]
                                                        CLASS A-1
                                         TOTAL        (MONEY MARKET)     CLASS A-2        CERTIFICATES
Original
 Pool Amount Dist.:                 $335,002,547.77  $127,300,000.00  $195,976,000.00    $11,726,547.77
 Distribution Percentages
   prior to A-1 payoff                                       100.00%            0.00%             0.00%
 Distribution Percentages
   following A-1 payoff                                        0.00%           95.50%             4.50%
 Turbo Percentages                                           100.00%            0.00%             0.00%
 Coupon                                                       3.475%           4.475%            4.800%

Beginning Pool Balance              $318,573,416.75
Ending Pool Balance                 $176,685,539.12

Collected Principal                 $141,542,313.96
Collected Interest                   $23,873,203.63
Charge-Offs                           $3,400,457.47
Servicing                             $2,483,388.95

   Total Collections Available
     for Debt Service               $162,932,128.64

Beginning Balance as of 11/1/93     $316,492,092.23  $108,789,544.46  $195,976,000.00    $11,726,547.77

Interest Due                         $10,455,859.54    $1,354,321.51    $8,549,789.99       $551,748.04
Interest Paid                        $10,455,859.54    $1,354,321.51    $8,549,789.99       $551,748.04
Principal Due                       $144,942,771.43  $103,342,805.12   $39,727,967.83     $1,871,998.48
Principal Paid                      $144,942,771.43  $103,342,805.12   $39,727,967.83     $1,871,998.48
Turbo Principal                       $5,446,739.34    $5,446,739.34            $0.00             $0.00

Ending Balance as of 10/31/94       $166,102,581.46            $0.00  $156,248,032.17     $9,854,549.29
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                  0.0000000000     0.7972814639      0.8403623541

Total Distributions                 $160,845,370.31  $110,143,865.97   $48,277,757.82     $2,423,746.52

Interest Shortfall                            $0.00            $0.00            $0.00             $0.00
Principal Shortfall                           $0.00            $0.00            $0.00             $0.00
 Total Shortfall (required from Reserve)      $0.00            $0.00            $0.00             $0.00

Excess Servicing                      $2,086,758.33

Beginning Reserve Account Balance    $23,893,006.26
Investment Income Earned during the year$682,241.75
(Release)/Draw - Includes Invest. Income$(11,323,832.58)
Ending Reserve Account Balance       $13,251,415.43

Memo Item - Advances:
 Total Outstanding Servicer Advances  $2,634,918.70

                                                                 Exhibit 13(a)
Navistar Financial 1993-A Owner Trust
                                                                   Page 3 of 3
For the Months of November 1993 thru October 1994
Fiscal Year 1994

At each Distribution Date, a loss percentage is computed and this loss percentage then annualized cannot exceed 1.5%.

The loss percentage is calculated as follows:

- - The numerator of which is equal to the sum of the aggregate losses plus liquidation proceeds for each of the monthly periods which are the fifth, fourth and third monthly periods preceding the monthly period related to such Distribution Date, minus the sum of the liquidation proceeds for the monthly periods which are the first, second and third monthly periods preceding the monthly period related to such Distribution Date, and the denominator of which is the sum of the remaining gross balances of all outstanding receivables as of the last day of each of the sixth, fifth and fourth monthly periods preceding the monthly period related to such Distribution Date.

The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

          November      1993      0.0460%           May           1994        (0.1280)%
          December      1993      0.0853%           June          1994        (0.4778)%
          January       1994      0.0751%           July          1994        (0.3887)%
          February      1994      0.5883%           August        1994        (0.2787)%
          March         1994      0.5780%           September     1994        (0.1279)%
          April         1994      0.4548%           October       1994        (0.1348)%

At each Distribution Date, a delinquency percentage is computed and a three month rolling average of this percentage cannot exceed 2.0%.

The delinquency percentage is calculated as follows:

- - The numerator of which is equal to the aggregate remaining gross balances of all outstanding receivables which are 61 days or more past due as of the last day of the related monthly period and the denominator of which is equal to the aggregate remaining gross balances of all outstanding receivables on the last day of such monthly period.

The three month rolling averages reported at each Distribution Date are as follows:

          November      1993      0.03586%          May           1994        0.43440%
          December      1993      0.14127%          June          1994        0.43162%
          January       1994      0.22714%          July          1994        0.43879%
          February      1994      0.33400%          August        1994        0.34306%
          March         1994      0.37015%          September     1994        0.25047%
          April         1994      0.41703%          October       1994        0.11918%