Form 10-K, Exhibit 13
period 1994-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1995-01-30
CIK 882590

ANNUAL SUMMARY
                                                                 Exhibit 13(b)
Navistar Financial 1994-A Owner Trust
                                                                   Page 1 of 3
For the Months of April 1994 thru October 1994
Fiscal Period 1994

Cut-off Date                                                      04/01/94
Original Pool Amount at Cut-off Date                       $280,021,471.35

Beginning Pool Balance as of 4/1/94                        $280,021,471.35
Beginning Pool Factor as of 4/1/94                               1.0000000

Principal and Interest Collections:
   Principal Collected
     (Including Servicer Advance Repay)                     $56,227,852.82
   Interest Collected                                       $13,512,070.56

Additional Deposits:
   Repurchase Amounts                                                $0.00
   Liquidation Proceeds/Recoveries                             $526,368.05
Total Additional Deposits                                      $526,368.05

Repos/Chargeoffs                                               $991,127.66
Aggregate Number of Notes Charged Off                                   56

Total Available Funds                                       $69,897,644.40

Ending Pool Balance as of 10/31/94                         $223,171,137.90
Ending Pool Factor as of 10/31/94                                0.7969787

Servicing Fee                                                $1,486,956.52

Repayment of Servicer Advances                                 $368,647.03

Reserve Account:
   Beginning Balance as of 4/1/94                           $18,201,395.64
   Investment Income Earned
     during the year                                           $375,288.65
   Target Percentage                                                 6.50%
   Target Balance as of 10/31/94                            $14,506,123.96
   Minimum Balance
     (2% of Initial Balance)                                 $5,600,429.43
   (Release)/Deposit
     - Includes Investment Income                           $(4,070,560.33)
   Ending Balance as of 10/31/94                            $14,506,123.96

Delinquencies as of 10/31/94:                                    Dollars           Notes
   Installments:
      1-30 days                                                 858,524.37           768
     31-60 days                                                  59,347.63            63
     60+ days                                                     4,559.21             6

     Total                                                      922,431.21           768

   Balances:
     60+ days                                                   161,834.38             6

                                                                 Exhibit 13(b)

Navistar Financial 1994-A Owner Trust
                                                                   Page 2 of 3
For the Months of April 1994 thru October 1994
Fiscal Period 1994

                                 [-----------------------NOTES----------------------]
                                                        CLASS A-1
                                         TOTAL        (MONEY MARKET)     CLASS A-2        CERTIFICATES
Original
 Pool Amount Dist.:                 $280,021,471.35   $89,606,000.00  $180,614,000.00     $9,801,471.35
 Distribution Percentages
   prior to A-1 payoff                                       100.00%            0.00%             0.00%
 Distribution Percentages
   following A-1 payoff                                        0.00%           95.50%             4.50%
 Turbo Percentages                                           100.00%            0.00%             0.00%
 Coupon                                                       4.531%           5.930%            6.260%

Beginning Pool Balance              $280,021,471.35
Ending Pool Balance                 $223,171,137.90

Collected Principal                  $56,385,573.84
Collected Interest                   $13,512,070.56
Charge-Offs                             $991,127.66
Servicing                             $1,486,956.52

   Total Collections Available
     for Debt Service                $68,410,687.88

Beginning Balance as of 4/1/94      $280,021,471.35   $89,606,000.00  $180,614,000.00     $9,801,471.35

Interest Due                          $7,515,538.50    $1,445,402.68    $5,712,218.75       $357,917.07
Interest Paid                         $7,515,538.50    $1,445,402.68    $5,712,218.75       $357,917.07
Principal Due                        $57,376,701.50   $57,376,701.50            $0.00             $0.00
Principal Paid                       $57,376,701.50   $57,376,701.50            $0.00             $0.00
Turbo Principal                       $3,518,447.89    $3,518,447.89            $0.00             $0.00

Ending Balance as of 10/31/94       $219,126,321.96   $28,710,850.61  $180,614,000.00     $9,801,471.35
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                  0.3204121444     1.0000000000      1.0000000000

Total Distributions                  $68,410,687.89   $62,340,552.07    $5,712,218.75       $357,917.07

Interest Shortfall                            $0.00            $0.00            $0.00             $0.00
Principal Shortfall                           $0.00            $0.00            $0.00             $0.00
 Total Shortfall (required from Reserve)      $0.00            $0.00            $0.00             $0.00

Excess Servicing                              $0.00

Beginning Reserve Account Balance    $18,201,395.64
Investment Income Earned during the period$375,288.65
(Release)/Draw - Includes Investment Income$(4,070,560.33)
Ending Reserve Account Balance       $14,506,123.96

Memo Item - Advances:
 Total Outstanding Servicer Advances  $1,454,116.93

                                                                 Exhibit 13(b)
Navistar Financial 1994-A Owner Trust
                                                                   Page 3 of 3
For the Months of April 1994 thru October 1994
Fiscal Period 1994

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

The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

          April         1994      0.2874%           August        1994         0.1111%
          May           1994      0.3169%           September     1994        (0.1607)%
          June          1994      0.1984%           October       1994        (0.1020)%
          July          1994      0.1706%

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

The three month rolling averages reported at each Distribution Date are as follows:

          April         1994      0.02967%          August        1994        0.12031%
          May           1994      0.07460%          September     1994        0.22080%
          June          1994      0.09961%          October       1994        0.18453%
          July          1994      0.12959%