Form 10-K, Exhibit 13
period 1994-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1995-01-30
CIK 882590

ANNUAL SUMMARY
                                                                 Exhibit 13(c)
Navistar Financial 1994-B Owner Trust
                                                                   Page 1 of 3
For the Months of July 1994 thru October 1994
Fiscal Period 1994

Cut-off Date                                                      07/01/94
Original Pool Amount at Cut-off Date                       $215,029,773.64

Beginning Pool Balance as of 7/1/94                        $215,029,773.64
Beginning Pool Factor as of 7/1/94                               1.0000000

Principal and Interest Collections:
   Principal Collected
     (Including Servicer Advance Repay)                     $22,397,576.97
   Interest Collected                                        $6,467,651.43

Additional Deposits:
   Repurchase Amounts                                                $0.00
   Liquidation Proceeds/Recoveries                              $54,800.21
Total Additional Deposits                                       $54,800.21

Repos/Chargeoffs                                               $233,970.86
Aggregate Number of Notes Charged Off                                   21

Total Available Funds                                       $28,532,916.30

Ending Pool Balance as of 10/31/94                         $192,785,338.12
Ending Pool Factor as of 10/31/94                                0.8965518

Servicing Fee                                                  $687,861.25

Repayment of Servicer Advances                                 $387,112.31

Reserve Account as of 7/1/94:
   Beginning Balance                                        $13,976,935.29
   Investment Income Earned
     during the year                                           $164,332.01
   Target Percentage                                                 6.50%
   Target Balance as of 10/31/94                            $12,531,046.98
   Minimum Balance
     (2% of Initial Balance)                                 $4,300,595.47
   (Release)/Deposit
     - Includes Investment Income                           $(1,610,220.32)
   Ending Balance as of 10/31/94                            $12,531,046.98

Delinquencies as of 10/31/94:                                    Dollars           Notes
   Installments:
      1-30 days                                                 660,639.05           552
     31-60 days                                                  23,317.09            27
     60+ days                                                     2,148.97             3

     Total                                                      686,105.11           552

   Balances:
     60+ days                                                    39,472.33             3

                                                                 Exhibit 13(c)

Navistar Financial 1994-B Owner Trust
                                                                   Page 2 of 3
For the Months of July 1994 thru October 1994
Fiscal Period 1994

                                         TOTAL             NOTES        CERTIFICATES
Original
 Pool Amount Dist.:                 $215,029,773.64  $207,503,000.00    $7,526,773.64
 Distribution Percentages                                     96.50%            3.50%
 Turbo Percentages                                            6.400%           6.625%

Beginning Pool Balance              $215,029,773.64
Ending Pool Balance                 $192,785,338.12

Collected Principal                  $22,065,264.87
Collected Interest                    $6,467,651.43
Charge-Offs                             $233,970.86
Servicing                               $687,861.25

   Total Collections Available
     for Debt Service                $27,845,055.05

Beginning Balance as of 7/1/94      $215,029,773.64  $207,503,000.00    $7,526,773.64

Interest Due                          $3,718,600.97    $3,584,026.16      $134,574.81
Interest Paid                         $3,718,600.97    $3,584,026.16      $134,574.81
Principal Due                        $22,299,235.72   $21,518,762.47      $780,473.25
Principal Paid                       $22,299,235.72   $21,518,762.47      $780,473.25

Ending Balance as of 10/31/94       $192,730,537.92  $185,984,237.53    $6,746,300.39
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                  0.8962966200     0.8963070645

Total Distributions                  $26,017,836.69   $25,102,788.63      $915,048.06

Interest Shortfall                            $0.00            $0.00            $0.00
Principal Shortfall                           $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)      $0.00            $0.00            $0.00

Excess Servicing                      $1,827,218.36

Beginning Reserve Account Balance    $13,976,935.29
Investment Income Earned during the period$164,332.01
(Release)/Draw - Includes Investment Income$(1,610,220.32)
Ending Reserve Account Balance       $12,531,046.98

Memo Item - Advances:
 Total Outstanding Servicer Advances    $850,194.93

                                                                 Exhibit 13(c)
Navistar Financial 1994-B Owner Trust
                                                                   Page 3 of 3
For the Months July 1994 thru October 1994
Fiscal Period 1994

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

The annualized loss percentages reported at each Distribution Date are as follows:

          July          1994      0.1656%           September     1994        0.2815%
          August        1994      0.1702%           October       1994        0.2248%

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

The three month rolling averages reported at each Distribution Date are as follows:

          July          1994      0.01117%          September     1994        0.11231%
          August        1994      0.01681%          October       1994        0.10778%