Form 10-K, Exhibit 13
period 1994-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1995-01-30
CIK 882590

Exhibit 13(d)


                                      INDEPENDENT AUDITORS' REPORT


Board of Directors
Navistar Financial Corporation
Rolling Meadows, Illinois

Chemical Bank Delaware
Owner Trustee

The Bank of New York
Indenture Trustee

Re:  Uniform Single Audit Program for Mortgage Bankers

     We have audited, in accordance with generally accepted auditing standards, the consolidated statement of financial condition of Navistar Financial Corporation and subsidiaries (the "Company") as of October 31, 1994, and the related statements of consolidated income and retained earnings and of consolidated cash flows for the year then ended, and have issued our report thereon, dated December 12, 1994.

     In connection with our audit, to the extent applicable, in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers (the "Program"), no errors or exceptions relating to retail notes receivables serviced for others came to our attention that Paragraph 4 of that Program requires us to report.

     This report is intended solely for the information and use of the Board of Directors and management of the Company and Chemical Bank Delaware, in its capacity as Trustee for the Navistar Financial 1993-A, 1994-A, and 1994-B
Owner Trusts, for whom the Company services retail notes receivables, and should not be used for any other purpose.




/s/DELOITTE & TOUCHE LLP
    DELOITTE & TOUCHE LLP
    Chicago, Illinois
    December 12, 1994