Form 10-K, Exhibit 13
period 1995-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1996-01-29
CIK 882590

                               ANNUAL SUMMARY
                                                              Exhibit 13(a)
Navistar Financial 1993-A Owner Trust
                                                                Page 1 of 3
For the Months of
November 1994 thru October 1995
Fiscal Year 1995

Cut-off Date                                 10/01/93
Original Pool Amount at Cut-off Date  $335,002,547.77

Beginning Pool Balance as of 11/1/94  $176,685,539.12
Beginning Pool Factor as of 11/1/94         0.5274155

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay) $93,583,202.07
  Interest Collected                   $12,012,270.70

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries       $1,325,016.58
Total Additional Deposits               $1,325,016.58

Repos/Chargeoffs                        $1,167,620.04
Aggregate Number of Notes Charged Off             217

Total Available Funds                 $105,635,069.80

Ending Pool Balance as of 10/31/95     $83,220,136.56
Ending Pool Factor as of 10/31/95           0.2484164

Servicing Fee                           $1,311,109.75

Repayment of Servicer Advances          $1,285,419.55

Reserve Account:
  Beginning Balance as of 11/1/94      $13,251,415.43
  Investment Income Earned
    during the year                       $542,429.15
  Target Percentage                             7.50%
  Target Balance as of 10/31/95         $6,241,510.24
  Minimum Balance
    (2% of Initial Balance)             $6,700,050.96
  (Release)/Deposit
    - Includes Investment Income       $(7,093,793.62)
  Ending Balance as of 10/31/95         $6,700,050.96

Delinquencies as of 10/31/95:               Dollars         Notes
  Installments:
     1-30 days                             634,395.08         513
    31-60 days                              49,534.74          49
    60+ days                                11,997.97          10

    Total                                  695,927.79         519

  Balances:
    60+ days                               115,035.26          10

                                                              Exhibit 13(a)

Navistar Financial 1993-A Owner Trust
                                                                Page 2 of 3
For the Months of November 1994 thru October 1995
Fiscal Year 1995

                                             [--------------NOTES------------]
                                                 CLASS A-1
                                       TOTAL   (MONEY MARKET)     CLASS A-2      CERTIFICATES
Original
  Pool Amount Dist.:            $335,002,547.77 $127,300,000.00 $195,976,000.00 $11,726,547.77
  Distribution Percentages
   prior to A-1 payoff                                  100.00%           0.00%          0.00%
  Distribution Percentages
   following A-1 payoff                                   0.00%          95.50%          4.50%
  Turbo Percentages                                     100.00%           0.00%          0.00%
  Coupon                                                 3.475%          4.475%         4.800%

Beginning Pool Balance          $176,685,539.12
Ending Pool Balance              $83,220,136.56

Collected Principal              $92,965,162.60
Collected Interest               $12,012,270.70
Liquidation Proceeds/Recoveries     $325,472.97
Charge-Offs                       $1,167,620.04
Servicing                         $1,311,109.75

   Total Collections Available
    for Debt Service            $103,991,796.52

Beginning Balance as of 11/1/94 $166,102,581.46           $0.00 $156,248,032.17  $9,854,549.29

Interest Due                      $5,396,326.60           $0.00   $5,022,839.68    $373,486.92
Interest Paid                     $5,396,326.60           $0.00   $5,022,839.68    $373,486.92
Principal Due                    $94,132,782.64           $0.00  $89,896,807.42  $4,235,975.22
Principal Paid                   $94,132,782.64           $0.00  $89,896,807.42  $4,235,975.22
Turbo Principal                           $0.00           $0.00           $0.00          $0.00

Ending Balance as of 10/31/95    $71,969,798.82           $0.00  $66,351,224.75  $5,618,574.07
Note/Certificate Pool Factor
(Ending Balance/Original Pool Amount)              0.0000000000    0.3385681142   0.4791328341

Total Distributions              $99,529,109.24           $0.00  $94,919,647.10  $4,609,462.14

Interest Shortfall                        $0.00           $0.00           $0.00          $0.00
Principal Shortfall                       $0.00           $0.00           $0.00          $0.00
  Total Shortfall (required from Reserve) $0.00           $0.00           $0.00          $0.00

Excess Servicing                  $4,462,687.28

Beginning Reserve Account
  Balance                        $13,251,415.43
Investment Income Earned
  during the year                   $542,429.15
(Release)/Draw
  - Includes Invest. Income      $(7,093,793.62)
Ending Reserve Account Balance    $6,700,050.96

Memo Item - Advances:
 Total Outstanding Servicer
   Advances                       $2,428,282.63

                                                              Exhibit 13(a)

Navistar Financial 1993-A Owner Trust
                                                                Page 3 of 3
For the Months of November 1994 thru October 1995
Fiscal Year 1995

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

The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

       November  1994   (0.2218)%    May       1995     (0.3300)%
       December  1994    0.0734%     June      1995      0.2278%
       January   1995    0.0982%     July      1995      0.3887%
       February  1995    0.3492%     August    1995      0.3590%
       March     1995   (0.3063)%    September 1995      0.0057%
       April     1995   (0.1321)%    October   1995     (0.2449)%

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

The three month rolling averages reported at each Distribution Date are as follows:

       November  1994   0.09694%     May       1995     0.36010%
       December  1994   0.13511%     June      1995     0.28340%
       January   1995   0.19028%     July      1995     0.25991%
       February  1995   0.23712%     August    1995     0.20754%
       March     1995   0.29339%     September 1995     0.19914%
       April     1995   0.32083%     October   1995     0.16868%