Form 10-K, Exhibit 13
period 1995-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1996-01-29
CIK 882590

                               ANNUAL SUMMARY
                                                              Exhibit 13(b)
Navistar Financial 1994-A Owner Trust
                                                                Page 1 of 3
For the Months of November 1994 thru October 1995
Fiscal Year 1995

Cut-off Date                                 04/01/94
Original Pool Amount at Cut-off Date  $280,021,471.35

Beginning Pool Balance as of 11/1/94  $223,171,137.90
Beginning Pool Factor as of 11/1/94         0.7969787

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay) $88,816,386.84
  Interest Collected                   $15,904,743.34

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries       $2,074,050.47
Total Additional Deposits               $2,074,050.47

Repos/Chargeoffs                        $1,906,891.27
Aggregate Number of Notes Charged Off             189

Total Available Funds                 $106,097,272.69

Ending Pool Balance as of 10/31/95    $133,145,767.75
Ending Pool Factor as of 10/31/95           0.4754841

Servicing Fee                           $1,804,532.71

Repayment of Servicer Advances            $697,907.96

Reserve Account:
  Beginning Balance as of 11/1/94      $14,506,123.96
  Investment Income Earned
    during the year                       $647,637.20
  Target Percentage                             6.50%
  Target Balance as of 10/31/95         $8,654,474.90
  Minimum Balance
    (2% of Initial Balance)             $5,600,429.43
  (Release)/Deposit
    - Includes Investment Income       $(6,485,635.28)
  Transfer to Collections Account         $(13,650.98)
  Ending Balance as of 10/31/95         $8,654,474.90

Delinquencies as of 10/31/95:               Dollars         Notes
  Installments:
     1-30 days                           1,078,527.66         885
    31-60 days                             180,924.99         150
    60+ days                                24,882.03          17

    Total                                1,284,334.68         889

  Balances:
    60+ days                               376,802.23          17

                                                              Exhibit 13(b)
Navistar Financial 1994-A Owner Trust
                                                                Page 2 of 3
For the Months of November 1994 thru October 1995
Fiscal Year 1995

                                                [------------NOTES-----------]
                                                  CLASS A-1
                                       TOTAL    (MONEY MARKET)    CLASS A-2     CERTIFICATES
Original
  Pool Amount Dist.:            $280,021,471.35 $89,606,000.00 $180,614,000.00 $9,801,471.35
  Distribution Percentages
    prior to A-1 payoff                                100.00%           0.00%         0.00%
  Distribution Percentages
    following A-1 payoff                                 0.00%          95.50%         4.50%
  Turbo Percentages                                    100.00%           0.00%         0.00%
  Coupon                                                4.531%          5.930%        6.260%

Beginning Pool Balance          $223,171,137.90
Ending Pool Balance             $133,145,767.75

Collected Principal              $89,159,029.15
Collected Interest               $15,904,743.34
Charge-Offs                       $1,906,891.27
Liquidation Proceeds/Recoveries     $543,109.36
Servicing                         $1,804,532.71
Cash Transfer from Reserve Acct.     $13,650.98
  Total Collections Available
   for Debt Service             $103,816,000.12

Beginning Balance as of 11/1/94 $219,126,321.96 $28,710,850.61 $180,614,000.00 $9,801,471.35

Interest Due                     $10,332,716.19    $243,104.06   $9,534,531.34   $555,080.79
Interest Paid                    $10,332,716.19    $243,104.06   $9,534,531.34   $555,080.79
Principal Due                    $91,065,920.42 $27,980,941.09  $60,246,155.27 $2,838,824.06
Principal Paid                   $91,065,920.42 $27,980,941.09  $60,246,155.27 $2,838,824.06
Turbo Principal                     $729,909.52    $729,909.52           $0.00         $0.00

Ending Balance as of 10/31/95   $127,330,492.02          $0.00 $120,367,844.74 $6,962,647.28
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)            0.0000000000    0.6664369580  0.7103675593

Total Distributions             $102,128,546.13 $28,953,954.67  $69,780,686.61 $3,393,904.85

Interest Shortfall                        $0.00          $0.00           $0.00         $0.00
Principal Shortfall                       $0.00          $0.00           $0.00         $0.00
 Total Shortfall (required from Reserve)  $0.00          $0.00           $0.00         $0.00

Excess Servicing                  $1,687,453.99

Beginning Reserve Account
  Balance                        $14,506,123.96
Investment Income Earned
  during the period                 $647,637.20
(Release)/Draw
  - Includes Investment Income   $(6,485,635.28)
Transfer to Collections Account     $(13,650.98)

Ending Reserve Account Balance    $8,654,474.90

Memo Item - Advances:
 Total Outstanding Servicer
   Advances                       $2,878,252.24

                                                              Exhibit 13(b)

Navistar Financial 1994-A Owner Trust
                                                                Page 3 of 3
For the Months of November 1994 thru October 1995
Fiscal Year 1995

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

The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

       November  1994   (0.1362)%    May       1995     (0.0967)%
       December  1994    0.1906%     June      1995      0.3689%
       January   1995   (0.0781)%    July      1995     (0.2888)%
       February  1995    0.0285%     August    1995      0.1480%
       March     1995   (0.2545)%    September 1995     (0.2954)%
       April     1995    0.4131%     October   1995     (0.3331)%

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

The three month rolling averages reported at each Distribution Date are as follows:

       November  1994   0.20171%     May       1995     0.32158%
       December  1994   0.16338%     June      1995     0.17874%
       January   1995   0.24648%     July      1995     0.18197%
       February  1995   0.27439%     August    1995     0.31036%
       March     1995   0.38199%     September 1995     0.38135%
       April     1995   0.33112%     October   1995     0.41202%