Form 10-K, Exhibit 13
period 1995-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1996-01-29
CIK 882590

                                ANNUAL SUMMARY
                                                              Exhibit 13(c)
Navistar Financial 1994-B Owner Trust
                                                                Page 1 of 3
For the Months of November 1994 thru October 1995
Fiscal Year 1995

Cut-off Date                                 07/01/94
Original Pool Amount at Cut-off Date  $215,029,773.64

Beginning Pool Balance as of 11/1/94  $192,785,338.12
Beginning Pool Factor as of 11/1/94         0.8965518

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay) $64,267,221.99
  Interest Collected                   $14,993,466.17

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries       $2,223,463.75
Total Additional Deposits               $2,223,463.75

Repos/Chargeoffs                        $2,236,352.85
Aggregate Number of Notes Charged Off             184

Total Available Funds                  $81,026,831.76

Ending Pool Balance as of 10/31/95    $126,739,083.43
Ending Pool Factor as of 10/31/95           0.5894025

Servicing Fee                           $1,629,093.68

Repayment of Servicer Advances            $457,320.15

Reserve Account:
  Beginning Balance as of 11/1/94      $12,531,046.98
  Investment Income Earned
    during the year                       $584,851.71
  Target Percentage                             6.50%
  Target Balance as of 10/31/95         $8,238,040.42
  Minimum Balance
    (2% of Initial Balance)             $4,300,595.47
  (Release)/Deposit
    - Includes Investment Income       $(4,300,366.31)
  Transfer to Collections Account        $(577,491.96)
  Ending Balance as of 10/31/95         $8,238,040.42

Delinquencies as of 10/31/95:               Dollars         Notes
  Installments:
     1-30 days                             966,943.30         698
    31-60 days                             108,517.30         107
    60+ days                                 9,341.14           5

    Total                                1,084,801.74         699

  Balances:
    60+ days                                97,561.50           5

                                                              Exhibit 13(c)

Navistar Financial 1994-B Owner Trust
                                                                Page 2 of 3
For the Months of November 1994 thru October 1995
Fiscal Year 1995

                                       TOTAL          NOTES       CERTIFICATES
Original
 Pool Amount Dist.:              $215,029,773.64 $207,503,000.00 $7,526,773.64
 Distribution Percentages                                 96.50%         3.50%
 Coupon                                                   6.400%        6.625%

Beginning Pool Balance           $192,785,338.12
Ending Pool Balance              $126,739,083.43

Collected Principal               $64,158,826.53
Collected Interest                $14,993,466.17
Charge-Offs                        $2,236,352.85
Liquidation Proceeds/Recoveries      $760,700.48
Servicing                          $1,629,093.68
Cash Transfer from Reserve Account   $577,491.96
  Total Collections Available
    for Debt Service              $78,861,391.46

Beginning Balance as of 11/1/94  $192,730,537.92 $185,984,237.53 $6,746,300.39

Interest Due                      $10,419,310.96  $10,042,229.96   $377,081.00
Interest Paid                     $10,419,310.96  $10,042,229.96   $377,081.00
Principal Due                     $66,395,179.38  $64,071,348.11 $2,323,831.27
Principal Paid                    $66,395,179.38  $64,071,348.11 $2,323,831.27

Ending Balance as of 10/31/95    $126,335,358.54 $121,912,889.42 $4,422,469.12
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)              0.5875235029  0.5875650481

Total Distributions               $76,814,490.34  $74,113,578.07 $2,700,912.27

Interest Shortfall                         $0.00           $0.00         $0.00
Principal Shortfall                        $0.00           $0.00         $0.00
 Total Shortfall (required from Reserve)   $0.00           $0.00         $0.00

Excess Servicing                   $2,046,901.09

Beginning Reserve Account Balance $12,531,046.98
Investment Income Earned
  during the period                  $584,851.71
(Release)/Draw
  - Includes Investment Income    $(4,300,366.31)
Transfer to Collections Account     $(577,491.96)

Ending Reserve Account Balance     $8,238,040.42

Memo Item - Advances:
 Total Outstanding Servicer
   Advances                        $1,930,144.30

                                                              Exhibit 13(c)

Navistar Financial 1994-B Owner Trust
                                                                Page 3 of 3
For the Months November 1994 thru October 1995
Fiscal Year 1995

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

The annualized loss percentages reported at each Distribution Date are as follows:

       November  1994    0.1598%     May       1995     (1.0170)%
       December  1994    0.0502%     June      1995      0.0626%
       January   1995   (0.0245)%    July      1995     (0.1476)%
       February  1995   (0.1760)%    August    1995      0.9395%
       March     1995   (0.1014)%    September 1995      0.1323%
       April     1995    0.1552%     October   1995     (0.2278)%

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

The three month rolling averages reported at each Distribution Date are as follows:

       November  1994   0.14324%     May       1995     0.29209%
       December  1994   0.12670%     June      1995     0.27048%
       January   1995   0.20610%     July      1995     0.27595%
       February  1995   0.28849%     August    1995     0.36756%
       March     1995   0.34514%     September 1995     0.38472%
       April     1995   0.33963%     October   1995     0.32328%