Form 10-K, Exhibit 13
period 1995-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1996-01-29
CIK 882590

                               ANNUAL SUMMARY
                                                              Exhibit 13(d)
Navistar Financial 1994-C Owner Trust
                                                                Page 1 of 3
For the Months of December 1994 thru October 1995
Fiscal Period 1995

Cut-off Date                                 12/01/94
Original Pool Amount at Cut-off Date  $315,029,921.60

Beginning Pool Balance as of 12/1/94  $315,029,921.60
Beginning Pool Factor as of 12/1/94         1.0000000

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay) $93,333,467.08
  Interest Collected                   $26,913,350.14

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries       $1,764,413.64
Total Additional Deposits               $1,764,413.64

Repos/Chargeoffs                        $3,427,692.80
Aggregate Number of Notes Charged Off             194

Total Available Funds                 $120,688,448.95

Ending Pool Balance as of 10/31/95    $219,591,543.63
Ending Pool Factor as of 10/31/95           0.6970498

Servicing Fee                           $2,461,643.73

Repayment of Servicer Advances          $1,322,781.91

Reserve Account:
  Beginning Balance as of 12/1/94      $18,901,795.30
  Investment Income Earned
    during the year                       $834,997.22
  Target Percentage                             6.00%
  Target Balance as of 10/31/95        $13,175,492.62
  Minimum Balance
    (2.1% of Initial Balance)           $6,615,628.35
  (Release)/Deposit
    - Includes Investment Income       $(5,741,805.52)
  Transfer to Collections Account        $(831,622.18)
  Ending Balance as of 10/31/95        $13,163,364.82

Delinquencies as of 10/31/95:               Dollars         Notes
  Installments:
     1-30 days                           1,514,518.98       1,040
    31-60 days                             273,116.29         215
    60+ days                                35,170.60          15

    Total                                1,822,805.87       1,040

  Balances:
    60+ days                               290,352.68          15

                                                              Exhibit 13(d)
Navistar Financial 1994-C Owner Trust
                                                                Page 2 of 3
For the Months of December 1994 thru October 1995
Fiscal Period 1995

                                                [-----------NOTES------------]

                                      TOTAL       CLASS A-1      CLASS A-2      CERTIFICATES
Original
  Pool Amount Dist.:            $315,029,921.60 $207,000,000.00 $97,000,000.00 $11,029,921.60

  Distribution Percentages                               96.50%          0.00%          3.50%
  Coupon                                                 7.650%         8.000%         8.300%

Beginning Pool Balance          $315,029,921.60
Ending Pool Balance             $219,591,543.63

Collected Principal              $92,323,708.35
Collected Interest               $26,913,350.14
Charge-Offs                       $3,427,692.80
Liquidation Proceeds/Recoveries   $1,173,278.00
Servicing                         $2,461,643.73
Cash Transfer from Reserve Acct.    $831,622.18
   Total Collections Available
    for Debt Service            $118,780,314.94

Beginning Balance as of 12/1/94 $315,029,921.60 $207,000,000.00 $97,000,000.00 $11,029,921.60

Interest Due                     $19,191,537.27  $11,267,163.94  $7,113,333.37    $811,039.96
Interest Paid                    $19,191,537.27  $11,267,163.94  $7,113,333.37    $811,039.96
Principal Due                    $95,751,401.15  $94,075,808.09          $0.00  $1,675,593.06
Principal Paid                   $95,751,401.15  $94,075,808.09          $0.00  $1,675,593.06

Ending Balance as of 10/31/95   $219,278,520.45 $112,924,191.91 $97,000,000.00  $9,354,328.54
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)             0.5455274971    1.000000000   0.8480865846

Total Distributions             $114,942,938.42 $105,342,972.03  $7,113,333.37  $2,486,633.02

Interest Shortfall                        $0.00           $0.00          $0.00          $0.00
Principal Shortfall                       $0.00           $0.00          $0.00          $0.00
  Total Shortfall (required from Reserve) $0.00           $0.00          $0.00          $0.00

Excess Servicing                  $3,837,376.53

Beginning Reserve Account
  Balance                        $18,901,795.30
Investment Income Earned
  during the period                 $834,997.22
(Release)/Draw
  - Includes Investment Income   $(5,741,805.52)
Transfer to Collections Account    $(831,622.18)

Ending Reserve Account Balance   $13,163,364.82

Memo Item - Advances:
 Total Outstanding Servicer
   Advances                       $3,020,334.07

                                                              Exhibit 13(d)

Navistar Financial 1994-C Owner Trust
                                                                Page 3 of 3
For the Months December 1994 thru October 1995
Fiscal Period 1995

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

The annualized loss percentages reported at each Distribution Date are as follows:

       December  1994    0.6022%     June      1995      0.2209%
       January   1995    0.4831%     July      1995      0.0034%
       February  1995    0.5354%     August    1995      0.1829%
       March     1995    0.2624%     September 1995      0.2810%
       April     1995    0.1366%     October   1995     (0.3175)%
       May       1995    0.0183%

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

The three month rolling averages reported at each Distribution Date are as follows:

       December  1994   0.05807%     June      1995     0.25727%
       January   1995   0.12428%     July      1995     0.23535%
       February  1995   0.14976%     August    1995     0.24906%
       March     1995   0.22563%     September 1995     0.25480%
       April     1995   0.24477%     October   1995     0.23629%
       May       1995   0.24912%