Form 10-K, Exhibit 13
period 1995-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1996-01-29
CIK 882590

                               ANNUAL SUMMARY
                                                              Exhibit 13(e)
Navistar Financial 1995-A Owner Trust
                                                                Page 1 of 3
For the Months of May 1995 thru October 1995
Fiscal Period 1995

Cut-off Date                                 05/01/95
Original Pool Amount at Cut-off Date  $424,879,281.80

Beginning Pool Balance as of 5/1/95   $424,879,281.80
Beginning Pool Factor as of 5/1/95          1.0000000

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay) $65,464,135.91
  Interest Collected                   $21,469,845.40

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries       $1,540,739.85
Total Additional Deposits               $1,540,739.85

Repos/Chargeoffs                        $2,840,345.37
Aggregate Number of Notes Charged Off             113

Total Available Funds                  $88,413,639.73

Ending Pool Balance as of 10/31/95    $356,635,881.95
Ending Pool Factor as of 10/31/95           0.8393817

Servicing Fee                           $1,981,731.10

Repayment of Servicer Advances             $61,081.43

Reserve Account:
  Beginning Balance as of 5/1/95       $25,492,756.91
  Investment Income Earned
    during the year                       $648,491.50
  Target Percentage                             6.00%
  Target Balance as of 10/31/95        $21,398,152.92
  Minimum Balance
    (2.1% of Initial Balance)           $8,922,464.92
  (Release)/Deposit
    - Includes Investment Income       $(4,743,095.49)
  Ending Balance as of 10/31/95        $21,398,152.92

Delinquencies as of 10/31/95:               Dollars         Notes
  Installments:
     1-30 days                           1,832,673.67       1,172
    31-60 days                             233,315.66         127
    60+ days                                18,747.96          13

    Total                                2,084,737.29       1,172

  Balances:
    60+ days                               614,939.68          13

                                                              Exhibit 13(e)
Navistar Financial 1995-A Owner Trust
                                                                Page 2 of 3
For the Months of May 1995 thru October 1995
Fiscal Period 1995

                                                [------------NOTES-----------]

                                      TOTAL      CLASS A-1       CLASS A-2      CERTIFICATES
Original
 Pool Amount Dist.:             $424,879,281.80 $80,000,000.00 $330,000,000.00 $14,879,281.80

 Distribution Percentages                              100.00%           0.00%          0.00%
 Coupon                                                 5.900%          6.550%         6.850%

Beginning Pool Balance          $424,879,281.80
Ending Pool Balance             $356,635,881.95

Collected Principal              $65,403,054.48
Collected Interest               $21,469,845.40
Charge-Offs                       $2,840,345.37
Liquidation Proceeds/Recoveries   $1,540,739.85
Servicing                         $1,981,731.10
   Total Collections Available
    for Debt Service             $86,431,908.63

Beginning Balance as of 5/1/95  $424,879,281.80 $80,000,000.00 $330,000,000.00 $14,879,281.80

Interest Due                     $12,455,470.20  $1,452,719.11  $10,507,291.67    $495,459.42
Interest Paid                    $12,455,470.20  $1,452,719.11  $10,507,291.67    $495,459.42
Principal Due                    $68,243,399.85 $68,243,399.85           $0.00          $0.00
Principal Paid                   $68,243,399.85 $68,243,399.85           $0.00          $0.00

Ending Balance as of 10/31/95   $356,635,881.95 $11,756,600.15 $330,000,000.00 $14,879,281.80
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)            0.1469575019     1.000000000    1.000000000

Total Distributions              $80,698,870.05 $69,696,118.96  $10,507,291.67    $495,459.42

Interest Shortfall                        $0.00          $0.00           $0.00          $0.00
Principal Shortfall                       $0.00          $0.00           $0.00          $0.00
  Total Shortfall (required from Reserve) $0.00          $0.00           $0.00          $0.00

Excess Servicing                  $5,733,038.58

Beginning Reserve Account
  Balance                        $25,492,756.91
Investment Income Earned
  during the period                 $648,491.50
(Release)/Draw
  - Includes Investment Income   $(4,743,095.49)

Ending Reserve Account Balance   $21,398,152.92

Memo Item - Advances:
 Total Outstanding Servicer
   Advances                       $2,967,724.25

                                                              Exhibit 13(e)

Navistar Financial 1995-A Owner Trust
                                                                Page 3 of 3
For the Months May 1995 thru October 1995
Fiscal Period 1995

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

The annualized loss percentages reported at each Distribution Date are as follows:

       May       1995    0.1834%     August    1995      0.2293%
       June      1995    0.2817%     September 1995      0.1080%
       July      1995    0.4933%     October   1995     (0.5822)%

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

The three month rolling averages reported at each Distribution Date are as follows:

       May       1995   0.05686%     August    1995     0.16179%
       June      1995   0.11639%     September 1995     0.21379%
       July      1995   0.13078%     October   1995     0.21629%