Form 10-K, Exhibit 13
period 1995-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1996-01-29
CIK 882590

                                                              Exhibit 13(f)


                        INDEPENDENT AUDITORS' REPORT


Board of Directors
Navistar Financial Corporation
Rolling Meadows, Illinois


    We have examined management's assertion about Navistar Financial Corporation's ("NFC") compliance with the minimum servicing standards indentified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP") as of and for the year ended October 31, 1995. Management is responsible for NFC's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the entity's compliance based on our examination.

    Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about NFC's compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on NFC's compliance with the minimum servicing standards.

    In our opinion, management's assertion that NFC complied with the aforementioned minimum servicing standards as of and for the year ended October 31, 1995 is fairly stated, in all material respects.





/s/DELOITTE & TOUCHE LLP
   DELOITTE & TOUCHE LLP
   Chicago, Illinois
   December 18, 1995