Form 10-K, Exhibit 13
period 1996-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1997-01-29
CIK 882590

                                                         Exhibit 13(a)
                                                           Page 1 of 3

                             ANNUAL SUMMARY


Navistar Financial 1993-A Owner Trust
For the Months of November 1995 thru October 1996
Fiscal Year 1996

Cut-Off Date                                          10/01/93
Original Pool Amount at cut-off date           $335,002,547.77

Beginning Pool Balance as of 11/1/95            $83,220,136.56
Beginning Pool Factor as of 11/1/95                  0.2484164

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)          $51,496,044.32
  Interest Collected                             $4,959,939.72

Additional Deposits:
  Repurchase Amounts                                     $0.00
  Liquidation Proceeds/Recoveries                  $665,565.36
Total Additional Deposits                          $665,565.36

Repos/Chargeoffs as of 10/31/96                    $692,821.46
Aggregate Number of Notes Charged Off                      323

Total Available Funds                           $56,242,531.07

Ending Pool Balance as of 10/31/96              $31,910,289.11
Ending Pool Factor as of 10/31/96                    0.0952539

Servicing Fee                                      $563,720.40

Repayment of Servicer Advances                     $879,018.33

Reserve Account:
  Beginning Balance as of 11/1/95                $6,700,050.96
  Investment Income Earned during the year         $341,727.54
  Target Percentage                                       7.50%
  Target Balance as of 10/31/96                  $6,700,050.96
  Minimum Balance
     (2% of initial balance)                     $6,700,050.96
  (Release)/Deposit
     - Includes Investment Income                 $(341,727.54)
  Ending Balance as of 10/31/96                  $6,700,050.96

                                                      Dollars       Notes
Delinquencies as of 10/31/96:
  Installments:
      1-30 days                                     337,492.09       243
     31-60 days                                      46,665.73        46
       60+ days                                      20,126.44        16

    Total                                           404,284.26       262

  Balances:  60+ days                               228,393.91        16

                                                            Exhibit 13(a)
                                                              Page 2 of 3

Navistar Financial 1993-A Owner Trust
For the Months of November 1995 thru October 1996
Fiscal Year 1996

                                                    ------------NOTES------------
                                                     CLASS A-1
                                      TOTAL        (MONEY MARKET)  CLASS A-2      CERTIFICATES

Original Pool Amount Distributions:   $335,002,547.77  $127,300,000.00  $195,976,000.00   $11,726,547.77
 Distribution Percentages
  Prior to A-1 Payoff                                          100.00%            0.00%            0.00%
Distribution Percentages
  Following A-1 Payoff                                           0.00%           95.50%            4.50%
 Turbo Percentages                                             100.00%            0.00%            0.00%
 Coupon                                                         3.475%           4.475%           4.800%

Beginning Pool Balance                 $83,220,136.56
Ending Pool Balance                    $31,910,289.11

Collected Principal                    $50,617,025.99
Collected Interest                      $4,959,939.72
Liquidation Proceeds/Recoveries           $665,565.36
Charge-Offs                               $692,821.46
Servicing                                 $563,720.40

  Total Collections Available
    for Debt Service                   $55,678,810.67

Beginning Balance as of 11/1/95        $71,969,798.82            $0.00   $66,351,224.75    $5,618,574.07

Interest Due                            $2,033,530.00            $0.00    $1,821,830.33      $211,699.67
Interest Paid                           $2,033,530.00            $0.00    $1,821,830.33      $211,699.67
Principal Due                          $51,309,847.45            $0.00   $49,000,904.33    $2,308,943.12
Principal Paid                         $51,309,847.45            $0.00   $49,000,904.33    $2,308,943.12
Turbo Principal                                 $0.00            $0.00            $0.00            $0.00

Ending Balance as of 10/31/96          $20,659,951.37            $0.00   $11,875,024.16    $3,051,632.68
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                                     0.0885328838     0.2822340383

Total Distributions                    $53,343,377.45            $0.00   $50,822,734.66    $2,520,642.79

Interest Shortfall                              $0.00            $0.00            $0.00            $0.00
Principal Shortfall                             $0.00            $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)        $0.00            $0.00            $0.00            $0.00

Excess Servicing                        $2,335,433.22

Beginning Reserve Account Balance       $6,700,050.96
Investment Income Earned during the year  $341,727.54
(Release)/Draw
  - Includes Investment Income           ($341,727.54)
Ending Reserve Account Balance          $6,700,050.96


                                                              Exhibit 13(a)
                                                                Page 3 of 3




      Navistar Financial 1993-A Owner Trust
      For the Months of November 1995 thru October 1996
      Fiscal Year 1996




      At each Distribution Date, an annualized loss percentage is computed. If the annualized percentage exceeds 1.5%, any monthly excess servicing is used to fund the reserve account to 10.0% of the ending receivable balance. When the annualized loss percentage falls below 1.5%, the reserve account requirement returns to the greater of the specified target amount or the specified minimum balance.

      The loss percentage is calculated as follows:

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

      The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

             November  1995    .3180%       May        1996   (.8321)%
             December  1995    .6627%       June       1996   (.6562)%
             January   1996    .7772%       July       1996    .2898%
             February  1996    .2296%       August     1996    .5319%
             March     1996   (.0685)%      September  1996    .0572%
             April     1996   (.9109)%      October    1996    .2036%


      At each Distribution Date a three-month rolling average delinquency percentage is calculated. If this percentage exceeds 2.0%, any monthly excess servicing is used to fund the reserve account to 10.0% of the ending receivable balance. When the delinquency percentage falls below 2.0%, the reserve account requirement returns to the greater of the specified target amount or the specified minimum balance.

      The delinquency percentage is calculated as follows:

          The numerator of which is equal to the aggregate remaining gross balances of all outstanding receivables which are 61 days or more past due as of the last day of the related monthly period and the denominator of which is equal to the aggregate remaining gross balances of all outstanding receivables on the last day of such monthly period.

      The three month rolling averages reported at each Distribution Date are as follows:

             November  1995    .14401%      May        1996   .55172%
             December  1995    .16952%      June       1996   .48243%
             January   1996    .19862%      July       1996   .56394%
             February  1996    .26390%      August     1996   .47161%
             March     1996    .42788%      September  1996   .53348%
             April     1996    .49300%      October    1996   .53213%