Form 10-K, Exhibit 13
period 1996-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1997-01-29
CIK 882590

                                                         Exhibit 13(b)
                                                           Page 1 of 3

                             ANNUAL SUMMARY


Navistar Financial 1994-A Owner Trust
For the Months of November 1995 thru October 1996
Fiscal Year 1996

Cut-off Date                                    04/01/94
Original Pool Amount at Cut-off Date     $280,021,471.35

Beginning Pool Balance as of 11/1/95     $133,145,767.75
Beginning Pool Factor as of 11/1/95            0.4754841

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)    $67,227,729.03
  Interest Collected                       $8,545,737.79

Additional Deposits:
  Repurchase Amounts                               $0.00
  Liquidation Proceeds/Recoveries          $3,810,238.43
Total Additional Deposits                  $3,810,238.43

Repos/Chargeoffs as of 10/31/96            $3,669,680.31
Aggregate Number of Notes Charged Off                310

Total Available Funds                     $78,479,647.53

Ending Pool Balance as of 10/31/96        $63,352,416.13
Ending Pool Factor                             0.2262413

Servicing Fee                              $1,001,595.71

Repayment of Servicer Advances             $1,104,057.72

Reserve Account:
  Beginning Balance as of 11/1/95          $8,654,474.90
  Investment Income Earned during the year   $347,226.09
  Target Percentage                                10.00%
  Target Balance as of 10/31/96            $6,335,241.61
  Minimum Balance
     (2% of Initial Balance)               $5,600,429.43
  (Release)/Deposit
     - Includes Investment Income         ($3,392,225.84)
  Transfer from/(to) Collections Account     $142,966.28
  Ending Balance as of 10/31/96            $5,752,441.43

                                               Dollars        Notes
Delinquencies as of 10/31/96:
  Installments:
      1-30 days                               573,640.35       495
     31-60 days                                81,313.43        60
       60+ days                                23,749.93        16

    Total                                     678,703.71       504

  Balances:  60+ days                          85,734.39        16

                                                             Exhibit 13(b)
                                                               Page 2 of 3

Navistar Financial 1994-A Owner Trust
For the Month of November 1995 thru October 1996
Fiscal Year 1996

                                                         -----------NOTES-----------
                                                         CLASS A-1
                                           TOTAL       (MONEY MARKET)     CLASS A-2     CERTIFICATES
Original Pool Amount Distributions:   $280,021,471.35  $89,606,000.00  $180,614,000.00  $9,801,471.35
 Distribution Percentages
  Prior to A-1 Payoff                                         100.00%            0.00%          0.00%
 Distribution Percentages
  Following A-1 Payoff                                          0.00%           95.50%          4.50%
 Turbo Percentages                                            100.00%            0.00%          0.00%
 Coupon                                                        4.531%           5.930%         6.260%

Beginning Pool Balance                $133,145,767.75
Ending Pool Balance                    $63,352,416.13
Collected Principal                    $66,123,671.31
Collected Interest                      $8,545,737.79
Charge-Offs                             $3,810,238.43
Liquidation Proceeds/Recoveries         $3,669,680.31
Servicing                               $1,001,595.71
Cash Transfer (to) Reserve Account       ($142,966.28)
  Total Collections Available          $77,194,527.42
    for Debt Service

Beginning Balance as of 11/1/95       $127,330,492.02           $0.00  $120,367,844.73  $6,962,647.29

Interest Due                            $5,612,694.92           $0.00    $5,269,755.33    $342,939.59
Interest Paid                           $5,612,694.92           $0.00    $5,269,755.33    $342,939.59
Principal Due                          $69,793,351.62           $0.00   $66,652,650.78  $3,140,700.84
Principal Paid                         $69,793,351.62           $0.00   $66,652,650.78  $3,140,700.84
Turbo Principal                                 $0.00           $0.00            $0.00          $0.00

Ending Balance as of 10/31/96          $57,537,140.40           $0.00   $53,715,193.95  $3,821,946.45
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                                    0.2974032686   0.3899359916

Total Distributions                    $75,406,046.54           $0.00   $71,922,406.11  $3,483,640.43

Interest Shortfall                              $0.00           $0.00            $0.00          $0.00
Principal Shortfall                             $0.00           $0.00            $0.00          $0.00
 Total Shortfall (required from Reserve)        $0.00           $0.00            $0.00          $0.00

Excess Servicing                        $1,788,480.88

Beginning Reserve Account Balance       $8,654,474.90
Investment Income Earned during the year  $347,226.09
(Release)/Draw
 - Includes Investment Income          ($3,392,225.84)
Transfer from/(to) Collections Account    $142,966.28

Ending Reserve Account Balance          $5,752,441.43

                                                         Exhibit 13(b)
                                                           Page 3 of 3




      Navistar Financial 1994-A Owner Trust
      For the Months of November 1995 thru October 1996
      Fiscal Year 1996




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

      The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

             November  1995    .2014%       May        1996     1.0490%
             December  1995    .5097%       June       1996     1.0277%
             January   1996    .5391%       July       1996    (8.8745)%
             February  1996   (.7088)%      August     1996   (10.3532)%
             March     1996   (.6637)%      September  1996    (1.1600)%
             April     1996   (.3108)%      October    1996    10.6201%


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

      The three month rolling averages reported at each Distribution Date are as follows:

             November  1995   1.06189%      May        1996    .41729%
             December  1995   1.11458%      June       1996   1.40862%
             January   1996   1.22439%      July       1996   1.42737%
             February  1996    .49661%      August     1996   1.41078%
             March     1996    .39014%      September  1996    .52085%
             April     1996    .40806%      October    1996    .32664%
