Form 10-K, Exhibit 13
period 1996-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1997-01-29
CIK 882590

                                                       Exhibit 13(c)
                                                         Page 1 of 3
                             ANNUAL SUMMARY


Navistar Financial 1994-B Owner Trust
For the Months of November 1995 thru October 1996
Fiscal Year 1996

Cut-off Date                                    07/01/94
Original Pool Amount at Cut-off date     $215,029,773.64

Beginning Pool Balance                   $126,739,083.43
Beginning Pool Factor                          0.5894025

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)    $56,223,370.33
  Interest Collected                       $8,841,152.85

Additional Deposits:
  Repurchase Amounts                               $0.00
  Liquidation Proceeds/Recoveries          $2,330,481.18
Total Additional Deposits                  $2,330,481.18

Repos/Chargeoffs as of 10/31/96            $2,253,265.69
Aggregate Number of Notes Charged Off                239

Total Available Funds                     $66,524,419.68

Ending Pool Balance as of 10/31/96        $69,133,032.09
Ending Pool Factor as of 10/31/96              0.3215045

Servicing Fee                                $993,604.33

Repayment of Servicer Advances               $870,584.68

Reserve Account:
  Beginning Balance as of 11/1/95          $8,238,040.42
  Investment Income Earned during the year   $332,912.23
  Target Percentage                                10.00%
  Target Balance as of 10/31/96            $6,913,303.21
  Minimum Balance
     (2% of Initial Balance)               $4,300,595.47
  (Release)/Deposit
     - Includes Investment Income         ($3,791,301.88)
  Transfer from/(to) Collections Account     $135,541.56
  Ending Balance as of 10/31/96            $4,915,192.33

Delinquencies as of 10/31/96:                  Dollars       Notes
  Installments:
      1-30 days                               587,842.61      423
     31-60 days                               111,284.84       72
       60+ days                                15,693.78       11

      Total                                   714,821.23      428

  Balances:  60+ days                         110,179.38       11

                                               Exhibit 13(c)
                                                 Page 2 of 3

Navistar Financial 1994-B Owner Trust
For the Months November 1995 thru October 1996
Fiscal Year 1996

                                           TOTAL            NOTES         CERTIFICATES
Original Pool Amount Distributions:   $215,029,773.64  $207,503,000.00    $7,526,773.64
 Distribution Percentages                                       96.50%            3.50%
 Coupon                                                         6.400%           6.625%

Beginning Pool Balance                $126,739,083.43
Ending Pool Balance                    $69,133,032.09

Collected Principal                    $55,352,785.65
Collected Interest                      $8,841,152.85
Charge-Offs                             $2,330,481.18
Liquidation Proceeds/Recoveries         $2,253,265.69
Servicing                                 $993,604.33
Cash Transfer to Reserve Account         ($135,541.56)
  Total Collections Available
    for Debt Service                   $65,318,058.30

Beginning Balance as of 11/1/95       $126,335,385.54  $121,912,889.42    $4,422,469.12
Interest Due                            $6,341,023.81    $6,111,519.48      $229,504.33
Interest Paid                           $6,341,023.81    $6,111,519.48      $229,504.33
Principal Due                          $57,606,051.34   $55,589,839.55    $2,016,211.79
Principal Paid                         $57,606,051.34   $55,589,839.55    $2,016,211.79

Ending Balance as of 10/31/96          $68,729,307.20   $66,323,049.87    $2,406,257.33
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                    0.3196245349     0.3196930644

Total Distributions                    $63,947,075.15   $61,701,359.03    $2,245,716.12

Interest Shortfall                              $0.00            $0.00            $0.00
Principal Shortfall                             $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)        $0.00            $0.00            $0.00

Excess Servicing                        $1,370,983.15

Beginning Reserve Account Balance
  as of 11/1/95                         $8,238,040.42
Investment Income Earned during the year  $332,912.23
(Release)/Draw                         ($3,791,301.88)
Transfer from/(to) collections Account    $135,541.56
Ending Reserve Account Balance          $4,915,192.33


                                                         Exhibit 13(c)
                                                           Page 3 of 3




      Navistar Financial 1994-B Owner Trust
      For the Months of November 1995 thru October 1996
      Fiscal Year 1996




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

      The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

             November  1995   (.2254)%     May        1996   2.2311%
             December  1995   (.3233)%     June       1996   1.2623%
             January   1996    .0427%      July       1996  (3.0982)%
             February  1996  (1.0245)%     August     1996  (3.4164)%
             March     1996   (.8908)%     September  1996   (.3977)%
             April     1996    .4950%      October    1996   2.6847%


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

      The three month rolling averages reported at each Distribution Date are as follows:

             November  1995    .53693%      May        1996   .43272%
             December  1995    .54864%      June       1996   .84293%
             January   1996    .64591%      July       1996  1.13056%
             February  1996    .43994%      August     1996  1.17548%
             March     1996    .42444%      September  1996   .84685%
             April     1996    .40138%      October    1996   .51085%