Form 10-K, Exhibit 13
period 1996-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1997-01-29
CIK 882590

                                                        Exhibit 13(d)
                                                          Page 1 of 3

                             ANNUAL SUMMARY


Navistar Financial 1994-C Owner Trust
For the Months of November 1995 to October 1996
Fiscal Year 1996

Cut-off Date                                    11/01/94
Original Pool Amount at Cut-off Date     $315,029,921.60

Beginning Pool Balance                   $219,591,543.63
Beginning Pool Factor                         0.06970498

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)    $86,572,331.50
  Interest Collected                      $17,351,080.41

Additional Deposits:
  Repurchase Amounts                               $0.00
  Liquidation Proceeds/Recoveries          $7,615,912.48
Total Additional Deposits                  $7,615,912.48

Repos/Chargeoffs as of 10/31/96            $6,688,000.46
Aggregate Number of Notes Charged Off                826

Total Available Funds                    $109,998,276.82

Ending Pool Balance as of 10/31/96       $127,872,259.24
Ending Pool Factor as of 10/31/96              0.4059051

Servicing Fee                              $1,774,324.44

Repayment of Servicer Advances             $1,541,047.57

Reserve Account:
  Beginning Balance as of 11/1/95         $13,163,364.83
  Investment Income Earned during the year   $562,357.89
  Target Percentage                                10.00%
  Target Balance as of 10/31/96           $12,787,225.92
  Minimum Balance
     (2% of Initial Balance)               $6,615,628.35
  (Release)/Deposit
     - Includes Investment Income         ($6,770,556.40)
  Transfer from/(to) Collections Account   $1,317,623.68
  Ending Balance as of 10/31/96            $8,272,790.00

Delinquencies as of 10/31/96:                  Dollars       Notes
  Installments:
      1-30 days                               998,928.89      651
     31-60 days                               114,297.18      108
       60+ days                                64,439.06       39

      Total                                 1,177,665.13      662

  Balances: 60+ days                          570,483.27       39

                                                            Exhibit 13(d)
                                                              Page 2 of 3

Navistar Financial 1994-C Owner Trust
For the Months of November 1995 to October 1996
Fiscal Year 1996

                                                            -----------NOTES-----------
                                              TOTAL          CLASS A-1       CLASS A-2      CERTIFICATES
Original Pool Amount Distributions:      $315,029,921.60  $207,000,000.00  $97,000,000.00  $11,029,921.60
 Distribution Percentages
  Prior to A-1 Payoff                                              96.50%          0.000%           3.50%
Coupon                                                             7.650%          8.000%          8.300%

Beginning Pool Balance                   $219,591,543.63
Ending Pool Balance                      $127,872,259.24

Collected Principal                       $85,031,283.93
Collected Interest                        $17,351,080.41
Charge-Offs                                $7,615,912.48
Liquidation Proceeds/Recoveries            $6,688,000.46
Servicing                                  $1,774,324.44
Cash Transfer (to) Reserve Account        ($1,317,623.68)
Total Collections Available
    for Debt Service                     $105,978,416.68

Beginning Balance as of 11/1/95          $219,278,520.45  $112,924,191.91  $97,000,000.00   $9,354,328.54

Interest Due                              $13,940,347.69    $5,526,410.56   $7,760,000.04     $653,937.09
Interest Paid                             $13,940,347.69    $5,526,410.56   $7,760,000.04     $653,937.09
Principal Due                             $91,719,284.39   $88,509,109.44           $0.00   $3,210,174.95
Principal Paid                            $91,719,284.39   $88,509,109.44           $0.00   $3,210,174.95

Ending Balance as of 10/31/96            $127,559,236.06   $24,415,082.47  $97,000,000.00   $6,144,153.59
Note/Certificate Pool Factor
  (Ending Balance/Original Pool Amount)                      0.1179472583    1.0000000000    0.5570441762

Total Distributions                      $105,659,632.08   $94,035,520.00   $7,760,000.04   $3,864,112.04

Interest Shortfall                                 $0.00            $0.00           $0.00           $0.00
Principal Shortfall                                $0.00            $0.00           $0.00           $0.00
 Total Shortfall (required from Reserve)           $0.00            $0.00           $0.00           $0.00

Excess Servicing                             $318,784.60

Beginning Reserve Account Balance          $13,163,364.83
Investment Income Earned during the year      $562,357.89
(Release)/Draw Includes Investment Income  ($6,770,556.40)
Transfer from/(to) collections Account      $1,317,623.68
Ending Reserve Account Balance              $8,272,790.00

                                                           Exhibit 13(d)
                                                             Page 3 of 3




      Navistar Financial 1994-C Owner Trust
      For the Months of November 1995 thru October 1996
      Fiscal Year 1996




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

      The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

             November  1995   (.5944)%      May        1996   1.5270%
             December  1995   1.5288%       June       1996   2.6678%
             January   1996   1.6838%       July       1996  (7.1686)%
             February  1996    .2563%       August     1996  (7.4586)%
             March     1996  (3.1139)%      September  1996   (.8477)%
             April     1996   (.1279)%      October    1996   6.7961%


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

      The three month rolling averages reported at each Distribution Date are as follows:

             November  1995    .87369%     May        1996    .69614%
             December  1995   1.07386%     June       1996   1.42033%
             January   1996   1.24190%     July       1996   1.74970%
             February  1996    .79246%     August     1996   1.82335%
             March     1996    .72396%     September  1996   1.19442%
             April     1996    .76659%     October    1996    .75357%