Form 10-K, Exhibit 13
period 1996-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1997-01-29
CIK 882590

                                                        Exhibit 13(e)
                                                          Page 1 of 3

                             ANNUAL SUMMARY


Navistar Financial 1995-A Owner Trust
For the Months of November 1995 to October 1996
Fiscal Year 1996

Cut-off Date                                     05/01/95
Original Pool Amount                      $424,879,281.80

Beginning Pool Balance                    $356,635,881.95
Beginning Pool Factor at Cut-off Date           0.8393817

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)    $127,575,967.47
  Interest Collected                       $31,880,110.77

Additional Deposits:
  Repurchase Amounts                        $3,072,651.59
  Liquidation Proceeds/Recoveries          $10,692,244.86
Total Additional Deposits                  $13,764,896.45

Repos/Chargeoffs as of 10/31/96            $10,418,193.20
Aggregate Number of Notes Charged Off                 708

Total Available Funds                     $171,301,634.21

Ending Pool Balance as of 10/31/96        $217,488,410.17
Ending Pool Factor as of 10/31/96               0.5118828

Servicing Fee                               $2,948,526.23

Repayment of Servicer Advances              $1,919,340.48

Reserve Account:
  Beginning Balance as of 11/1/95          $21,398,152.92
  Investment Income Earned during the year    $921,509.80
  Target Percentage                                 10.00%
  Target Balance as of 10/31/96            $21,748,841.02
  Minimum Balance
     (2% of Initial Balance)                $8,922,464.92
  (Release)/Deposit
     - Includes Investment Income         ($10,287,409.04)
  Transfer from/(to) Collections Account    $2,757,164.44
  Ending Balance as of 10/31/96            $14,789,418.12

Delinquencies as of 10/31/96:                 Dollars       Notes
  Installments:
      1-30 days                              1,551,529.57    1,070
     31-60 days                                258,134.87      210
       60+ days                                 75,390.11       47

      Total                                  1,885,054.55    1,076

  Balances: 60+ days                         1,266,260.15       47

                                                            Exhibit 13(e)
                                                              Page 2 of 3

Navistar Financial 1995-A Owner Trust
For the Months of November 1995 to October 1996
Fiscal Year 1996

                                                           -----------NOTES-----------
                                            TOTAL          CLASS A-1        CLASS A-2      CERTIFICATES
Original Pool Amount Distributions:     $424,879,281.80  $80,000,000.00  $330,000,000.00  $14,879,281.80
 Distribution Percentage
  Prior to A-1 Payoff                                           100.00%            0.00%           0.00%
Distribution Percentage
  Following A-1 Payoff                                            0.00%           96.50%           3.50%
 Coupon                                                          5.900%           6.550%          6.850%

Beginning Pool Balance                  $356,635,881.95
Ending Pool Balance                     $217,488,410.17

Collected Principal                     $128,729,278.58
Collected Interest                       $31,880,110.77
Charge-Offs                              $10,692,244.86
Liquidation Proceeds/Recoveries          $10,418,193.20
Servicing                                 $2,948,526.23
Cash Transfer to Reserve Account         ($2,757,164.44)

  Total Collections Available
    for Debt Service                    $165,321,891.88

Beginning Balance as of 11/1/95         $356,635,881.95  $11,756,600.15  $330,000,000.00  $14,879,281.80

Interest Due                             $19,347,704.76      $73,562.68   $18,293,168.60     $980,973.48
Interest Paid                            $19,347,704.76      $73,562.68   $18,293,168.60     $980,973.48
Principal Due                           $139,147,471.78  $11,756,600.15  $124,843,659.20   $2,547,212.43
Principal Paid                          $139,147,471.78  $11,756,600.15  $124,843,659.20   $2,547,212.43

Ending Balance as of 10/31/96           $217,488,410.17           $0.00  $205,156,340.80  $12,332,069.37
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                     0.0000000000     0.6216858812    0.8288081062

Total Distributions                     $158,495,176.54  $11,830,162.83  $143,136,827.80   $3,528,185.91

Interest Shortfall                                $0.00           $0.00            $0.00           $0.00
Principal Shortfall                               $0.00           $0.00            $0.00           $0.00
 Total Shortfall (required from Reserve)          $0.00           $0.00            $0.00           $0.00

Excess Servicing                          $6,826,715.34

Beginning Reserve Account Balance        $21,398,152.92
Investment Income Earned during the period  $921,509.80
(Release)/Draw
 - Includes Investment Income           ($10,287,409.04)
Transfer from/(to) collections Account    $2,757,164.44

Ending Reserve Account Balance           $14,789,418.12


                                                         Exhibit 13(e)
                                                           Page 3 of 3




      Navistar Financial 1995-A Owner Trust
      For the Months of November 1995 thru October 1996
      Fiscal Year 1996




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

      The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

             November  1995   .0200%       May        1996    .1650%
             December  1995   .1528%       June       1996    .4543%
             January   1996   .6556%       July       1996  (5.8247)%
             February  1996   .3819%       August     1996  (6.3460)%
             March     1996  (.1614)%      September  1996   (.5020)%
             April     1996   .4972%       October    1996   5.9247%


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

      The three month rolling averages reported at each Distribution Date are as follows:

             November  1995    .77565%      May        1996    .99912%
             December  1995    .88813%      June       1996   1.67640%
             January   1996    .97451%      July       1996   2.50514%
             February  1996    .72376%      August     1996   2.61250%
             March     1996    .89357%      September  1996   1.86516%
             April     1996   1.18240%      October    1996    .79165%
