Form 10-K, Exhibit 13
period 1996-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1997-01-29
CIK 882590

                                                         Exhibit 13(f)
                                                           Page 1 of 3

                             ANNUAL SUMMARY


Navistar Financial 1995-B Owner Trust
For the Months of November 1995 to October 1996
Fiscal Year 1996

Cut-off Date                                            10/01/95
Original Pool Amount at Cut-off Date             $454,499,683.43
Cut-off Date                                            11/01/95
Subsequent Receivables (Transferred 11/10/95)     $70,451,789.39

Beginning Pool Balance as of 11/1/95             $513,553,918.42
Beginning Pool Factor as of 11/1/95                    0.9749229

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)           $153,949,836.66
  Interest Collected                              $43,743,148.33

Additional Deposits:
  Repurchase Amounts                               $8,470,786.30
  Liquidation Proceeds/Recoveries                  $6,239,706.05
Total Additional Deposits                         $14,710,492.35

Repos/Chargeoffs as of 10/31/96                    $9,150,100.88
Aggregate Number of Notes Charged Off                        721

Total Available Funds                            $211,476,631.53
Ending Pool Balance as of 10/31/96               $342,910,040.39
Ending Pool Factor as of 10/31/96                      0.6532224

Servicing Fee                                      $4,306,083.90

Repayment of Servicer Advances                       $926,845.81

Reserve Account:
  Beginning Balance as of 11/1/95                 $28,245,465.51
  Investment Income Earned during the Year         $1,186,944.12
  Target Percentage                                         5.50%
  Target Balance as if 10/31/96                   $18,860,052.22
  Minimum Balance
     (2% of Initial Balance)                      $11,023,980.93
  (Release)/Deposit
     - Includes Investment Income                ($10,572,357.41)
  Transfer from/(to) Collections Account                   $0.00
  Ending Balance as of 10/31/96                  $118,860,052.22

Delinquencies as of 10/31/96:                         Dollars      Notes
  Installments:
      1-30 days                                     2,267,255.50   1,477
     31-60 days                                       362,424.28     291
       60+ days                                        78,915.11      60

      Total                                         2,708,594.89   1,478

Balances: 60+ days                                  1,667,390.81      60

                                                                 Exhibit 13(f)
                                                                   Page 2 of 3

Navistar Financial 1995-B Owner Trust
For the Months of November 1995 to October 1996
Fiscal Year 1996

                                                         ----------------------NOTES----------------------

                                              TOTAL         CLASS A-1        CLASS A-2        CLASS A-3      CERTIFICATES
Original Pool Amount Distributions:     $525,000,000.00  $122,300,000.00  $100,000,000.00  $284,325,000.00  $18,375,000.00
 Distribution Percentages (1)                                     0.000%          96.500%           0.000%          3.500%
 Coupon                                                           5.750%           5.940%           6.050%          6.220%

Beginning Pool Balance                  $513,553,918.42
Ending Pool Balance                     $342,910,040.39

Collected Principal                     $161,493,777.15
Collected Interest                       $43,743,148.33
Charge-Offs                               $6,239,706.05
Liquidation Proceeds/Recoveries           $9,150,100.88
Servicing                                 $4,306,083.90
Cash Transfer from Reserve Acct                   $0.00

  Total Collections Available
    for Debt Service                    $210,080,942.46

Beginning Balance as of 11/1/95         $513,553,918.42  $110,853,918.42  $100,000,000.00  $284,325,000.00  $18,375,000.00

Interest Due                             $26,210,868.81    $2,427,513.89    $5,438,767.36   $17,201,662.56   $1,142,925.00
Interest Paid                            $26,210,868.81    $2,427,513.89    $5,438,767.36   $17,201,662.56   $1,142,924.98
Principal Due                           $170,643,878.03  $110,853,918.42   $59,351,257.05            $0.00     $438,702.56
Principal Paid                          $170,643,878.03  $110,853,918.42   $59,351,257.05            $0.00     $438,702.56

Ending Balance as of 10/31/96           $342,910,040.39            $0.00   $40,648,742.95  $284,325,000.00  $17,936,297.44
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                       0.000000000      0.406874295      1.000000000    0.9761250307

Total Distributions                     $196,854,746.84  $113,281,432.31   $64,790,024.41   $17,201,662.56   $1,581,627.56

Interest Shortfall                                $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                               $0.00            $0.00            $0.00            $0.00           $0.00
 Total Shortfall (required from Reserve)          $0.00            $0.00            $0.00            $0.00           $0.00

Excess Servicing                         $13,226,195.62

Beginning Reserve Account Balance        $28,245,465.51
Investment Income Earned during the year  $1,186,944.12
(Release)/Draw
   -Includes Investment Income          ($10,572,357.41)
Transfer from/(to) collections Account            $0.00

Ending Reserve Account Balance           $18,860,052.22

(1) Noteholders principal distributions will be paid in the following priority: first to Class A-1 until paid in full, second to Class A-2 until paid in full, third to Class A-3 until paid in full.

                                                         Exhibit 13(f)
                                                           Page 3 of 3




      Navistar Financial 1995-B Owner Trust
      For the Months of November 1995 thru October 1996
      Fiscal Year 1996




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

      The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

             November  1995   .5012%        May        1996   .3493%
             December  1995   .5331%        June       1996   .2502%
             January   1996   .2616%        July       1996   .1819%
             February  1996   .1651%        August     1996   .3280%
             March     1996   .0982%        September  1996   .5550%
             April     1996   .4755%        October    1996  (.0553)%


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

      The three month rolling averages reported at each Distribution Date are as follows:

             November  1995    .06119%      May        1996    .68279%
             December  1995    .12322%      June       1996    .84958%
             January   1996    .22825%      July       1996   1.53459%
             February  1996    .44832%      August     1996   1.58802%
             March     1996    .59448%      September  1996   1.43441%
             April     1996    .74988%      October    1996    .64181%