Form 10-K, Exhibit 13
period 1996-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1997-01-29
CIK 882590

                                                    Exhibit 13(g)
                                                      Page 1 of 3

                             ANNUAL SUMMARY


Navistar Financial 1996-A Owner Trust
For the Months of May 1996 to October 1996
Fiscal Period 1996

Cut-off Date                                  04/30/96
Original Pool Amount at Cut-off Date   $459,943,869.53

Beginning Pool Balance as of 5/31/96   $459,943,869.53
Beginning Pool Factor as of 5/31/96          1.0000000

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $61,565,885.46
  Interest Collected                    $21,252,828.89

Additional Deposits:
  Repurchase Amounts                             $0.00
  Liquidation Proceeds/Recoveries          $507,455.16
Total Additional Deposits                  $507,455.16

Repos/Chargeoffs as of 10/31/96          $3,510,796.36
Aggregate Number of Notes Charged Off              116

Total Available Funds                   $83,016,949.21

Ending Pool Balance as of 10/31/96     $395,176,408.01
Ending Pool Factor as of 10/31/96            0.8591840

Servicing Fee                            $2,164,394.56

Repayment of Servicer Advances             $309,220.30

Reserve Account:
  Beginning Balance as of 5/31/96       $22,997,193.48
  Investment Income Earned during the Year $459,784.82
  Target Percentage                               5.00%
  Target Balance as of 10/31/96         $19,758,820.40
  Minimum Balance
     (2% of Initial Balance)             $9,658,821.26
  (Release)/Deposit
     - Includes Investment Income       ($3,698,157.90)
  Transfer from/(to) Collections Account         $0.00
  Ending Balance as of 10/31/96         $19,758,820.40

Delinquencies as of 10/31/96:               Dollars      Notes
  Installments:
      1-30 days                           1,821,303.90   1,353
     31-60 days                             359,468.64     282
       60+ days                              49,120.59      40

      Total                               2,229,893.13   1,354

Balances: 60+ days                        1,286,738.61      40

                                                            Exhibit 13(g)
                                                              Page 2 of 3



Navistar Financial 1996-A Owner Trust
For the Months of May 1996 to October 1996
Fiscal Period 1996

                                                           ------------NOTES------------
                                            TOTAL           CLASS A-1        CLASS A-2       CERTIFICATES
Original Pool Amount Distributions:     $459,943,869.53   $92,000,000.00  $347,245,000.00   $20,698,869.53
 Distribution Percentages
  Prior to A-1 Payoff                                           100.000%           0.000%           0.000%
 Coupon                                                           5.250%           6.350%           6.500%

Beginning Pool Balance as of 5/31/96    $459,943,869.53
Ending Pool Balance as of 10/31/96      $395,176,408.01

Collected Principal                      $61,256,665.16
Collected Interest                       $21,252,828.89
Charge-Offs                                 $507,455.16
Liquidation Proceeds/Recoveries           $3,510,796.36
Servicing                                 $2,164,394.56
Cash Transfer from Reserve Account                $0.00
  Total Collections Available
    for Debt Service                     $83,855,895.85

Beginning Balance as of 5/31/96         $459,943,869.53   $92,000,000.00  $347,245,000.00   $20,698,869.53

Interest Due                             $12,383,033.27    $1,530,128.17   $10,228,776.67      $624,128.43
Interest Paid                            $12,383,033.27    $1,530,128.17   $10,228,776.67      $624,128.43
Principal Due                            $64,767,461.52   $64,767,461.52            $0.00            $0.00
Principal Paid                           $64,767,461.52   $64,767,461.52            $0.00            $0.00

Ending Balance as of 10/31/96           $395,176,408.01   $27,232,538.48  $347,245,000.00   $20,698,869.53
Note/Certificate Pool Factor
 (Ending Balance/Original Pol Amount)                       0.2960058530     1.0000000000     1.0000000000

Total Distributions                      $77,150,494.79   $66,297,589.69   $10,228,776.67      $624,128.43

Interest Shortfall                                $0.00            $0.00          $0.00              $0.00
Principal Shortfall                               $0.00            $0.00          $0.00              $0.00
 Total Shortfall (required from Reserve)          $0.00            $0.00          $0.00              $0.00

Excess Servicing                          $6,705,401.06

Beginning Reserve Account Balance        $22,997,193.48
Investment Income Earned during the period  $459,784.82
(Release)/Draw
    - Includes Investment Income         ($3,698,157.90)
Transfer from/(to) collections Account            $0.00
Ending Reserve Account Balance           $19,758,820.40

                                                          Exhibit 13(g)
                                                            Page 3 of 3




      Navistar Financial 1996-A Owner Trust
      For the Months of May 1996 thru October 1996
      Fiscal Year 1996




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

      The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

             May        1996    .9995%
             June       1996    .0000%
             July       1996    .3522%
             August     1996   1.1599%
             September  1996   1.1498%
             October    1996   1.3180%


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

      The three month rolling averages reported at each Distribution Date are as follows:

             May        1996    .13770%
             June       1996    .19871%
             July       1996    .31864%
             August     1996    .48748%
             September  1996    .60961%
             October    1996    .52686%