Form 10-K, Exhibit 13
period 1996-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1997-01-29
CIK 882590

                                                  Exhibit 13(h)


                 INDEPENDENT ACCOUNTANTS' REPORT




Board of Directors
Navistar Financial Corporation
Rolling Meadows, Illinois



      We have examined management's assertion about Navistar Financial Corporation's ("NFC") compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP") as of and for the year ended October 31, 1996 included in the accompanying management assertion.
Management    is    responsible      for      NFC's     compliance       with
those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the entity's compliance based on our examination.

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

      In our opinion, management's assertion that NFC complied with the aforementioned minimum servicing standards as of and
for   the   year   ended  October  31,  1996  is  fairly   stated,   in   all
material respects.




/s/ DELOITTE & TOUCHE LLP
    DELOITTE & TOUCHE LLP
    Chicago, Illinois
    December 16, 1996