Form 10-K, Exhibit 13
period 1997-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1998-01-29
CIK 882590

Exhibit 13(a)
Page 1 of 3

                                 ANNUAL SUMMARY

Navistar Financial 1993-A Owner Trust
For the Months of November 1996 thru October 1997
Fiscal Year 1997

Cut-Off Date                                              10/01/93
Original Pool Amount at cut-off date               $335,002,547.77

Beginning Pool Balance as of 11/1/96                $31,910,289.11
Beginning Pool Factor as of 11/1/96                      0.0952539

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)               $8,158,318.32
  Interest Collected                                   $645,279.91

Additional Deposits:
  Repurchase Amounts                                         $0.00
    Final Purchase of Receivables                   $22,635,314.85
  Liquidation Proceeds/Recoveries                      $194,618.50
Total Additional Deposits                           $22,829,633.35

Repos/Chargeoffs                                        $12,075.99
Aggregate Number of Notes Charged Off                           84

Total Available Funds                               $31,587,577.94

Ending Pool Balance as of 10/31/97                           $0.00
Ending Pool Factor as of 10/31/97                        0.0000000

Servicing Fee                                           $72,703.26

Repayment of Servicer Advances                          $45,953.64

Reserve Account:
  Beginning Balance as of 11/1/96                    $6,700,050.96
  Investment Income Earned during the year              $86,570.88
  Target Percentage                                            N/A
  Target Balance as of 10/31/97                                N/A
  Minimum Balance (2% of initial balance)                      N/A
  (Release)/Deposit - Includes Investment Income    $(6,786,621.84)
  Ending Balance as of 10/31/97                              $0.00

                                                       Dollars         Notes
Delinquencies as of 10/31/97:
Installments:
      1-30 days                                          0.00            0
     31-60 days                                          0.00            0
       60+ days                                          0.00            0

    Total                                                0.00            0

  Balances:  60+ days                                    0.00            0

Exhibit 13(a)
Page 2 of 3

Navistar Financial 1993-A Owner Trust
For the Months of November 1996 thru October 1997
Fiscal Year 1997

                                                           ------------NOTES------------
                                                            CLASS A-1
                                           TOTAL          (MONEY MARKET)       CLASS A-2        CERTIFICATES

Original Pool Amount Distributions:   $335,002,547.77    $127,300,000.00    $195,976,000.00    $11,726,547.77

Distribution Percentages
  Following A-1 Payoff                                             0.00%             95.50%             4.50%
Turbo Percentages                                                100.00%              0.00%             0.00%
 Coupon                                                           3.475%             4.475%            4.800%

Beginning Pool Balance                 $31,910,289.11
Ending Pool Balance                             $0.00

Collected Principal                    $30,747,679.53
Collected Interest                        $645,279.91
Liquidation Proceeds/Recoveries           $194,618.50
Charge-Offs                                $12,075.99
Servicing                                  $72,703.26

  Total Collections Available
    for Debt Service                   $31,514,874.68

Beginning Balance as of 11/1/96        $20,659,951.37              $0.00     $17,350,320.42     $3,309,630.95

Interest Due                              $202,069.58              $0.00        $163,881.66        $38,187.92
Interest Paid                             $202,069.58              $0.00        $163,881.66        $38,187.92
Principal Due                          $20,659,951.37              $0.00     $17,350,320.42     $3,309,630.95
Principal Paid                         $20,659,951.37              $0.00     $17,350,320.42     $3,309,630.95
Turbo Principal                                 $0.00              $0.00              $0.00             $0.00

Ending Balance as of 10/31/97                   $0.00              $0.00              $0.00             $0.00
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                                         0.0000000000      0.0000000000

Total Distributions                    $20,862,020.95                        $17,514,202.08     $3,347,818.87

Interest Shortfall                              $0.00              $0.00              $0.00             $0.00
Principal Shortfall                             $0.00              $0.00              $0.00             $0.00
 Total Shortfall (required from Reserve)        $0.00              $0.00              $0.00             $0.00

Excess Servicing                          $553,049.58
Excess Final Purchase Amount           $10,099,804.15

Beginning Reserve Account Balance       $6,700,050.96
Investment Income Earned during the year   $86,570.88
  (Release)/Draw
  - Includes Investment Income         ($6,786,621.84)
Ending Reserve Account Balance                  $0.00

Note: Ending principal balance includes the effect of the February distribution and final purchase.

Exhibit 13(a)
Page 3 of 3




Navistar  Financial  1993-A  Owner  Trust
For the Months of  November  1996 thru October 1997
Fiscal Year 1997




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

The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

                   November          1996           (.8663)%
                   December          1996           (.2648)%
                   January           1997           (.3598)%


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

The three month rolling averages reported at each Distribution Date are as follows:

                   November          1996             .75459%
                   December          1996             .61254%
                   January           1997             .64359%