Form 10-K, Exhibit 13
period 1997-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1998-01-29
CIK 882590

Exhibit 13(b)
Page 1 of 3

                                 ANNUAL SUMMARY


Navistar Financial 1994-A Owner Trust
For the Months of November 1996 thru October 1997
Fiscal Year 1997

Cut-off Date                                           04/01/94
Original Pool Amount at Cut-off Date            $280,021,471.35

Beginning Pool Balance as of 11/1/96             $63,352,416.13
Beginning Pool Factor as of 11/1/96                   0.2262413

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)           $42,280,798.80
  Interest Collected                              $3,404,758.39

Additional Deposits:
  Repurchase Amounts                                 $35,103.54
    Final Purchase of Receivables                $21,527,384.88
  Liquidation Proceeds/Recoveries                 $1,374,634.81
Total Additional Deposits                        $22,937,123.23

Repos/Chargeoffs                                    $560,740.32
Aggregate Number of Notes Charged Off                       384

Total Available Funds                            $67,458,704.44

Ending Pool Balance as of 10/31/97               $21,639,749.45
Ending Pool Factor as of 10/31/97                     0.0772789

Servicing Fee                                       $415,760.93

Repayment of Servicer Advances                    $1,163,975.98

Reserve Account:
  Beginning Balance as of 11/1/96                 $5,752,441.43
  Investment Income Earned during the year          $291,667.10
  Target Percentage                                         N/A
  Target Balance as of 10/31/97                             N/A
  Minimum Balance (2% of Initial Balance)                   N/A
  Transfer from/(to) Collections Account          $6,629,304.15
  (Release)/Deposit
     - Includes Investment Income               ($12,673,412.68)
  Ending Balance as of 10/31/97                           $0.00

                                                     Dollars            Notes
Delinquencies as of 10/31/97:
Installments:
      1-30 days                                     289,434.38           234
     31-60 days                                      84,467.86            52
       60+ days                                      21,209.48            12

    Total                                           395,111.72           236

  Balances:  60+ days                               212,603.64            12

Exhibit 13(b)
Page 2 of 3

Navistar Financial 1994-A Owner Trust
For the Month of November 1996 thru October 1997
Fiscal Year 1997

                                                               -----------NOTES-----------
                                                                CLASS A-1
                                             TOTAL            (MONEY MARKET)     CLASS A-2        CERTIFICATES

Original Pool Amount Distributions:       $280,021,471.35    $89,606,000.00    $180,614,000.00    $9,801,471.35
 Distribution Percentages
  Following A-1 Payoff                                                0.00%             95.50%            4.50%
 Turbo Percentages                                                  100.00%              0.00%            0.00%
 Coupon                                                              4.531%             5.930%            6.260%

Beginning Pool Balance                     $63,352,416.13
Ending Pool Balance                        $21,639,749.45
Collected Principal                        $62,679,311.24
Collected Interest                          $3,404,758.39
Liquidation Proceeds/Recoveries             $1,374,634.81
Charge-Offs                                   $560,740.32
Servicing                                     $415,760.93
Cash Transfer (to) Reserve Account           ($153,960.97)
  Total Collections Available              $66,888,982.54
    for Debt Service

Beginning Balance as of 11/1/96            $57,537,140.40              $0.00    $53,715,193.95    $3,821,946.45

Interest Due                                $2,129,995.14              $0.00     $1,952,085.19      $177,909.95
Interest Paid                               $2,129,995.14              $0.00     $1,952,085.19      $177,909.95
Principal Due                              $57,537,140.40              $0.00    $53,715,193.95    $3,821,946.45
Principal Paid                             $57,537,140.40              $0.00    $53,715,193.95    $3,821,946.45
Turbo Principal                                     $0.00              $0.00             $0.00            $0.00

Ending Balance as of 10/31/97                       $0.00              $0.00             $0.00            $0.00
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                                            0.0000000000     0.0000000000

Total Distributions                        $59,667,135.54              $0.00    $55,667,279.14    $3,999,856.40

Interest Shortfall                                  $0.00              $0.00             $0.00            $0.00
Principal Shortfall                                 $0.00              $0.00             $0.00            $0.00
 Total Shortfall (required from Reserve)            $0.00              $0.00             $0.00            $0.00

Excess Servicing                            $1,518,935.83
Excess Final Purchase Amount                $5,702,911.17

Beginning Reserve Account Balance           $5,752,441.43
Investment Income Earned during the year      $291,667.10
Transfer from/(to) Collections Account      $6,629,304.15
(Release)/Draw
 - Includes Investment Income             ($12,673,412.68)
Ending Reserve Account Balance                      $0.00

Note: Ending principal balance includes the effect of the November distribution and final purchase.

Exhibit 13(b)
Page 3 of 3

Navistar Financial 1994-A Owner Trust
For the Months of November 1996 thru October 1997
Fiscal Year 1997




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

The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

         November     1996     10.8958 %     May           1997    (1.8836)%
         December     1996     (1.2669)%     June          1997    (2.4792)%
         January      1997     (1.2773)%     July          1997    (1.5451)%
         February     1997       .0066 %     August        1997    (1.9161)%
         March        1997       .6130 %     September     1997     (.7758)%
         April        1997     (1.3943)%     October       1997    (1.0353)%


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

The three month rolling averages reported at each Distribution Date are as follows:


         November     1996      .51972%       May           1997     .70913%
         December     1996      .93066%       June          1997     .76931%
         January      1997     1.48839%       July          1997     .56345%
         February     1997     1.93896%       August        1997     .61091%
         March        1997     1.46268%       September     1997     .79826%
         April        1997     1.25993%       October       1997     .89966%