Form 10-K, Exhibit 13
period 1997-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1998-01-29
CIK 882590

Exhibit 13(c)
Page 1 of 3

                                 ANNUAL SUMMARY


Navistar Financial 1994-B Owner Trust
For the Months of November 1996 thru October 1997
Fiscal Year 1997

Cut-off Date                                            07/01/94
Original Pool Amount at Cut-off date             $215,029,773.64

Beginning Pool Balance as of 11/1/96              $69,133,032.09
Beginning Pool Factor as of 11/1/96                    0.3215045

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)            $42,139,208.76
  Interest Collected                               $4,323,257.21

Additional Deposits:
  Repurchase Amounts                                       $0.00
  Liquidation Proceeds/Recoveries                    $792,130.59
Total Additional Deposits                            $792,130.59

Repos/Chargeoffs                                     $394,149.88
Aggregate Number of Notes Charged Off                        269

Total Available Funds                             $46,364,690.51

Ending Pool Balance as of 10/31/97                $27,489,579.50
Ending Pool Factor as of 10/31/97                      0.1278408

Servicing Fee                                        $486,990.78

Repayment of Servicer Advances                       $889,906.05

Reserve Account:
  Beginning Balance as of 11/1/96                  $4,915,192.33
  Investment Income Earned during the year           $228,782.72
  Target Percentage                                         6.50%
  Target Balance as of 10/31/97                              N/A
  Minimum Balance (2% of Initial Balance)          $4,300,595.47
  Transfer from/(to) Collections Account             $633,349.55
  (Release)/Deposit
    - Includes Investment Income                  ($1,476,729.13)
    Ending Balance as of 10/31/97                  $4,300,595.47

Delinquencies as of 10/31/97:                          Dollars          Notes
Installments:
    1-30 days                                         342,261.68         240
   31-60 days                                          89,556.96          60
     60+ days                                         104,250.87          28

    Total                                             536,069.51         248

  Balances:  60+ days                                 692,031.85          28

Exhibit 13(c)
Page 2 of 3

Navistar Financial 1994-B Owner Trust
For the Months November 1996 thru October 1997
Fiscal Year 1997


                                           TOTAL              NOTES            CERTIFICATES
Original Pool Amount
 Distributions:                       $215,029,773.64     $207,503,000.00     $7,526,773.64
 Distribution Percentages                                          96.50%             3.50%
 Coupon                                                            6.400%            6.625%

Beginning Pool Balance                 $69,133,032.09
Ending Pool Balance                    $27,489,579.50

Collected Principal                    $41,249,302.71
Collected Interest                      $4,323,257.21
Charge-Offs                               $394,149.88
Liquidation Proceeds/Recoveries           $792,130.59
Servicing                                 $486,990.78
Cash Transfer (to) Reserve Account       ($205,030.69)
  Total Collections Available
    for Debt Service                   $45,672,669.04

Beginning Balance as of 11/1/96        $68,729,307.20      $66,323,049.87     $2,406,257.33

Interest Due                            $3,094,707.53       $2,982,674.21       $112,033.32
Interest Paid                           $3,094,707.53       $2,982,674.21       $112,033.32
Principal Due                          $41,643,452.60      $40,185,931.75     $1,457,520.85
Principal Paid                         $41,643,452.60      $40,185,931.75     $1,457,520.85

Ending Balance as of 10/31/97          $27,085,854.60      $26,137,118.12       $948,736.48
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                       0.1259601939      0.1260482293

Total Distributions                    $44,738,160.12      $43,168,605.96     $1,569,554.16

Interest Shortfall                              $0.00               $0.00             $0.00
Principal Shortfall                             $0.00               $0.00             $0.00
 Total Shortfall (required from Reserve)        $0.00               $0.00             $0.00

Excess Servicing                          $934,508.92

Beginning Reserve Account Balance       $4,915,192.33
Investment Income Earned during the year  $228,782.72
Transfer from/(to) collections Account    $633,349.55
(Release)/Draw                         ($1,476,729.13)
Ending Reserve Account Balance          $4,300,595.47

Note: Ending principal balance includes the effect of the November distribution.

Exhibit 13(c)
Page 3 of 3




Navistar  Financial  1994-B  Owner  Trust
For the Months of  November  1996 thru October 1997
Fiscal Year 1997



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

The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

         November      1996      2.6671 %     May           1997     (.3144)%
         December      1996      (.0854)%     June          1997      .5122 %
         January       1997       .3643 %     July          1997      .0407 %
         February      1997       .1110 %     August        1997     (.9590)%
         March         1997      (.7864)%     September     1997    (1.3978)%
         April         1997     (1.2334)%     October       1997     (.6232)%


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

The three month rolling averages reported at each Distribution Date are as follows:

         November     1996      .44417%     May           1997      .96524%
         December     1996      .71253%     June          1997     1.20949%
         January      1997     1.02252%     July          1997     1.31145%
         February     1997     1.18284%     August        1997     1.42151%
         March        1997      .99898%     September     1997     1.55378%
         April        1997      .91218%     October       1997     1.93194%