Form 10-K, Exhibit 13
period 1997-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1998-01-29
CIK 882590

Exhibit 13(d)
Page 1 of 3
                                 ANNUAL SUMMARY


Navistar Financial 1994-C Owner Trust
For the Months of November 1996 to October 1997
Fiscal Year 1997

Cut-off Date                                              11/01/94
Original Pool Amount at Cut-off Date               $315,029,921.60

Beginning Pool Balance as of 11/1/96               $127,872,259.24
Beginning Pool Factor as of 11/1/96                      0.4059051

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)              $71,583,560.63
  Interest Collected                                 $8,966,799.76

Additional Deposits:
  Repurchase Amounts                                   $336,817.23
  Liquidation Proceeds/Recoveries                    $1,915,920.65
Total Additional Deposits                            $2,252,737.88

Repos/Chargeoffs                                       $936,962.64
Aggregate Number of Notes Charged Off                          417

Total Available Funds                               $81,284,486.43

Ending Pool Balance as of 10/31/97                  $56,533,530.58
Ending Pool Factor as of 10/31/97                        0.1794545

Servicing Fee                                          $934,529.21

Repayment of Servicer Advances                       $1,518,611.84

Reserve Account:
  Beginning Balance as of 11/1/96                    $8,272,790.00
  Investment Income Earned during the year             $357,451.77
  Target Percentage                                           6.50%
  Target Balance as of 10/31/97                                N/A
  Minimum Balance (2% of Initial Balance)            $6,615,628.35
  Transfer from/(to) Collections Account               $664,967.11
  (Release)/Deposit - Includes Investment Income    ($2,679,580.53)
    Ending Balance as of 10/31/97                    $6,615,628.35

Delinquencies as of 10/31/97:                           Dollars          Notes
Installments:
    1-30 days                                          571,484.05         331
   31-60 days                                          337,130.68         102
     60+ days                                          110,346.22          34

    Total                                            1,018,960.95         349

  Balances: 60+ days                                   581,085.86          34

Exhibit 13(d)
Page 2 of 3

Navistar Financial 1994-C Owner Trust
For the Months of November 1996 to October 1997
Fiscal Year 1997

                                                                 -----------NOTES-----------
                                               TOTAL             CLASS A-1        CLASS A-2         CERTIFICATES

Original Pool Amount Distributions:        $315,029,921.60    $207,000,000.00    $97,000,000.00    $11,029,921.60
 Distribution Percentages
  Following A-1 Payoff                                                  0.00%            96.50%             3.50%
Coupon                                                                 7.650%            8.000%            8.300%

Beginning Pool Balance                      $127,872,259.24
Ending Pool Balance                          $56,533,530.58

Collected Principal                          $70,401,766.02
Collected Interest                            $8,966,799.76
Charge-Offs                                     $936,962.64
Liquidation Proceeds/Recoveries               $1,915,920.65
Servicing                                       $934,529.21
Cash Transfer from Reserve Account               $32,512.17
Total Collections Available
    for Debt Service                         $80,382,469.39

Beginning Balance as of 11/1/96             $127,559,236.06    $24,415,082.47    $97,000,000.00     $6,144,153.59

Interest Due                                  $7,448,559.97       $381,413.45     $6,657,169.93       $409,976.59
Interest Paid                                 $7,448,559.97       $381,413.45     $6,657,169.93       $409,976.59
Principal Due                                $71,338,728.65    $24,415,082.47    $44,426,790.71     $2,496,855.47
Principal Paid                               $71,338,728.65    $24,415,082.47    $44,426,790.71     $2,496,855.47

Ending Balance as of 10/31/97                $56,220,507.41             $0.00    $52,573,209.29     $3,647,298.12
Note/Certificate Pool Factor
  (Ending Balance/Original Pool Amount)                          0.0000000000      0.5419918484      0.3306730775

Total Distributions                          $78,787,288.63    $24,796,495.92    $51,083,960.64     $2,906,832.07

Interest Shortfall                                    $0.00             $0.00             $0.00             $0.00
Principal Shortfall                                   $0.00             $0.00             $0.00             $0.00
 Total Shortfall (required from Reserve)              $0.00             $0.00             $0.00             $0.00

Excess Servicing                              $1,595,180.76

Beginning Reserve Account Balance             $8,272,790.00
Investment Income Earned during the year        $357,451.77
Transfer from/(to) collections Account          $664,967.11
(Release)/Draw Includes Investment Income    ($2,679,580.53)
Ending Reserve Account Balance                $6,615,628.35

Note: Ending principal balance includes the effect of the November distribution.

Exhibit 13(d)
Page 3 of 3




Navistar Financial 1994-C Owner Trust
For the Months of November 1996 thru October 1997
Fiscal Year 1997




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

The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

         November     1996     7.8279 %     May           1997    (1.4829)%
         December     1996     (.0516)%     June          1997    (1.3370)%
         January      1997      .4983 %     July          1997     (.3276)%
         February     1997     (.1477)%     August        1997     (.3401)%
         March        1997     (.8362)%     September     1997     (.5867)%
         April        1997    (1.6763)%     October       1997     (.9431)%


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

The three month rolling averages reported at each Distribution Date are as follows:

         November     1996     .64932%     May           1997     .98590%
         December     1996     .60717%     June          1997    1.08067%
         January      1997     .66350%     July          1997    1.16630%
         February     1997     .74522%     August        1997    1.02719%
         March        1997     .69564%     September     1997    1.82415%
         April        1997     .80028%     October       1997    1.75059%