Form 10-K, Exhibit 13
period 1997-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1998-01-29
CIK 882590

Exhibit 13(e)
Page 1 of 3

                                 ANNUAL SUMMARY


Navistar Financial 1995-A Owner Trust
For the Months of November 1996 to October 1997
Fiscal Year 1997

Cut-off Date                                         05/01/95
Original Pool Amount                          $424,879,281.80

Beginning Pool Balance as of 11/1/96          $217,488,410.17
Beginning Pool Factor as of 11/1/96                 0.5118828

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)        $104,992,965.31
  Interest Collected                           $17,831,025.87

Additional Deposits:
  Repurchase Amounts                               $53,483.63
  Liquidation Proceeds/Recoveries               $4,331,643.52
Total Additional Deposits                       $4,385,127.15

Repos/Chargeoffs                                $3,568,953.86
Aggregate Number of Notes Charged Off                     782

Total Available Funds                         $125,328,432.06

Ending Pool Balance as of 10/31/97            $110,699,693.64
Ending Pool Factor as of 10/31/97                   0.2605439

Servicing Fee                                   $1,660,081.81

Repayment of Servicer Advances                  $1,826,686.27

Reserve Account:
  Beginning Balance as of 11/1/96              $14,789,418.12
  Investment Income Earned during the year        $553,218.20
  Target Percentage                                      6.00%
  Target Balance as of 10/31/97                           N/A
  Minimum Balance (2% of Initial Balance)       $8,922,464.92
  Transfer from/(to) Collections Account        $3,690,575.56
  (Release)/Deposit
    - Includes Investment Income              ($10,110,746.96)
    Ending Balance as of 10/31/97               $8,922,464.92

Delinquencies as of 10/31/97:                      Dollars            Notes
Installments:
    1-30 days                                    1,004,799.52          702
   31-60 days                                      234,372.12          169
     60+ days                                      109,093.80           51

    Total                                        1,348,265.44          715

  Balances: 60+ days                             1,570,284.68           51

Exhibit 13(e)
Page 2 of 3

Navistar Financial 1995-A Owner Trust
For the Months of November 1996 to October 1997
Fiscal Year 1997

                                                              -----------NOTES-----------
                                            TOTAL             CLASS A-1         CLASS A-2       CERTIFICATES

Original Pool Amount Distributions:    $424,879,281.80    $80,000,000.00    $330,000,000.00    $14,879,281.80

Distribution Percentage
  Following A-1 Payoff                                             0.00%             96.50%             3.50%
Coupon                                                            5.900%             6.550%            6.850%

Beginning Pool Balance                 $217,488,410.17
Ending Pool Balance                    $110,699,693.64

Collected Principal                    $103,219,762.67
Collected Interest                      $17,831,025.87
Charge-Offs                              $3,568,953.86
Liquidation Proceeds/Recoveries          $4,331,643.52
Servicing                                $1,660,081.81
Cash Transfer (to) Reserve Account        ($722,948.12)

  Total Collections Available
    for Debt Service                   $122,999,402.13

Beginning Balance as of 11/1/96        $217,488,410.17             $0.00    $205,156,340.80    $12,332,069.37

Interest Due                            $10,905,126.69             $0.00     $10,183,803.80       $721,322.89
Interest Paid                           $10,905,126.69             $0.00     $10,183,803.80       $721,322.89
Principal Due                          $106,788,716.53             $0.00    $103,051,111.45     $3,737,605.08
Principal Paid                         $106,788,716.53             $0.00    $103,051,111.45     $3,737,605.08

Ending Balance as of 10/31/97          $110,699,693.               $0.00    $102,105,229.35     $8,594,464.29
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                      0.0000000000      0.3094097859       0.5776128449

Total Distributions                    $117,693,843.22             $0.00   $113,234,915.25      $4,458,927.97

Interest Shortfall                               $0.00             $0.00             $0.00              $0.00
Principal Shortfall                              $0.00             $0.00             $0.00              $0.00
 Total Shortfall (required from Reserve)         $0.00             $0.00             $0.00              $0.00

Excess Servicing                         $5,305,558.91

Beginning Reserve Account Balance       $14,789,418.12
Investment Income Earned during the period $553,218.20
Transfer from/(to) collections Account   $3,690,575.56
(Release)/Draw
 - Includes Investment Income          ($10,110,746.96)
Ending Reserve Account Balance           $8,922,464.92

Note: Ending principal balance includes the effect of the November distribution.

Exhibit 13(e)
Page 3 of 3




Navistar Financial 1995-A Owner Trust
For the Months of November 1996 thru October 1997
Fiscal Year 1997




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

The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

        November    1996    7.0771 %     May           1997      .1724 %
        December    1996     .0854 %     June          1997      .7922 %
        January     1997     .3905 %     July          1997     1.1816 %
        February    1997    (.8154)%     August        1997     1.0838 %
        March       1997    (.6107)%     September     1997     (.7372)%
        April       1997    (.6060)%     October       1997    (1.4700)%


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

The three month rolling averages reported at each Distribution Date are as follows:

         November    1996      .84319%     May         1997     .93163%
         December    1996     1.00033%     June        1997     .94616%
         January     1997     1.24500%     July        1997     .93686%
         February    1997     1.44054%     August      1997    1.00971%
         March       1997     1.37024%     September   1997    1.15230%
         April       1997     1.21605%     October     1997    1.32128%