Form 10-K, Exhibit 13
period 1997-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1998-01-29
CIK 882590

Exhibit 13(f)
Page 1 of 3

                                 ANNUAL SUMMARY


Navistar Financial 1995-B Owner Trust
For the Months of November 1996 to October 1997
Fiscal Year 1997

Cut-off Date                                               10/01/95
Original Pool Amount at Cut-off Date                $454,499,683.43
Cut-off Date                                               11/01/95
Subsequent Receivables (Transferred 11/10/95)        $70,451,789.39

Beginning Pool Balance as of 11/1/96                $342,910,040.39
Beginning Pool Factor as of 11/1/96                       0.6532224

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)              $142,936,553.81
  Interest Collected                                 $26,831,401.06

Additional Deposits:
  Repurchase Amounts                                          $0.00
  Liquidation Proceeds/Recoveries                     $6,535,751.35
Total Additional Deposits                             $6,535,751.35

Repos/Chargeoffs                                      $4,402,531.51
Aggregate Number of Notes Charged Off                         1,039

Total Available Funds                               $174,049,578.97

Ending Pool Balance as of 10/31/97                  $197,825,082.32
Ending Pool Factor as of 10/31/97                         0.3768445

Servicing Fee                                         $2,729,844.72

Repayment of Servicer Advances                        $2,254,127.25

Reserve Account:
  Beginning Balance as of 11/1/96                    $18,860,052.22
  Investment Income Earned during the Year              $773,809.48
  Target Percentage                                           5.50%
  Target Balance as if 10/31/97                      $10,880,379.53
  Minimum Balance (2% of Initial Balance)            $11,023,980.93
  Transfer from/(to) Collections Account              $3,577,123.27
  (Release)/Deposit -Includes Investment Income     ($12,187,004.04)
    Ending Balance as of 10/31/97                    $11,023,980.93

Delinquencies as of 10/31/97:                           Dollars          Notes
Installments:
    1-30 days                                          1,525,457.58      1,017
   31-60 days                                            310,583.83        247
     60+ days                                             83,657.82         43

    Total                                              1,919,699.23      1,023

Balances: 60+ days                                       859,012.17         43

Exhibit 13(f)
Page 2 of 3

Navistar Financial 1995-B Owner Trust
For the Months of November 1996 to October 1997
Fiscal Year 1997

                                                            -----------------------------NOTES------------------------

                                            TOTAL              CLASS A-1        CLASS A-2           CLASS A-3        CERTIFICATES

Original Pool Amount Distributions:     $525,000,000.00    $122,300,000.00    $100,000,000.00    $284,325,000.00    $18,375,000.00

 Distribution Percentages                                           0.000%              0.00%             96.50%             3.50%
 Coupon                                                             5.750%             5.940%             6.050%            6.220%

Beginning Pool Balance                  $342,910,040.39
Ending Pool Balance                     $197,825,082.32

Collected Principal                     $140,682,426.56
Collected Interest                       $26,831,401.06
Charge-Offs                               $4,402,531.51
Liquidation Proceeds/Recoveries           $6,535,751.35
Servicing                                 $2,729,844.72

  Total Collections Available
    for Debt Service                    $171,319,734.25

Beginning Balance as of 11/1/96         $342,910,040.39              $0.00     $40,648,742.95    $284,325,000.00    $17,936,297.44

Interest Due                             $16,534,120.25              $0.00        $419,663.56     $15,151,046.94       $963,409.75
Interest Paid                            $16,534,120.25              $0.00        $419,663.56     $15,151,046.94       $963,409.75
Principal Due                           $145,084,958.07              $0.00     $40,648,742.95     $99,358,241.60     $5,077,973.52
Principal Paid                          $145,084,958.07              $0.00     $40,648,742.95     $99,358,241.60     $5,077,973.52

Ending Balance as of 10/31/97           $197,825,082.32              $0.00              $0.00    $184,966,758.40    $12,858,323.92
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                         0.000000000        0.000000000       0.6505469389      0.6997727303

Total Distributions                     $161,619,078.32              $0.00     $41,068,406.51    $114,509,288.54     $6,041,383.27

Interest Shortfall                                $0.00              $0.00              $0.00              $0.00             $0.00
Principal Shortfall                               $0.00              $0.00              $0.00              $0.00             $0.00
 Total Shortfall (required from Reserve)          $0.00              $0.00              $0.00              $0.00             $0.00

Excess Servicing                          $9,700,655.93

Beginning Reserve Account Balance        $18,860,052.22
Investment Income Earned during the year    $773,809.48
Transfer from/(to) collections Account    $3,577,123.77
(Release)/Draw
   -Includes Investment Income          ($12,187,004.04)

Ending Reserve Account Balance           $11,023,980.93

Note: Ending principal balance includes the effect of the November distribution.

Exhibit 13(f)
Page 3 of 3




Navistar Financial 1995-B Owner Trust
For the Months of November 1996 thru October 1997
Fiscal Year 1997




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

The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

         November    1996      .4914 %      May          1997    (.9048)%
         December    1996      .9754 %      June         1997     .1033 %
         January     1997     1.3129 %      July         1997     .6512 %
         February    1997    ( .4426)%      August       1997     .1773 %
         March       1997    (1.8028)%      September    1997    (.1443)%
         April       1997    (2.1606)%      October      1997    (.6544)%


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

The three month rolling averages reported at each Distribution Date are as follows:

         November    1996     .72460%     May          1997     .98806%
         December    1996     .79871%     June         1997    1.04757%
         January     1997    1.01914%     July         1997    1.28030%
         February    1997    1.08047%     August       1997    1.26454%
         March       1997    1.12305%     September    1997    1.32692%
         April       1997     .96036%     October      1997    1.01449%