Form 10-K, Exhibit 13
period 1997-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1998-01-29
CIK 882590

Exhibit 13(g)
Page 1 of 4

                                 ANNUAL SUMMARY


Navistar Financial 1996-A Owner Trust
For the Months of November 1996 to October 1997
Fiscal Year 1997

Cut-off Date                                             04/30/96
Original Pool Amount at Cut-off Date              $459,943,869.53

Beginning Pool Balance as of 11/1/96              $395,176,408.01
Beginning Pool Factor as of 11/1/96                     0.8591840

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)            $133,962,777.68
  Interest Collected                               $32,083,349.16

Additional Deposits:
  Repurchase Amounts                                        $0.00
  Liquidation Proceeds/Recoveries                  $11,239,677.76
Total Additional Deposits                          $11,239,677.76

Repos/Chargeoffs                                    $9,169,470.17
Aggregate Number of Notes Charged Off                         955

Total Available Funds                             $174,345,193.89

Ending Pool Balance as of 10/31/97                $254,984,770.87
Ending Pool Factor as of 10/31/97                       0.5543824

Servicing Fee                                       $3,305,843.90

Repayment of Servicer Advances                      $2,940,610.71

Reserve Account:
  Beginning Balance as of 11/1/96                  $19,758,820.40
  Investment Income Earned during the Year            $857,908.16
  Target Percentage                                          5.00%
  Target Balance as of 10/31/97                    $12,749,238.54
  Minimum Balance (2% of Initial Balance)           $9,658,821.26
  Transfer from/(to) Collections Account            $5,139,642.36
  (Release)/Deposit - Includes Investment Income  ($13,007,132.38)
    Ending Balance as of 10/31/97                  $12,749,238.54

Delinquencies as of 10/31/97:                          Dollars         Notes
Installments:
    1-30 days                                        1,479,372.49      1,092
   31-60 days                                          368,890.57        271
     60+ days                                          122,940.59         64

   Total                                             1,971,203.65      1,097

Balances: 60+ days                                   2,258,340.43         64

Exhibit 13(g)
Page 2 of 4


Navistar Financial 1996-A Owner Trust
For the Months of November 1996 to October 1997
Fiscal Year 1997

                                                             ------------NOTES------------
                                           TOTAL             CLASS A-1           CLASS A-2          CERTIFICATES

Original Pool Amount Distributions:      $459,943,869.53     $92,000,000.00     $347,245,000.00     $20,698,869.53
 Distribution Percentages
  Following A-1 Payoff                                                0.00%              95.50%              4.50%
 Coupon                                                              5.250%              6.350%             6.500%

Beginning Pool Balance                   $395,176,408.01
Ending Pool Balance                      $254,984,770.87

Collected Principal                      $131,022,166.97
Collected Interest                        $32,083,349.16
Charge-Offs                                $9,169,470.17
Liquidation Proceeds/Recoveries           $11,239,677.76
Servicing                                  $3,305,843.90
Cash Transfer from Reserve Account           $252,204.16
  Total Collections Available
    for Debt Service                     $171,291,554.15

Beginning Balance as of 11/1/96          $395,176,408.01     $27,232,538.48     $347,245,000.00     $20,698,869.53

Interest Due                              $20,973,737.11        $221,055.69      $19,541,744.97      $1,210,936.45
Interest Paid                             $20,973,737.11        $221,055.69      $19,541,744.97      $1,210,936.45
Principal Due                            $140,191,637.14     $27,232,538.48     $107,611,372.05      $5,347,726.61
Principal Paid                           $140,191,637.14     $27,232,538.48     $107,611,372.05      $5,347,726.61

Ending Balance as of 10/31/97            $254,984,770.87              $0.00     $239,633,627.95    $15,351,142.92
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                         0.0000000000        0.6900995780       0.7416416093

Total Distributions                      $161,165,374.25     $27,453,594.17     $127,153,117.02      $6,558,663.06

Interest Shortfall                                 $0.00              $0.00               $0.00              $0.00
Principal Shortfall                                $0.00              $0.00               $0.00              $0.00
 Total Shortfall (required from Reserve)           $0.00              $0.00               $0.00              $0.00

Excess Servicing                          $10,126,179.90

Beginning Reserve Account Balance         $19,758,820.40
Investment Income Earned during the period   $857,908.16
Transfer from/(to) collections Account     $5,139,642.36
(Release)/Draw
    - Includes Investment Income         ($13,007,132.38)
Ending Reserve Account Balance            $12,749,238.54

Note: Ending principal balance includes the effect of the November distribution.

Exhibit 13(g)
Page 3 of 4



Navistar Financial 1996-A Owner Trust
For the Months of November 1996 thru October 1997
Fiscal Year 1997




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

The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

         November    1996    1.4394 %     May          1997     (.1766)%
         December    1996    1.4907 %     June         1997      .7331 %
         January     1997    1.8786 %     July         1997     (.2576)%
         February    1997     .3957 %     August       1997     (.5395)%
         March       1997    (.3045)%     September    1997    (1.0302)%
         April       1997     .0525 %     October      1997    (1.5380)%


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

The three month rolling averages reported at each Distribution Date are as follows:

         November    1996     .52273%     May          1997     .95470%
         December    1996     .89423%     June         1997    1.14121%
         January     1997    1.30812%     July         1997    1.10180%
         February    1997    1.49129%     August       1997    1.29457%
         March       1997    1.16934%     September    1997    1.48949%
         April       1997    1.10446%     October      1997    1.35292%

Exhibit 13(g)
Page 4 of 4



Navistar Financial 1996-A Owner Trust
For the Months of November 1996 thru October 1997
Fiscal Year 1997





At each Distribution Date, an annualized loss percentage is computed. If the annualized percentage exceeds 6.0%, a Certificate Lockout Event will be deemed to have occurred.

The loss percentage is calculated as follows:

        The numerator of which is equal to the sum of the Aggregate Losses minus Liquidation Proceeds for each of the latest six consecutive Monthly Periods ended prior to such Distribution Date, and the denominator of which is the sum of the Remaining Gross Balances of all outstanding Receivables as of the last day of each of the latest six consecutive Monthly Periods ended prior to such Distribution Date.


The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

         November    1996    1.5645 %     May          1997      .1730 %
         December    1996    1.6608 %     June         1997     (.1883)%
         January     1997    1.8786 %     July         1997     (.7022)%
         February    1997    1.3262 %     August       1997    (1.7140)%
         March       1997     .5618 %     September    1997    (1.1229)%
         April       1997     .5893 %     October      1997    (1.3430)%
