Form 10-K, Exhibit 13
period 1997-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1998-01-29
CIK 882590

Exhibit 13(h)
Page 1 of 4

                                 ANNUAL SUMMARY


Navistar Financial 1996-B Owner Trust
For the Months of November 1996 to October 1997
Fiscal Year 1997

Cut-off Date                                               10/01/96
Original Pool Amount at Cut-off Date                $486,507,362.75

Beginning Pool Balance as of 11/1/96                $471,983,852.01
Beginning Pool Factor as of 11/1/96                       0.9701474

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)              $145,205,593.23
  Interest Collected                                 $40,501,141.00

Additional Deposits:
  Repurchase Amounts                                          $0.00
  Liquidation Proceeds/Recoveries                     $8,393,654.05
Total Additional Deposits                             $8,393,654.05

Repos/Chargeoffs                                     $10,211,064.35
Aggregate Number of Notes Charged Off                           879

Total Available Funds                               $193,033,091.29

Ending Pool Balance as of 10/31/97                  $317,634,491.42
Ending Pool Factor as of 10/31/97                         0.6528873

Servicing Fee                                         $4,012,535.95

Repayment of Servicer Advances                        $1,067,296.99

Reserve Account:
  Beginning Balance as of 11/1/96                    $12,162,684.06
  Investment Income Earned during the Year              $549,927.13
  Target Percentage                                            2.50%
  Target Balance as of 10/31/97                       $7,940,862.29
  Minimum Balance (2% of Initial Balance)             $9,730,147.26
  Transfer from/(to) Collections Account              $5,486,768.24
  (Release)/Deposit - Includes Investment Income     ($8,469,232.17)
    Ending Balance as of 10/31/97                     $9,730,147.26

Delinquencies as of 10/31/97:                            Dollars         Notes
Installments:
    1-30 days                                          2,124,638.14      1,507
   31-60 days                                            511,979.07        412
     60+ days                                            166,333.35         83

    Total                                              2,802,950.56      1,509

Balances: 60+ days                                     2,989,578.41         83

Exhibit 13(h)
Page 2 of 4



Navistar Financial 1996-B Owner Trust
For the Months of November 1996 to October 1997
Fiscal Year 1997


                                                                      NOTES                           CLASS B          CLASS C
                                      TOTAL         CLASS A-1         CLASS A-2       CLASS A-3       CERTIFICATES     CERTIFICATES

Original Pool Amount
  Distributions:                $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00   $14,579,362.75
 Distribution Percentages                                  0.00%           93.50%            0.00%           3.50%            3.00%
 Coupon                                                   5.490%           5.930%           6.330%          6.500%           7.450%

Beginning Pool Balance          $471,983,852.01
Ending Pool Balance             $317,634,491.41
Collected Principal             $144,138,296.24
Collected Interest               $40,501,141.00
Charge-Offs                       $8,393,654.05
Liquidation Proceeds/Recoveries  $10,211,064.35
Servicing                         $4,012,535.95
Cash Transfer (to) Reserve Acct. ($1,466,639.41)
  Total Collections Available
    for Debt Service            $187,553,915.93

Beginning Balance as of 11/1/96 $471,983,852.00   $91,976,489.26  $111,900,000.00  $236,500,000.00  $17,028,000.00   $14,579,362.75

Interest Due                     $24,915,227.70    $1,712,572.50    $6,084,088.89   $14,970,450.00   $1,084,187.64    $1,063,928.67
Interest Paid                    $24,915,227.70    $1,712,572.50    $6,084,088.89   $14,970,450.00   $1,084,187.64    $1,063,928.67
Principal Due                   $154,349,360.59   $91,976,489.26   $58,318,634.69            $0.00   $2,183,060.65    $1,871,175.99
Principal Paid                  $154,349,360.59   $91,976,489.26   $58,318,634.69            $0.00   $2,183,060.65    $1,871,175.99

Ending Balance as of 10/31/97   $317,634,491.41            $0.00   $53,581,365.31  $236,500,000.00  $14,844,939.35   $12,708,186.76
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)

Total Distributions             $179,264,588.29   $93,689,061.76   $64,402,723.58   $14,970,450.00   $3,267,248.29    $2,935,104.66

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00           $0.00            $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00           $0.00            $0.00
 Total Shortfall
  (required from Reserve)                 $0.00            $0.00            $0.00            $0.00           $0.00            $0.00

Excess Servicing                  $8,289,327.64

Beginning Reserve Acct Balance   $12,162,684.06
Investment Income Earned
  during the Period                 $549,927.13
Transfer from/(to)
  collections Account             $5,486,768.24
(Release)/Draw
  Included Investment Income     $(8,469,232.17)
Ending Reserve Account Balance    $9,730,147.26

Note: Ending principal balance includes the effect of the November distribution.

Exhibit 13(h)
Page 3 of 4



Navistar Financial 1996-B Owner Trust
For the Months of November 1996 thru October 1997
Fiscal Year 1997




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

The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

     November    1996       N/A      May          1997      .5686 %
     December    1996    1.0397%     June         1997      .8394 %
     January     1997     .3235%     July         1997      .6720 %
     February    1997     .6853%     August       1997      .6394 %
     March       1997     .4983%     September    1997      .1437 %
     April       1997     .7707%     October      1997    (1.4809)%


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

The three month rolling averages reported at each Distribution Date are as follows:


     November    1996    .25889%     May          1997    1.29397%
     December    1996    .45483%     June         1997    1.83089%
     January     1997    .64204%     July         1997    2.31858%
     February    1997    .81209%     August       1997    2.21808%
     March       1997    .86400%     September    1997    1.84886%
     April       1997    .97180%     October      1997    1.33618%

Exhibit 13(h)
Page 4 of 4



Navistar Financial 1996-B Owner Trust
For the Months of November 1996 thru October 1997
Fiscal Year 1997



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


The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

         November    1996     .8124%       May          1997    1.3523 %
         December    1996    1.2918%       June         1997    1.0010 %
         January     1997    1.3074%       July         1997     .7316 %
         February    1997    1.2881%       August       1997     .6500 %
         March       1997    1.1891%       September    1997     .6137 %
         April       1997    1.2145%       October      1997    (.4742)%