Form 10-K, Exhibit 13
period 1997-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1998-01-29
CIK 882590

Exhibit 13(i)
Page 1 of 3

                                 ANNUAL SUMMARY

Navistar Financial 1997-A Owner Trust
For the Months of May 1997 to October 1997
Fiscal Period 1997

Cut-off Date                                             04/01/97
Original Pool Amount at Cut-off Date              $411,613,980.45
Cut-off Date                                             05/01/97
Subsequent Receivables (Transferred 5/9/97)        $76,128,743.83
Cut-off Date                                             05/17/97
Subsequent Receivables (Transferred 5/23/97)       $12,254,010.44

Beginning Pool Balance as of 5/31/97              $500,000,000.00
Beginning Pool Factor as of 5/31/97                     1.0000000

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)             $95,045,840.77
  Interest Collected                               $26,160,175.38

Additional Deposits:
  Repurchase Amounts                                        $0.00
  Liquidation Proceeds/Recoveries                   $2,598,982.84
Total Additional Deposits                           $2,598,982.84

Repos/Chargeoffs                                    $4,608,287.56
Aggregate Number of Notes Charged Off                         263

Total Available Funds                             $121,109,129.12

Ending Pool Balance as of 10/31/97                $403,038,476.23
Ending Pool Factor as of 10/31/97                       0.8263342

Servicing Fee                                       $2,589,140.12

Repayment of Servicer Advances                      $2,695,869.87

Reserve Account:
  Beginning Balance as of 5/31/97                  $26,249,828.57
  Investment Income Earned during the Year            $565,124.59
  Target Percentage                                          5.25%
  Target Balance as of 10/31/97                    $21,159,520.00
  Minimum Balance (2% of Initial Balance)          $10,499,931.43
  Transfer from/(to) Collections Account            $4,236,223.70
  (Release)/Deposit - Includes Investment Income   ($9,891,656.86)
    Ending Balance as of 10/31/97                  $21,159,520.00

Delinquencies as of 10/31/97:                         Dollars          Notes
Installments:
    1-30 days                                        2,147,049.47      1,617
   31-60 days                                          335,899.56        294
     60+ days                                           93,453.07         57

    Total                                            2,576,402.10      1,617

Balances: 60+ days                                   1,990,199.68         57

Exhibit 13(i)
Page 2 of 3


Navistar Financial 1997-A Owner Trust
For the Months of May 1997 to October 1997
Fiscal Period 1997


                                             TOTAL            CLASS A-1         CLASS A-2          CLASS A-3        CLASS B NOTES
Original Pool Amount
 Distributions:                         $500,000,000.00    $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
 Distribution Percentages                                          17.42%             82.58%              0.00%             0.00%
 Coupon                                                            5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance as of 5/31/97    $500,000,000.00
Ending Pool Balance as of 10/31/97      $403,038,476.23
Collected Principal                      $92,349,970.90
Collected Interest                       $26,160,175.38
Charge-Offs                               $4,608,287.56
Liquidation Proceeds/Recoveries           $2,598,982.84
Servicing                                 $2,589,140.12
Transfer from Negative Carry Account        $180,339.10

  Total Collections Available
    for Debt Service                    $118,700,328.10

Beginning Balance as of 5/31/97            $500,000,000    $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00

Interest Due                             $15,294,246.25     $1,109,907.33      $7,345,186.13      $6,204,000.00       $635,152.79
Interest Paid                            $15,294,246.25     $1,109,907.33      $7,345,186.13      $6,204,000.00       $635,152.79
Principal Due                            $96,961,523.77    $85,000,000.00     $11,961,523.77              $0.00             $0.00
Principal Paid                           $96,961,523.77    $85,000,000.00     $11,961,523.77              $0.00             $0.00

Ending Balance as of 10/31/97           $403,038,476.23             $0.00    $209,538,476.23    $176,000,000.00    $17,500,000.00
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                        0.000000000       0.9459976353        1.000000000       1.000000000

Total Distributions                     $112,255,770.02    $86,109,907.33     $19,306,709.90      $6,204,000.00       $635,152.79

Interest Shortfall                                $0.00             $0.00              $0.00              $0.00             $0.00
Principal Shortfall                               $0.00             $0.00              $0.00              $0.00             $0.00
 Total Shortfall (required from Reserve)          $0.00             $0.00              $0.00              $0.00             $0.00

Excess Servicing                          $6,444,558.08
(see Memo Item - Reserve Account)

Beginning Reserve Account Balance        $26,249,828.57
Investment Income Earned
  during the period                         $565,124.59
Transfer from/(to) collections Account    $4,236,223.70
(Release)/Draw
  Included Investment Income             ($9,891,656.86)
Ending Reserve Account Balance           $21,159,520.00

Note: Ending principal balance includes the effect of the November distribution.

Exhibit 13(i)
Page 3 of 3



Navistar Financial 1997-A Owner Trust
For the Months of May 1997 thru October 1997
Fiscal Period 1997




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

The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

             May               1997              N/A
             June              1997          .4397 %
             July              1997          .9433 %
             August            1997          .3013 %
             September         1997          .3687 %
             October           1997         (.0805)%


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

The three month rolling averages reported at each Distribution Date are as follows:

             May                 1997              N/A
             June                1997              N/A
             July                1997           .53280%
             August              1997           .75002%
             September           1997           .98502%
             October             1997           .90477%