Form 10-K, Exhibit 13
period 1997-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1998-01-29
CIK 882590

Exhibit 13(j)


                         INDEPENDENT ACCOUNTANTS' REPORT




Board of Directors
Navistar Financial Corporation
Rolling Meadows, Illinois



We have examined management's assertion about Navistar Financial Corporation's ("NFC") compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP") as of and for the year ended October 31, 1997 included in the accompanying management assertion. Management is responsible for NFC's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about NFC's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about NFC's compliance with the applicable minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on NFC's compliance with the minimum servicing standards.

In  our  opinion,   management's  assertion   that   NFC   complied   with   the
aforementioned minimum servicing standards as of and for the year ended October 31, 1997 is fairly stated, in all material respects.




/s/ DELOITTE & TOUCHE LLP
    DELOITTE & TOUCHE LLP
    Chicago, Illinois
    December 15, 1997


                                 MANAGEMENT'S ASSERTION

As of and for the period ended October 31, 1997, Navistar Financial Corporation has complied in all material respects with the applicable minimum servicing standards set forth in the Mortgage Banker's Association of America's Uniform Single Attestation Program for Mortgage Bankers.



 /s/ P. E. Cochran
     P. E. Cochran
     Vice President and Controller
     (Principal Accounting Officer)
     December 15, 1997