Form 10-K, Exhibit 13
period 1998-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1999-01-28
CIK 882590

                                                                  Exhibit 13(a)
                                                                  Page 1 of 3
                                 ANNUAL SUMMARY

Navistar Financial 1994-B Owner Trust
For the Months of November 1997 thru October 1998
Fiscal Year 1998

Cut-off Date                                                        07/01/94
Original Pool Amount at Cut-off date                         $215,029,773.64

Beginning Pool Balance as of 11/1/97                          $27,489,579.50
Beginning Pool Factor as of 11/1/97                                0.1278408

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)                         $8,939,663.68
  Interest Collected                                             $685,219.73

Additional Deposits:
  Repurchase Amounts                                                   $0.00
  Final Purchase of Receivables                               $19,200,000.00
  Liquidation Proceeds/Recoveries                                 $50,963.39
Total Additional Deposits                                     $19,250,963.39

Repos/Chargeoffs                                                  $84,547.50
Aggregate Number of Notes Charged Off                                    100

Total Available Funds                                         $28,578,050.59

Ending Pool Balance as of 10/31/98                                     $0.00
Ending Pool Factor as of 10/31/98                                  0.0000000

Servicing Fee                                                     $80,387.29

Repayment of Servicer Advances                                   $297,796.21

Reserve Account:
  Beginning Balance as of 11/1/97                              $4,300,595.47
  Investment Income Earned during the year                        $72,374.86
  Target Percentage                                                      N/A
  Target Balance as of 10/31/98                                          N/A
  Minimum Balance (2% of Initial Balance)                                N/A
  Transfer from/(to) Collections Account                         $905,319.89
  (Release)/Deposit - Includes Investment Income              ($5,278,290.22)
    Ending Balance as of 10/31/98                                      $0.00

Delinquencies as of 10/31/98:                            Dollars        Notes
Installments:
    1-30 days00                                           $0.00           0
    31-60 days                                            $0.00           0
    60+ days                                              $0.00           0

    Total                                                 $0.00           0

  Balances:  60+ days                                     $0.00           0

                                                                 Exhibit 13(a)
                                                                 Page 2 of 3

Navistar Financial 1994-B Owner Trust
For the Months November 1997 thru October 1998
Fiscal Year 1998

                                                           TOTAL                NOTES             CERTIFICATES
Original Pool Amount
 Distributions:                                       $215,029,773.64       $207,503,000.00       $7,526,773.64
 Distribution Percentages                                                            96.50%               3.50%
 Coupon                                                                              6.400%              6.625%

Beginning Pool Balance                                 $27,489,579.50
Ending Pool Balance                                             $0.00

Collected Principal                                    $27,841,867.47
Collected Interest                                        $685,219.73
Charge-Offs                                                $84,547.50
Liqus/Recoveries                                           $50,963.39
Servicing                                                  $80,387.29
Cash Transfer from Reserve Account                          $2,754.17
  Total Collections Available
    for Debt Service                                   $28,500,417.47

Beginning Balance as of 11/1/97                        $27,085,854.60        $26,137,118.12         $948,736.48

Interest Due                                              $506,488.81           $488,144.90          $18,343.91
Interest Paid                                             $506,488.81           $488,144.90          $18,343.91
Principal Due                                          $27,085,854.60        $26,137,118.12         $948,736.48
Principal Paid                                         $27,085,854.60        $26,137,118.12         $948,736.48

Ending Balance as of 10/31/98                                   $0.00                 $0.00               $0.00
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                                           0.00000000          0.00000000

Total Distributions                                    $27,592,343.41        $26,625,263.02         $967,080.39

Interest Shortfall                                              $0.00                 $0.00               $0.00
Principal Shortfall                                             $0.00                 $0.00               $0.00
 Total Shortfall (required from Reserve)                        $0.00                 $0.00               $0.00

Excess Servicing                                          $908,074.06

Beginning Reserve Account Balance                       $4,300,595.47
Investment Income Earned during the year                   $72,374.86
Transfer from/(to) collections Account                    $905,319.89
(Release)/Draw                                         ($5,278,290.22)
Ending Reserve Account Balance                                  $0.00

                                                                 Exhibit 13(a)
                                                                 Page 3 of 3




Navistar Financial 1994-B Owner Trust
For the Months of November 1997 thru October 1998
Fiscal Year 1998




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

The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

      November          1997            (.3483)%
      December          1997            (.2137)%
      January           1998            (.2549)%
      February          1998            (.2237)%




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

The three month rolling averages reported at each Distribution Date are as follows:

      November          1997            2.07908%
      December          1997            2.03459%
      January           1998            1.86295%
      February          1998            1.49007%