Form 10-K, Exhibit 13
period 1998-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1999-01-28
CIK 882590

                                                                 Exhibit 13(b)
                                                                 Page 1 of 3

                                 ANNUAL SUMMARY


Navistar Financial 1994-C Owner Trust
For the Months of November 1997 to October 1998
Fiscal Year 1998

Cut-off Date                                                      11/01/94
Original Pool Amount at Cut-off Date                       $315,029,921.60

Beginning Pool Balance as of 11/1/97                        $56,533,530.58
Beginning Pool Factor as of 11/1/97                              0.1794545

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)                      $31,190,569.86
  Interest Collected                                         $2,726,184.95

Additional Deposits:
  Repurchase Amounts                                                 $0.00
  Final Purchase of Receivables                             $27,500,000.00
  Liquidation Proceeds/Recoveries                              $945,891.13
Total Additional Deposits                                   $28,445,891.13

Repos/Chargeoffs                                               $598,417.16
Aggregate Number of Notes Charged Off                                  291

Total Available Funds                                       $60,356,112.84

Ending Pool Balance as of 10/31/98                                   $0.00
Ending Pool Factor as of 10/31/98                                0.0000000

Servicing Fee                                                  $279,140.98

Repayment of Servicer Advances                               $2,006,533.10

Reserve Account:
  Beginning Balance as of 11/1/97                            $6,615,628.35
  Investment Income Earned during the year                     $225,305.18
  Target Percentage                                                    N/A
  Target Balance as of 10/31/98                                        N/A
  Minimum Balance (2% of Initial Balance)                              N/A
  Transfer from/(to) Collections Account                     $1,633,763.06
  (Release)/Deposit - Includes Investment Income            ($8,474,696.59)
    Ending Balance as of 10/31/98                                    $0.00

Delinquencies as of 10/31/98:                        Dollars            Notes
Installments:
    1-30 days                                         $0.00               0
   31-60 days                                         $0.00               0
     60+ days                                         $0.00               0

    Total                                             $0.00               0

  Balances: 60+ days                                  $0.00               0

                                                                 Exhibit 13(b)
                                                                 Page 2 of 3

Navistar Financial 1994-C Owner Trust
For the Months of November 1997 to October 1998
Fiscal Year 1998

                                                                     -----------NOTES-----------
                                                  TOTAL              CLASS A-1          CLASS A-2       CERTIFICATES
Original Pool Amount Distributions:            $315,029,921.60    $207,000,000.00    $97,000,000.00    $11,029,921.60
 Distribution Percentages
  Following A-1 Payoff                                                      0.00%            96.50%             3.50%
Coupon                                                                     7.650%            8.000%            8.300%

Beginning Pool Balance                          $56,533,530.58
Ending Pool Balance                                      $0.00

Collected Principal                             $56,684,036.76
Collected Interest                               $2,726,184.95
Charge-Offs                                        $598,417.16
Liquidation Proceeds/Recoveries                    $945,891.13
Servicing                                          $279,140.98
Cash Transfer from Reserve Account                 $306,711.94
Total Collections Available
    for Debt Service                            $60,383,683.80

Beginning Balance as of 11/1/97                 $56,220,507.41              $0.00    $52,573,209.29     $3,647,298.12

Interest Due                                     $2,222,701.39              $0.00     $2,049,280.38       $173,421.01
Interest Paid                                    $2,222,701.39              $0.00     $2,049,280.38       $173,421.01
Principal Due                                   $56,220,507.41              $0.00    $52,573,209.29     $3,647,298.12
Principal Paid                                  $56,220,507.41              $0.00    $52,573,209.29     $3,647,298.12

Ending Balance as of 10/31/98                            $0.00              $0.00             $0.00             $0.00
Note/Certificate Pool Factor
  (Ending Balance/Original Pool Amount)                              0.0000000000      0.0000000000      0.0000000000

Total Distributions                             $58,443,208.80              $0.00    $54,622,489.67     $3,820,719.13

Interest Shortfall                                       $0.00              $0.00             $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00             $0.00             $0.00
 Total Shortfall (required from Reserve)                 $0.00              $0.00             $0.00             $0.00

Excess Servicing                                 $1,940,475.00

Beginning Reserve Account Balance                $6,615,628.35
Investment Income Earned during the year           $225,305.18
Transfer from/(to) collections Account           $1,633,763.06
(Release)/Draw Includes Investment Income       ($8,474,696.59)
Ending Reserve Account Balance                           $0.00

                                                                  Exhibit 13(b)
                                                                  Page 3 of 3




Navistar Financial 1994-C Owner Trust
For the Months of November 1997 thru October 1998
Fiscal Year 1998




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

The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

      November      1997     (1.3460)%       May      1998     (1.2718)%
      December      1997       .2460 %       June     1998     (4.8711)%
      January       1998       .6154 %
      February      1998       .2420 %
      March         1998       .6368 %
      April         1998     (1.4398)%


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

The three month rolling averages reported at each Distribution Date are as follows:

      November      1997      1.93952%       May      1998       .71640%
      December      1997      1.42072%       June     1998       .61950%
      January       1998      1.51306%
      February      1998      1.53147%
      March         1998      1.20383%
      April         1998      1.06931%