Form 10-K, Exhibit 13
period 1998-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1999-01-28
CIK 882590

                                                                 Exhibit 13(c)
                                                                 Page 1 of 3

                                 ANNUAL SUMMARY


Navistar Financial 1995-A Owner Trust
For the Months of November 1997 to October 1998
Fiscal Year 1998

Cut-off Date                                                   05/01/95
Original Pool Amount                                    $424,879,281.80

Beginning Pool Balance as of 11/1/97                    $110,699,693.64
Beginning Pool Factor as of 11/1/97                           0.2605439

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)                   $73,756,957.92
  Interest Collected                                      $7,629,219.26

Additional Deposits:
  Repurchase Amounts                                              $0.00
  Liquidation Proceeds/Recoveries                         $2,707,746.54
Total Additional Deposits                                 $2,707,746.54

Repos/Chargeoffs                                            $938,031.21
Aggregate Number of Notes Charged Off                               506

Total Available Funds                                    $80,390,250.85

Ending Pool Balance as of 10/31/98                       $39,708,377.38
Ending Pool Factor as of 10/31/98                             0.0934580

Servicing Fee                                               $728,920.40

Repayment of Servicer Advances                            $3,703,672.87

Reserve Account:
  Beginning Balance as of 11/1/97                         $8,922,464.92
  Investment Income Earned during the year                  $463,190.24
  Target Percentage                                               6.00%
  Target Balance as of 10/31/98                           $2,382,502.64
  Minimum Balance (2% of Initial Balance)                 $8,922,464.92
  Transfer from/(to) Collections Account                  $3,873,771.77
  (Release)/Deposit - Includes Investment Income         ($4,336,962.01)
    Ending Balance as of 10/31/98                         $8,922,464.92

Delinquencies as of 10/31/98:                         Dollars           Notes
Installments:
    1-30 days                                       $573,170.90          350
   31-60 days                                       $118,696.95           92
     60+ days                                        $60,480.59           34

    Total                                           $752,348.44          361

  Balances: 60+ days                                $616,116.56           34

                                                                 Exhibit 13(c)
                                                                 Page 2 of 3

Navistar Financial 1995-A Owner Trust
For the Months of November 1997 to October 1998
Fiscal Year 1998

                                                                             -----------NOTES-----------
                                                          TOTAL              CLASS A-1          CLASS A-2            CERTIFICATES
Original Pool Amount Distributions:                  $424,879,281.80      $80,000,000.00      $330,000,000.00      $14,879,281.80

Distribution Percentage
  Following A-1 Payoff                                                             0.00%               96.50%               3.50%
Coupon                                                                            5.900%               6.550%              6.850%

Beginning Pool Balance                               $110,699,693.64
Ending Pool Balance                                   $39,708,377.38

Collected Principal                                   $70,053,285.05
Collected Interest                                     $7,629,219.26
Charge-Offs                                              $938,031.21
Liquidation Proceeds/Recoveries                        $2,707,746.54
Servicing                                                $728,920.40
Cash Transfer from Reserve Account                       $132,752.06

  Total Collections Available
    for Debt Service                                  $79,794,082.51

Beginning Balance as of 11/1/97                      $110,699,693.64               $0.00      $102,105,229.35       $8,594,464.29

Interest Due                                           $4,796,242.42               $0.00        $4,298,165.46         $498,076.96
Interest Paid                                          $4,796,242.42               $0.00        $4,298,165.46         $498,076.96
Principal Due                                         $70,991,316.26               $0.00       $68,506,620.19       $2,484,696.07
Principal Paid                                        $70,991,316.26               $0.00       $68,506,620.19       $2,484,696.07

Ending Balance as of 10/31/98                         $39,708,377.38               $0.00       $33,598,609.16       $6,109,768.22
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                                      0.0000000000         0.1018000000        0.4106000000

Total Distributions                                   $75,787,558.68               $0.00       $72,804,785.65       $2,982,773.03

Interest Shortfall                                             $0.00               $0.00                $0.00               $0.00
Principal Shortfall                                            $0.00               $0.00                $0.00               $0.00
 Total Shortfall (required from Reserve)                       $0.00               $0.00                $0.00               $0.00

Excess Servicing                                       $4,006,523.83

Beginning Reserve Account Balance                      $8,922,464.92
Investment Income Earned during the period               $463,190.24
Transfer from/(to) collections Account                 $3,873,771.77
(Release)/Draw
 - Includes Investment Income                         ($4,336,962.01)
Ending Reserve Account Balance                         $8,922,464.92

Note:  Ending principal balance includes the effect of the November distribution.

                                                                 Exhibit 13(c)
                                                                 Page 3 of 3




Navistar Financial 1995-A Owner Trust
For the Months of November 1997 thru October 1998
Fiscal Year 1998




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

The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

      November    1997     (1.7891)%     May          1998     (3.0426)%
      December    1997     (1.4298)%     June         1998     (5.4063)%
      January     1998     (1.5174)%     July         1998     (1.6275)%
      February    1998     (1.5547)%     August       1998     (1.1845)%
      March       1998       .3210 %     September    1998      (.7654)%
      April       1998     (2.5880)%     October      1998     (1.3557)%


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

The three month rolling averages reported at each Distribution Date are as follows:

      November    1997      1.34523%     May          1998       .86061%
      December    1997      1.26021%     June         1998       .92508%
      January     1998      1.09130%     July         1998       .81298%
      February    1998      1.00682%     August       1998       .93380%
      March       1998       .76808%     September    1998       .95386%
      April       1998       .81189%     October      1998      1.21819%