Form 10-K, Exhibit 13
period 1998-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1999-01-28
CIK 882590

                                                                 Exhibit 13(d)
                                                                 Page 1 of 3

                                 ANNUAL SUMMARY


Navistar Financial 1995-B Owner Trust
For the Months of November 1997 to October 1998
Fiscal Year 1998

Cut-off Date                                                      10/01/95
Original Pool Amount at Cut-off Date                       $454,499,683.43
Cut-off Date                                                      11/01/95
Subsequent Receivables (Transferred 11/10/95)               $70,451,789.39

Beginning Pool Balance as of 11/1/97                       $197,825,082.32
Beginning Pool Factor as of 11/1/97                              0.3768445

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)                     $108,480,717.18
  Interest Collected                                        $14,354,697.92

Additional Deposits:
  Repurchase Amounts                                                 $0.00
  Liquidation Proceeds/Recoveries                            $2,891,200.88
Total Additional Deposits                                    $2,891,200.88

Repos/Chargeoffs                                             $1,501,638.97
Aggregate Number of Notes Charged Off                                  884

Total Available Funds                                      $122,423,150.93

Ending Pool Balance as of 10/31/98                          $91,146,191.22
Ending Pool Factor as of 10/31/98                                0.1736278

Servicing Fee                                                $1,459,964.81

Repayment of Servicer Advances                               $3,303,465.05

Reserve Account:
  Beginning Balance as of 11/1/97                           $11,023,980.93
  Investment Income Earned during the Year                     $564,502.85
  Target Percentage                                                  5.50%
  Target Balance as if 10/31/98                              $5,013,040.52
  Minimum Balance (2% of Initial Balance)                   $11,023,980.93
  Transfer from/(to) Collections Account                     $5,432,732.62
  (Release)/Deposit -Includes Investment Income             ($5,997,235.47)
    Ending Balance as of 10/31/98                           $11,023,980.93

Delinquencies as of 10/31/98:                       Dollars            Notes
Installments:
    1-30 days                                    $1,291,975.77          641
   31-60 days                                      $255,876.26          156
     60+ days                                      $163,151.39           58

    Total                                        $1,681,003.42          654

Balances: 60+ days                               $1,212,524.77           58

                                                                 Exhibit 13(d)
                                                                 Page 2 of 3

Navistar Financial 1995-B Owner Trust
For the Months of November 1997 to October 1998
Fiscal Year 1998

                                                             -----------------------NOTES------------------------

                                                 TOTAL           CLASS A-1         CLASS A-2         CLASS A-3       CERTIFICATES
Original Pool Amount Distributions:         $525,000,000.00   $122,300,000.00   $100,000,000.00   $284,325,000.00   $18,375,000.00

 Distribution Percentages                                              0.000%             0.00%            96.50%            3.50%
 Coupon                                                                5.750%            5.940%            6.050%           6.220%

Beginning Pool Balance                      $197,825,082.32
Ending Pool Balance                          $91,146,191.22

Collected Principal                         $105,177,252.13
Collected Interest                           $14,354,697.92
Charge-Offs                                   $1,501,638.97
Liquidation Proceeds/Recoveries               $2,891,200.88
Servicing                                     $1,459,964.81

  Total Collections Available
    for Debt Service                        $120,963,186.12

Beginning Balance as of 11/1/97             $197,825,082.32             $0.00             $0.00   $184,966,758.40   $12,858,323.92

Interest Due                                  $8,851,562.40             $0.00             $0.00     $8,164,605.51      $686,956.89
Interest Paid                                 $8,851,562.40             $0.00             $0.00     $8,164,605.51      $686,956.89
Principal Due                               $106,678,891.10             $0.00             $0.00   $102,945,129.90    $3,733,761.20
Principal Paid                              $106,678,891.10             $0.00             $0.00   $102,945,129.90    $3,733,761.20

Ending Balance as of 10/31/98                $91,146,191.22             $0.00             $0.00    $82,021,628.50    $9,124,562.72
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                            0.000000000       0.000000000      0.2885000000     0.4966000000

Total Distributions                         $115,530,453.50             $0.00             $0.00   $111,109,735.41    $4,420,718.09

Interest Shortfall                                    $0.00             $0.00             $0.00             $0.00            $0.00
Principal Shortfall                                   $0.00             $0.00             $0.00             $0.00            $0.00
 Total Shortfall (required from Reserve)              $0.00             $0.00             $0.00             $0.00            $0.00

Excess Servicing                              $5,432,732.62

Beginning Reserve Account Balance            $11,023,980.93
Investment Income Earned during the
   year                                         $564,502.85
Transfer from/(to) collections Account        $5,432,732.62
(Release)/Draw
   -Includes Investment Income               ($5,997,235.47)

Ending Reserve Account Balance               $11,023,980.93

Note:  Ending principal balance includes the effect of the November distribution.

                                                                 Exhibit 13(d)
                                                                 Page 3 of 3




Navistar Financial 1995-B Owner Trust
For the Months of November 1997 thru October 1998
Fiscal Year 1998



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

The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

     November    1997     ( .4691)%      May          1998     (1.2637)%
     December    1997     ( .1479)%      June         1998     ( .6156)%
     January     1998       .0577 %      July         1998     ( .9349)%
     February    1998     ( .0451)%      August       1998     ( .5587)%
     March       1998     (1.1928)%      September    1998     ( .6218)%
     April       1998     ( .8449)%      October      1998     ( .0819)%


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

The three month rolling averages reported at each Distribution Date are as follows:

     November    1997       .84479%      May          1998       .91362%
     December    1997       .63850%      June         1998       .88142%
     January     1998       .78204%      July         1998       .84790%
     February    1998       .80118%      August       1998       .75655%
     March       1998       .76661%      September    1998      1.00114%
     April       1998       .82846%      October      1998      1.10653%