Form 10-K, Exhibit 13
period 1998-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1999-01-28
CIK 882590

                                                                  Exhibit 13(e)
                                                                  Page 1 of 4

                                 ANNUAL SUMMARY


Navistar Financial 1996-A Owner Trust
For the Months of November 1997 to October 1998
Fiscal Year 1998

Cut-off Date                                                    04/30/96
Original Pool Amount at Cut-off Date                     $459,943,869.53

Beginning Pool Balance as of 11/1/97                     $254,984,770.87
Beginning Pool Factor as of 11/1/97                            0.5543824

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)                   $117,537,532.38
  Interest Collected                                      $18,603,103.98

Additional Deposits:
  Repurchase Amounts                                               $0.00
  Liquidation Proceeds/Recoveries                          $4,471,826.83
Total Additional Deposits                                  $4,471,826.83

Repos/Chargeoffs                                           $3,274,733.25
Aggregate Number of Notes Charged Off                                926

Total Available Funds                                    $135,865,572.45

Ending Pool Balance as of 10/31/98                       $138,919,395.95
Ending Pool Factor as of 10/31/98                              0.3020355

Servicing Fee                                              $1,991,096.30

Repayment of Servicer Advances                             $4,746,890.74

Reserve Account:
  Beginning Balance as of 11/1/97                         $12,749,238.54
  Investment Income Earned during the Year                   $574,332.37
  Target Percentage                                                5.00%
  Target Balance as of 10/31/98                            $6,945,969.80
  Minimum Balance (2% of Initial Balance)                  $9,658,821.26
  Transfer from/(to) Collections Account                   $5,146,384.50
  (Release)/Deposit - Includes Investment Income          ($8,811,134.15)
    Ending Balance as of 10/31/98                          $9,658,821.26

Delinquencies as of 10/31/98:                      Dollars            Notes
Installments:
    1-30 days                                   $1,172,280.75           804
   31-60 days                                     $294,520.35           219
     60+ days                                     $130,372.33            63

    Total                                       $1,597,173.43           820

Balances: 60+ days                              $1,345,397.47            63

                                                                 Exhibit 13(e)
                                                                 Page 2 of 4



Navistar Financial 1996-A Owner Trust
For the Months of November 1997 to October 1998
Fiscal Year 1998

                                                                     -------------NOTES-------------
                                                  TOTAL               CLASS A-1           CLASS A-2        CERTIFICATES
Original Pool Amount Distributions:           $459,943,869.53      $92,000,000.00      $347,245,000.00     $20,698,869.53
 Distribution Percentages
  Following A-1 Payoff                                                      0.00%               95.50%              4.50%
 Coupon                                                                    5.250%               6.350%             6.500%

Beginning Pool Balance                        $254,984,770.87
Ending Pool Balance                           $138,919,395.95

Collected Principal                           $112,790,641.64
Collected Interest                             $18,603,103.98
Charge-Offs                                     $3,274,733.25
Liquidation Proceeds/Recoveries                 $4,471,826.83
Servicing                                       $1,991,096.30
Cash Transfer from Reserve Account                      $0.00
  Total Collections Available
    for Debt Service                          $133,874,476.15

Beginning Balance as of 11/1/97               $254,984,770.87               $0.00      $239,633,627.95     $15,351,142.92

Interest Due                                   $12,662,716.73               $0.00       $11,828,327.22        $834,389.51
Interest Paid                                  $12,662,716.73               $0.00       $11,828,327.22        $834,389.51
Principal Due                                 $116,065,374.92               $0.00      $110,842,433.03      $5,222,941.89
Principal Paid                                $116,065,374.92               $0.00      $110,842,433.03      $5,222,941.89

Ending Balance as of 10/31/98                 $138,919,395.95               $0.00      $128,791,194.92     $10,128,201.03
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                               0.0000000000         0.3709000000       0.4893000000

Total Distributions                           $128,728,091.65                $0.0      $122,670,760.25      $6,057,331.40

Interest Shortfall                                      $0.00               $0.00                $0.00              $0.00
Principal Shortfall                                     $0.00               $0.00                $0.00              $0.00
 Total Shortfall (required from Reserve)                $0.00               $0.00                $0.00              $0.00

Excess Servicing                                $5,146,384.50

Beginning Reserve Account Balance              $12,749,238.54
Investment Income Earned during the period        $574,332.37
Transfer from/(to) collections Account          $5,146,384.50
(Release)/Draw
    - Includes Investment Income               ($8,811,134.15)
Ending Reserve Account Balance                  $9,658,821.26

Note:  Ending principal balance includes the effect of the November distribution.

                                                                 Exhibit 13(e)
                                                                 Page 3 of 4



Navistar Financial 1996-A Owner Trust
For the Months of November 1997 thru October 1998
Fiscal Year 1998




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

The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

     November     1997    (.5898)%      May           1998     ( .8094)%
     December     1997    (.5497)%      June          1998     (1.1486)%
     January      1998     .6394 %      July          1998     ( .2503)%
     February     1998    (.2312)%      August        1998       .7286 %
     March        1998    (.2021)%      September     1998       .9417 %
     April        1998    (.7522)%      October       1998     ( .5428)%


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

The three month rolling averages reported at each Distribution Date are as follows:

     November     1997    1.45966%      May           1998       .96162%
     December     1997    1.28848%      June          1998       .91188%
     January      1998    1.34129%      July          1998       .89068%
     February     1998    1.06100%      August        1998      1.01295%
     March        1998     .92753%      September     1998      1.26402%
     April        1998     .89472%      October       1998      1.28958%

                                                                 Exhibit 13(e)
                                                                 Page 4 of 4



Navistar Financial 1996-A Owner Trust
For the Months of November 1997 thru October 1998
Fiscal Year 1998





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


The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

     November     1997    (1.0919)%     May           1998     (.5950)%
     December     1997    (1.2274)%     June          1998     (.3642)%
     January      1998    ( .7642)%     July          1998     (.6434)%
     February     1998    ( .4455)%     August        1998     (.5896)%
     March        1998    ( .8320)%     September     1998     (.4963)%
     April        1998    ( .5484)%     October       1998     (.6721)%