Form 10-K, Exhibit 13
period 1998-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1999-01-28
CIK 882590

                                                                  Exhibit 13(f)
                                                                  Page 1 of 4

                                 ANNUAL SUMMARY


Navistar Financial 1996-B Owner Trust
For the Months of November 1997 to October 1998
Fiscal Year 1998

Cut-off Date                                                    10/01/96
Original Pool Amount at Cut-off Date                     $486,507,362.75

Beginning Pool Balance as of 11/1/97                     $317,634,491.42
Beginning Pool Factor as of 11/1/97                            0.6528873

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)                   $143,543,243.38
  Interest Collected                                      $24,211,522.53

Additional Deposits:
  Repurchase Amounts                                               $0.00
  Liquidation Proceeds/Recoveries                          $9,818,440.39
Total Additional Deposits                                  $9,818,440.39

Repos/Chargeoffs                                           $8,409,469.48
Aggregate Number of Notes Charged Off                              1,311

Total Available Funds                                    $172,431,581.52

Ending Pool Balance as of 10/31/98                       $170,823,403.34
Ending Pool Factor as of 10/31/98                              0.3511219

Servicing Fee                                              $2,453,455.02

Repayment of Servicer Advances                             $5,141,624.78

Reserve Account:
  Beginning Balance as of 11/1/97                          $9,730,147.26
  Investment Income Earned during the Year                   $501,056.53
  Target Percentage                                                2.50%
  Target Balance as of 10/31/98                            $4,270,585.08
  Minimum Balance (2% of Initial Balance)                  $9,730,147.26
  Transfer from/(to) Collections Account                   $7,542,958.24
  (Release)/Deposit - Includes Investment Income          ($8,044,014.77)
    Ending Balance as of 10/31/98                          $9,730,147.26

Delinquencies as of 10/31/98:                        Dollars         Notes
Installments:
    1-30 days                                     $1,182,839.31       961
    31-60 days                                      $332,801.73       265
    60+ days                                        $194,792.29        83

    Total                                         $1,710,433.33       982

Balances: 60+ days                                $1,985,905.69        83

                                                                 Exhibit 13(f)
                                                                 Page 2 of 4



Navistar Financial 1996-B Owner Trust
For the Months of November 1997 to October 1998
Fiscal Year 1998

                                                   ---------------------NOTES---------------------      CLASS B         CLASS C
                                       TOTAL         CLASS A-1        CLASS A-2       CLASS A-3       CERTIFICATES    CERTIFICATES
Original Pool Amount
  Distributions:                 $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
 Distribution Percentages                                   0.00%          0.0090%           93.50%           3.50%           3.00%
 Coupon                                                    5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance           $317,634,491.41
Ending Pool Balance              $170,823,403.34
Collected Principal              $138,401,618.60
Collected Interest                $24,211,522.53
Charge-Offs                        $8,409,469.48
Liquidation Proceeds/Recoveries    $9,818,440.39
Servicing                          $2,453,455.02
Cash Transfer from Reserve Acct.   $1,076,949.63
  Total Collections Available
    for Debt Service             $171,055,076.13

Beginning Balance as of 11/1/97  $317,634,491.41            $0.00   $53,581,365.31  $236,500,000.00  $14,844,939.35   12,708,186.76

Interest Due                      $15,624,080.18            $0.00      $671,097.51   $13,367,325.04     $800,463.60     $785,194.03
Interest Paid                     $15,624,080.18            $0.00      $671,097.51   $13,367,325.04     $800,463.60     $785,194.03
Principal Due                    $146,811,088.08            $0.00   $53,581,365.31   $83,687,002.05   $5,138,388.08   $4,404,332.64
Principal Paid                   $146,811,088.08            $0.00   $53,581,365.31   $83,687,002.05   $5,138,388.08   $4,404,332.64

Ending Balance as of 10/31/98    $170,823,403.34            $0.00            $0.00  $152,812,997.95   $9,706,551.27   $8,303,854.12
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                0.000000000     0.0000000000     0.6461000000    0.5700000000    0.5696000000

Total Distributions              $162,435,168.26            $0.00   $54,242,462.82   $97,054,327.09   $5,938,851.68   $5,189,526.67

Interest Shortfall                         $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                        $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
 Total Shortfall (required from Reserve)   $0.00            $0.00            $0.00            $0.00           $0.00           $0.00

Excess Servicing                   $8,619,907.87

Beginning Reserve Account Balance  $9,730,147.26
Investment Income Earned
  during the Period                  $501,056.53
Transfer from/(to)
  collections Account              $7,542,958.24
(Release)/Draw
  Included Investment Income      $(8,044,014.77)
Ending Reserve Account Balance     $9,730,147.26

Note:  Ending principal balance includes the effect of the November distribution.

                                                                 Exhibit 13(f)
                                                                 Page 3 of 4



Navistar Financial 1996-B Owner Trust
For the Months of November 1997 thru October 1998
Fiscal Year 1998




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

The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

     November     1997     (1.2550)%      May           1998   (2.8306)%
     December     1997     ( .7085)%      June          1998   (2.0419)%
     January      1998      1.0087 %      July          1998   ( .2588)%
     February     1998      2.1027 %      August        1998   ( .3618)%
     March        1998      1.2620 %      September     1998   ( .7607)%
     April        1998     ( .8893)%      October       1998     .6113 %


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

The three month rolling averages reported at each Distribution Date are as follows:

     November     1997      1.19608%      May           1998    1.11245%
     December     1997      1.49362%      June          1998    1.14213%
     January      1998      1.59183%      July          1998    1.17150%
     February     1998      1.60505%      August        1998    1.24045%
     March        1998      1.15267%      September     1998    1.39109%
     April        1998      1.10866%      October       1998    1.37107%

                                                                 Exhibit 13(f)
                                                                 Page 4 of 4




Navistar Financial 1996-B Owner Trust
For the Months of November 1997 thru October 1998
Fiscal Year 1998



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


The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

     November    1997    ( .7251)%       May          1998     ( .1082)%
     December    1997      .2215 %       June         1998     (1.6067)%
     January     1998      .6321 %       July         1998     (2.4373)%
     February    1998      .4081 %       August       1998     (2.3228)%
     March       1998    ( .1341)%       September    1998     (2.1705)%
     April       1998    ( .1238)%       October      1998     (1.1819)%