Form 10-K, Exhibit 13
period 1998-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1999-01-28
CIK 882590

                                                                 Exhibit 13(g)
                                                                 Page 1 of 3
                                 ANNUAL SUMMARY

Navistar Financial 1997-A Owner Trust
For the Months of November 1997 thru October 1998
Fiscal Year 1998

Cut-off Date                                                    04/01/97
Original Pool Amount at Cut-off Date                     $411,613,980.45
Cut-off Date                                                    05/01/97
Subsequent Receivables (Transferred 5/9/97)               $76,128,743.83
Cut-off Date                                                    05/17/97
Subsequent Receivables (Transferred 5/23/97)              $12,254,010.44

Beginning Pool Balance as of 11/1/97                     $403,038,476.23
Beginning Pool Factor as of 11/1/97                            0.8263342

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)                   $154,743,777.86
  Interest Collected                                      $33,158,735.38

Additional Deposits:
  Repurchase Amounts                                               $0.00
  Liquidation Proceeds/Recoveries                          $9,660,386.94
Total Additional Deposits                                  $9,660,386.94

Repos/Chargeoffs                                           $9,441,964.41
Aggregate Number of Notes Charged Off                              1,280

Total Available Funds                                    $195,525,063.38

Ending Pool Balance as of 10/31/98                       $240,890,570.76
Ending Pool Factor as of 10/31/98                              0.4938886

Servicing Fee                                              $3,276,608.52

Repayment of Servicer Advances                             $2,037,836.80

Reserve Account:
  Beginning Balance as of 11/1/97                         $21,159,520.00
  Investment Income Earned during the Year                   $944,915.32
  Target Percentage                                                5.25%
  Target Balance as of 10/31/98                           $12,646,754.96
  Minimum Balance (2% of Initial Balance)                 $10,499,931.43
  Transfer from/(to) Collections Account                   $8,485,085.36
  (Release)/Deposit - Includes Investment Income         ($17,942,765.72)
    Ending Balance as of 10/31/98                         $12,646,754.96

Delinquencies as of 10/31/98:                          Dollars           Notes
Installments:
    1-30 days                                       $1,969,369.65        1,349
    31-60 days                                        $494,495.74          368
    60+ days                                          $206,668.31           95

    Total                                           $2,670,533.70        1,376

Balances: 60+ days                                  $2,275,065.26           95

                                                                 Exhibit 13(g)
                                                                 Page 2 of 3


Navistar Financial 1997-A Owner Trust
For the Months of November 1997 thru October 1998
Fiscal Year 1998


                                               TOTAL           CLASS A-1        CLASS A-2        CLASS A-3        CLASS B NOTES
Original Pool Amount
 Distributions:                           $500,000,000.00   $85,000,000.00   $221,500,000.00   $176,000,000.00   $17,500,000.00
 Distribution Percentages                                          0.0090%           100.00%             0.00%            0.00%
 Coupon                                                             5.841%            6.350%            6.750%           6.950%

Beginning Pool Balance as of 11/1/97      $403,038,476.23
Ending Pool Balance as of 10/31/98        $240,890,570.76
Collected Principal                       $152,705,941.06
Collected Interest                         $33,158,735.38
Charge-Offs                                 $9,441,964.41
Liquidation Proceeds/Recoveries             $9,660,386.94
Servicing                                   $3,276,608.52
Transfer from Negative Carry Account                $0.00

  Total Collections Available
    for Debt Service                      $192,248,454.86

Beginning Balance as of 11/1/97           $403,038,476.23            $0.00   $209,538,476.23   $176,000,000.00   $17,500,000.00

Interest Due                               $21,615,464.03            $0.00     $8,519,213.99    $11,880,000.00    $1,216,250.04
Interest Paid                              $21,615,464.03            $0.00     $8,519,213.99    $11,880,000.00    $1,216,250.04
Principal Due                             $162,147,905.47            $0.00   $162,147,905.47             $0.00            $0.00
Principal Paid                            $162,147,905.47            $0.00   $162,147,905.47             $0.00            $0.00

Ending Balance as of 10/31/98             $240,890,570.76            $0.00    $47,390,570.76   $176,000,000.00   $17,500,000.00
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                         0.000000000      0.2140000000       1.000000000      1.000000000

Total Distributions                       $183,763,369.50            $0.00   $170,667,119.46    $11,880,000.00    $1,216,250.04

Interest Shortfall                                  $0.00            $0.00             $0.00             $0.00            $0.00
Principal Shortfall                                 $0.00            $0.00             $0.00             $0.00            $0.00
 Total Shortfall (required from Reserve)            $0.00            $0.00             $0.00             $0.00            $0.00

Excess Servicing                            $8,485,085.36
(see Memo Item - Reserve Account)

Beginning Reserve Account Balance          $21,159,520.00
Investment Income Earned during the period    $944,915.32
Transfer from/(to) collections Account      $8,485,085.36
(Release)/Draw
  Included Investment Income              ($17,942,765.72)
Ending Reserve Account Balance             $12,646,754.96

Note:  Ending principal balance includes the effect of the November distribution.

                                                                 Exhibit 13(g)
                                                                 Page 3 of 3



Navistar Financial 1997-A Owner Trust
For the Months of November 1997 thru October 1998
Fiscal Year 1998




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

The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

      November    1997      .3191 %      May          1998      .8751 %
      December    1997      .3346 %      June         1998      (.0534)%
      January     1998      .4358 %      July         1998      (.5297)%
      February    1998      .3401 %      August       1998      (.4749)%
      March       1998      .5074 %      September    1998      (.5276)%
      April       1998      .6368 %      October      1998      (.6603)%


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

The three month rolling averages reported at each Distribution Date are as follows:

      November    1997      .83122%      May          1998       .98712%
      December    1997      .81744%      June         1998      1.05763%
      January     1998     1.09815%      July         1998      1.07292%
      February    1998     1.23526%      August       1998      1.16608%
      March       1998     1.12759%      September    1998      1.30340%
      April       1998     1.03180%      October      1998      1.24197%