Form 10-K, Exhibit 13
period 1998-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1999-01-28
CIK 882590

                                                                 Exhibit 13(h)
                                                                 Page 1 of 3
                                 ANNUAL SUMMARY

Navistar Financial 1997-B Owner Trust
For the Months of November 1997 thru October 1998
Fiscal Year 1998

Cut-off Date                                                     11/5/97
Original Pool Amount at Cut-off Date                     $408,527,638.36
Cut-off Date                                                    11/13/97
Subsequent Receivables (Transferred 11/13/97)             $91,466,751.20

Beginning Pool Balance as of 11/13/97                    $500,000,000.00
Beginning Pool Factor as of 11/13/97                           1.0000000

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)                   $172,480,015.13
  Interest Collected                                      $43,746,423.50

Additional Deposits:
  Repurchase Amounts                                               $0.00
  Liquidation Proceeds/Recoveries                          $6,603,014.59
Total Additional Deposits                                  $6,603,014.59

Repos/Chargeoffs                                           $8,789,325.75
Aggregate Number of Notes Charged Off                                927

Total Available Funds                                    $221,294,488.22

Ending Pool Balance as of 10/31/98                       $320,265,624.12
Ending Pool Factor as of 10/31/98                              0.6405384

Servicing Fee                                              $4,453,308.93

Repayment of Servicer Advances                             $1,534,965.00

Reserve Account:
  Beginning Balance as of 11/13/97                        $26,249,705.46
  Investment Income Earned during the Year                 $1,065,830.60
  Target Percentage                                                5.25%
  Target Balance as of 10/31/98                           $16,813,945.27
  Minimum Balance (2% of Initial Balance)                  $9,999,887.79
  Transfer from/(to) Collections Account                  $10,737,956.78
  (Release)/Deposit - Includes Investment Income         ($21,239,547.57)
    Ending Balance as of 10/31/98                         $16,813,945.27

Delinquencies as of 10/31/98:                          Dollars        Notes
Installments:
    1-30 days                                      $1,808,523.22      1,421
   31-60 days                                        $430,835.30        352
     60+ days                                        $172,346.24         97

    Total                                          $2,411,704.76      1,423

Balances: 60+ days                                 $3,121,555.66         97

                                                                 Exhibit 13(h)
                                                                 Page 2 of 4



Navistar Financial 1997-B Owner Trust
For the Months of November 1997 to October 1998
Fiscal Year 1998


                                      TOTAL          CLASS A-1        CLASS A-2       CLASS A-3        CLASS A-4     CLASS B NOTES

Original Pool Amount
  Distributions:                 $500,000,000.00  $107,000,000.00  $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00
 Distribution Percentages                                   0.00%          96.50%            0.00%            0.00%           3.50%
 Coupon                                                    5.722%          5.956%           6.200%           6.200%          6.300%

Beginning Pool Balance           $500,000,000.00
Ending Pool Balance              $320,265,624.12
Collected Principal              $170,945,050.13
Collected Interest                $43,746,423.50
Charge-Offs                        $8,789,325.75
Liquidation Proceeds/Recoveries    $6,603,014.59
Servicing                          $4,453,308.93
Cash Transfer (to) Reserve Acct.           $0.00
  Total Collections Available
    for Debt Service             $216,841,179.29

Beginning Balance as of 11/13/97 $500,000,000.00  $107,000,000.00  $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00

Interest Due                      $26,363,236.20    $1,926,807.17   $5,228,522.48    $8,456,800.00    $9,732,450.00   $1,018,656.55
Interest Paid                     $26,363,236.20    $1,926,807.17   $5,228,522.48    $8,456,800.00    $9,732,450.00   $1,018,656.55
Principal Due                    $179,734,375.88  $107,000,000.00  $66,443,672.73            $0.00            $0.00   $6,290,703.15
Principal Paid                   $179,734,375.88  $107,000,000.00  $66,443,672.73            $0.00            $0.00   $6,290,703.15

Ending Balance as of 10/31/98    $320,265,624.12            $0.00  $27,556,327.27  $132,000,000.00  $149,500,000.00  $11,209,296.85
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)               0.0000000000    0.2932000000     1.0000000000     1.0000000000    0.6405000000

Total Distributions              $206,097,612.08  $108,926,807.17  $71,672,195.21    $8,456,800.00    $9,732,450.00   $7,309,359.70

Interest Shortfall                         $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                        $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
 Total Shortfall (required from Reserve)   $0.00            $0.00           $0.00            $0.00            $0.00           $0.00

Excess Servicing                  $10,743,567.21

Beginning Reserve Account Balance $26,249,705.46
Investment Income Earned
  during the Period                $1,065,830.60
Transfer from/(to)
  collections Account             $10,737,956.78
(Release)/Draw
  Included Investment Income     $(21,239,547.57)
Ending Reserve Account Balance    $16,813,945.27

Note:  Ending principal balance includes the effect of the November distribution.

                                                                 Exhibit 13(h)
                                                                 Page 3 of 3



Navistar Financial 1997-B Owner Trust
For the Months of November 1997 thru October 1998
Fiscal Year 1998




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

The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

      November    1997        N/A       May           1998      .2023 %
      December    1997        N/A       June          1998     (.0400)%
      January     1998        N/A       July          1998      .2574 %
      February    1998     .5893 %      August        1998      .4425 %
      March       1998     .5477 %      September     1998      .0875 %
      April       1998    (.3901)%      October       1998     (.0226)%


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

The three month rolling averages reported at each Distribution Date are as follows:

      November    1997        N/A       May           1998      .74461%
      December    1997        N/A       June          1998      .75022%
      January     1998     .38110%      July          1998      .84949%
      February    1998     .52806%      August        1998      .83061%
      March       1998     .62880%      September     1998      .94725%
      April       1998     .66488%      October       1998      .93618%