Form 10-K, Exhibit 13
period 1998-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1999-01-28
CIK 882590

                                                                 Exhibit 13(i)
                                                                 Page 1 of 3
                                 ANNUAL SUMMARY

Navistar Financial 1998-A Owner Trust
For the Months of June 1998 thru October 1998
Fiscal Period 1998

Cut-off Date                                                     06/4/98
Original Pool Amount at Cut-off Date                     $500,864,370.04


Beginning Pool Balance as of 6/4/98                      $500,864,370.04
Beginning Pool Factor as of 6/4/98                             1.0000000

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)                    $79,909,879.65
  Interest Collected                                      $21,993,015.02

Additional Deposits:
  Repurchase Amounts                                               $0.00
  Liquidation Proceeds/Recoveries                          $2,036,889.69
Total Additional Deposits                                  $2,036,889.69

Repos/Chargeoffs                                           $4,804,505.31
Aggregate Number of Notes Charged Off                                272

Total Available Funds                                    $103,696,922.57

Ending Pool Balance as of 10/31/98                       $416,392,846.87
Ending Pool Factor as of 10/31/98                              0.8313485

Servicing Fee                                              $2,334,397.73

Repayment of Servicer Advances                               $242,861.79

Reserve Account:
  Beginning Balance as of 6/4/98                          $17,530,252.95
  Investment Income Earned during the Year                   $379,370.32
  Target Percentage                                                5.25%
  Target Balance as of 10/31/98                           $21,860,624.46
  Minimum Balance (2% of Initial Balance)                 $10,017,287.40
  Transfer from/(to) Collections Account                   $4,583,296.52
  (Release)/Deposit - Includes Investment Income            ($632,295.33)
    Ending Balance as of 10/31/98                         $21,860,624.46

Delinquencies as of 10/31/98:                           Dollars         Notes
Installments:
    1-30 days                                       $1,629,613.25       1,418
   31-60 days                                         $362,845.35         293
     60+ days                                         $117,624.63          75

    Total                                           $2,110,083.23       1,419

Balances: 60+ days                                  $2,837,240.02          75

                                                                 Exhibit 13(i)
                                                                 Page 2 of 3

Navistar Financial 1998-A Owner Trust
For the Months of June 1998 thru October 1998
Fiscal Period 1998

                                                                                          -----------NOTES-----------
                                                             TOTAL                      CLASS A-1                  CLASS A-2
Original Pool Amount Distributions:                      $500,864,370.04           $483,334,000.00             $17,530,370.04
 Distribution Percentages
  Following A-1 Payoff                                                                      96.50%                      3.50%
Coupon                                                                                      5.940%                     6.100%

Beginning Pool Balance                                   $500,864,370.04
Ending Pool Balance                                      $416,392,846.87

Collected Principal                                       $79,667,017.86
Collected Interest                                        $21,993,015.02
Charge-Offs                                                $4,804,505.31
Liquidation Proceeds/Recoveries                            $2,036,889.69
Servicing                                                  $2,334,397.73
Cash Transfer from Reserve Account                                 $0.00
Total Collections Available
    for Debt Service                                     $101,362,524.84

Beginning Balance as of 6/4/98                           $500,864,370.04           $483,334,000.00             $17,530,370.04

Interest Due                                              $12,307,705.15            $11,865,745.72                $441,959.43
Interest Paid                                             $12,307,705.15            $11,865,745.72                $441,959.43
Principal Due                                             $84,471,523.17            $81,515,019.86              $2,956,503.31
Principal Paid                                            $84,471,523.17            $81,515,019.86              $2,956,503.31

Ending Balance as of 10/31/98                            $416,392,846.87           $401,818,980.14             $14,573,866.73
Note/Certificate Pool Factor
  (Ending Balance/Original Pool Amount)                                               0.8313000000               0.8313000000

Total Distributions                                       $96,779,228.32            $93,380,765.58              $3,398,462.74

Interest Shortfall                                                 $0.00                     $0.00                      $0.00
Principal Shortfall                                                $0.00                     $0.00                      $0.00
 Total Shortfall (required from Reserve)                           $0.00                     $0.00                      $0.00

Excess Servicing                                           $4,583,296.52

Beginning Reserve Account Balance                         $17,530,252.95
Investment Income Earned during the year                     $379,370.32
Transfer from/(to) collections Account                     $4,583,296.52
(Release)/Draw Includes Investment Income                   ($632,295.33)
Ending Reserve Account Balance                            $21,860,624.46

Note:  Ending principal balance includes the effect of the November distribution.

                                                                 Exhibit 13(i)
                                                                 Page 3 of 3



Navistar Financial 1998-A Owner Trust
For the Months of June 1998 thru October 1998
Fiscal Period 1998




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

The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

      May                 1998              N/A
      June                1998              N/A
      July                1998              N/A
      August              1998              N/A
      September           1998            .4933%
      October             1998            .5149%


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

The three month rolling averages reported at each Distribution Date are as follows:

      May                 1998              N/A
      June                1998              N/A
      July                1998           .28088%
      August              1998           .40105%
      September           1998           .60196%
      October             1998           .69264%