Form 10-K, Exhibit 13
period 1998-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1999-01-28
CIK 882590

                                                                  Exhibit 13(j)


                         INDEPENDENT ACCOUNTANTS' REPORT


Board of Directors
Navistar Financial Corporation
Rolling Meadows, Illinois

We have examined management's assertion about Navistar Financial Corporation's ("NFC") compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP") as of and for the year ended October 31, 1998 included in the accompanying management assertion. Management is responsible for NFC's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about NFC's compliance based on our examination.

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

In our opinion, management's assertion that NFC complied with the aforementioned minimum servicing standards as of and for the year ended October 31, 1998 is fairly stated, in all material respects.


/s/ ELOITTE & TOUCHE LLP
    DELOITTE & TOUCHE LLP
    Chicago, Illinois
    December 14, 1998




MANAGEMENT'S ASSERTION

As of and for the period ended October 31, 1998, Navistar Financial Corporation has complied in all material respects with the applicable minimum servicing standards set forth in the Mortgage Banker's Association of America's Uniform Single Attestation Program for Mortgage Bankers.


/S/  P.E. Cochran
     P.E. Cochran
     Vice President and Controller
     (Principal Accounting Officer)
     December 14, 1998