Form 10-K, Exhibit 13
period 1999-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1999-12-23
CIK 882590

                                                                  Exhibit 13(a)
                                                                  Page 1 of 3


                                 ANNUAL SUMMARY


Navistar Financial 1995-A Owner Trust
For the Months of November 1998 to October 1999
Fiscal Year 1999

Cut-off Date                                                     05/01/95
Original Pool Amount                                      $424,879,281.80

Beginning Pool Balance as of 11/1/98                       $39,708,377.38
Beginning Pool Factor as of 11/1/98                             0.0934580

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)                     $11,159,728.55
  Interest Collected                                          $899,304.78

Additional Deposits:
  Repurchase Amounts                                                $0.00
  Final Purchase of Receivables                            $31,100,000.00
  Liquidation Proceeds/Recoveries                              $31,339.96
Total Additional Deposits                                  $31,131,339.96

Repos/Chargeoffs                                                $7,717.66
Aggregate Number of Notes Charged Off                                  88

Total Available Funds                                      $43,098,966.54

Ending Pool Balance as of 10/31/99                                  $0.00
Ending Pool Factor as of 10/31/99                               0.0000000

Servicing Fee                                                  $90,164.73

Repayment of Servicer Advances                                 $91,406.76

Reserve Account:
  Beginning Balance as of 11/1/98                           $8,922,464.92
  Investment Income Earned during the year                    $109,254.67
  Target Percentage                                                   N/A
  Target Balance as of 10/31/99                                       N/A
  Minimum Balance (2% of Initial Balance)                             N/A
  Transfer from/(to) Collections Account                    $2,705,358.67
  (Release)/Deposit - Includes Investment Income          ($11,737,078.26)
    Ending Balance as of 10/31/99                                   $0.00

Delinquencies as of 10/31/99:                       Dollars             Notes
Installments:
    1-30 days                                         0.00                0
   31-60 days                                         0.00                0
     60+ days                                         0.00                0

    Total                                             0.00                0

  Balances: 60+ days                                  0.00                0

                                                                Exhibit 13(a)
                                                                Page 2 of 3

Navistar Financial 1995-A Owner Trust
For the Months of November 1998 to October 1999
Fiscal Year 1999

                                                                                 -----------NOTES-----------
                                                                 TOTAL           CLASS A-1        CLASS A-2
CERTIFICATES
Original Pool Amount Distributions:                         $424,879,281.80   $80,000,000.00    $330,000,000.00    $14,879,281.80

Distribution Percentage
  Following A-1 Payoff                                                                 0.00%             96.50%             3.50%
Coupon                                                                                5.900%             6.550%            6.850%

Beginning Pool Balance                                       $39,708,377.38
Ending Pool Balance                                                   $0.00
Collected Principal                                          $42,168,321.79
Collected Interest                                              $899,304.78
Charge-Offs                                                       $7,717.66
Liquidation Proceeds/Recoveries                                  $31,339.96
Servicing                                                        $90,164.73

  Total Collections Available
    for Debt Service                                         $43,008,801.80

Beginning Balance as of 11/1/98                              $39,708,377.38            $0.00     $33,598,609.16     $6,109,768.22

Interest Due                                                    $595,065.75            $0.00        $492,619.19       $102,446.56
Interest Paid                                                   $595,065.75            $0.00        $492,619.19       $102,446.56
Principal Due                                                $39,708,377.38            $0.00     $33,598,609.16     $6,109,768.22
Principal Paid                                               $39,708,377.38            $0.00     $33,598,609.16     $6,109,768.22

Ending Balance as of 10/31/99                                         $0.00            $0.00              $0.00             $0.00
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                                          0.0000000000       0.0000000000      0.0000000000

Total Distributions                                          $40,303,443.13            $0.00     $34,091,228.35     $6,212,214.78

Interest Shortfall                                                    $0.00            $0.00              $0.00             $0.00
Principal Shortfall                                                   $0.00            $0.00              $0.00             $0.00
 Total Shortfall (required from Reserve)                              $0.00            $0.00              $0.00             $0.00

Excess Servicing                                              $2,705,358.67

Beginning Reserve Account Balance                             $8,922,464.92
Investment Income Earned during the period                      $109,254.67
Transfer from/(to) collections Account                        $2,705,358.67
(Release)/Draw
 - Includes Investment Income                               ($11,737,078.26)
Ending Reserve Account Balance                                        $0.00

                                                                  Exhibit 13(a)
                                                                  Page 3 of 3




Navistar Financial 1995-A Owner Trust
For the Months of November 1998 thru October 1999
Fiscal Year 1999




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

The annualized loss (recovery) percentages reported at each Distribution Date are as follows:


                      November            1998          (0.6853)%
                      December            1998           0.2133 %
                      January             1999           0.8833 %



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

The three month rolling averages reported at each Distribution Date are as follows:


                      November            1998            1.23127%
                      December            1998            1.28467%
                      January             1999            1.28756%