Form 10-K, Exhibit 13
period 1999-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1999-12-23
CIK 882590

                                                                 Exhibit 13(b)
                                                                 Page 1 of 3

                                 ANNUAL SUMMARY


Navistar Financial 1995-B Owner Trust
For the Months of November 1998 to October 1999
Fiscal Year 1999

Cut-off Date                                                       10/01/95
Original Pool Amount at Cut-off Date                        $454,499,683.43
Cut-off Date                                                       11/01/95
Subsequent Receivables (Transferred 11/10/95)                $70,451,789.39

Beginning Pool Balance as of 11/1/98                         $91,146,191.22
Beginning Pool Factor as of 11/1/98                               0.1736278

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)                       $60,171,199.24
  Interest Collected                                          $5,223,967.60

Additional Deposits:
  Repurchase Amounts                                                  $0.00
  Final Purchase of Receivables                              $33,781,910.92
  Liquidation Proceeds/Recoveries                               $691,439.21
Total Additional Deposits                                    $34,473,350.13

Repos/Chargeoffs                                                $371,536.93
Aggregate Number of Notes Charged Off                                   749

Total Available Funds                                        $96,690,061.10

Ending Pool Balance as of 10/31/99                                    $0.00
Ending Pool Factor as of 10/31/99                                 0.0000000

Servicing Fee                                                   $568,167.48

Repayment of Servicer Advances                                $3,178,455.87

Reserve Account:
  Beginning Balance as of 11/1/98                            $11,023,980.93
  Investment Income Earned during the Year                      $480,156.90
  Target Percentage                                                     N/A
  Target Balance as if 10/31/99                                         N/A
  Minimum Balance (2% of Initial Balance)                               N/A
  Transfer from/(to) Collections Account                      $1,525,660.66
  (Release)/Deposit -Includes Investment Income             ($13,029,798.49)
    Ending Balance as of 10/31/99                                     $0.00
Delinquencies as of 10/31/99:                           Dollars          Notes
Installments:
    1-30 days                                             0.00             0
   31-60 days                                             0.00             0
     60+ days                                             0.00             0

    Total                                                 0.00             0

Balances: 60+ days                                        0.00             0

                                                                Exhibit 13(b)
                                                                Page 2 of 3

Navistar Financial 1995-B Owner Trust
For the Months of November 1998 to October 1999
Fiscal Year 1999

                                                                -----------------------------NOTES------------------------

                                                  TOTAL           CLASS A-1        CLASS A-2         CLASS A-3        CERTIFICATES
Original Pool Amount Distributions:          $525,000,000.00   $122,300,000.00   $100,000,000.00   $284,325,000.00   $18,375,000.00

 Distribution Percentages                                               0.000%             0.00%            96.50%            3.50%
 Coupon                                                                 5.750%            5.940%            6.050%           6.220%

Beginning Pool Balance                        $91,146,191.22
Ending Pool Balance                                    $0.00

Collected Principal                           $90,774,654.29
Collected Interest                             $5,223,967.60
Charge-Offs                                      $371,536.93
Liquidation Proceeds/Recoveries                  $691,439.21
Servicing                                        $568,167.48

  Total Collections Available
    for Debt Service                          $96,121,893.62

Beginning Balance as of 11/1/98               $91,146,191.22             $0.00             $0.00    $82,021,628.50    $9,124,562.72

Interest Due                                   $3,450,041.74             $0.00             $0.00     $2,987,989.35      $462,052.39
Interest Paid                                  $3,450,041.74             $0.00             $0.00     $2,987,989.35      $462,052.39
Principal Due                                 $91,146,191.22             $0.00             $0.00    $82,021,628.50    $9,124,562.72
Principal Paid                                $91,146,191.22             $0.00             $0.00    $82,021,628.50    $9,124,562.72

Ending Balance as of 10/31/99                          $0.00             $0.00             $0.00             $0.00            $0.00
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                             0.000000000       0.000000000      0.0000000000     0.0000000000

Total Distributions                           $94,596,232.96             $0.00             $0.00    $85,009,617.85    $9,586,615.11

Interest Shortfall                                     $0.00             $0.00             $0.00             $0.00            $0.00
Principal Shortfall                                    $0.00             $0.00             $0.00             $0.00            $0.00
 Total Shortfall (required from Reserve)               $0.00             $0.00             $0.00             $0.00            $0.00

Excess Servicing                               $1,525,660.66

Beginning Reserve Account Balance             $11,023,980.93
Investment Income Earned during the
   year                                          $480,156.90
Transfer from/(to) collections Account         $1,525,660.66
(Release)/Draw
   -Includes Investment Income               ($13,029,798.49)

Ending Reserve Account Balance                         $0.00

Note:  Ending principal balance includes the effect of the November distribution.

                                                                 Exhibit 13(b)
                                                                 Page 3 of 3




Navistar Financial 1995-B Owner Trust
For the Months of November 1998 thru October 1999
Fiscal Year 1999




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

The annualized loss (recovery) percentages reported at each Distribution Date are as follows:


        November     1998      ( .0934)%      May           1999       .1283 %
        December     1998      ( .1549)%      June          1999       .4664 %
        January      1999      ( .4756)%      July          1999       .4394 %
        February     1999      ( .5419)%      August        1999     ( .5371)%
        March        1999      ( .9135)%      September     1999     (1.1973)%
        April        1999      ( .5267)%



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

The three month rolling averages reported at each Distribution Date are as follows:


        November     1998       1.37147%      May           1999       .79870%
        December     1998       1.13397%      June          1999       .85556%
        January      1999       1.13773%      July          1999       .85902%
        February     1999        .99332%      August        1999       .87511%
        March        1999       1.01097%      September     1999       .92349%
        April        1999        .89867%