Form 10-K, Exhibit 13
period 1999-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1999-12-23
CIK 882590

                                                                  Exhibit 13(c)
                                                                  Page 1 of 4

                                 ANNUAL SUMMARY

Navistar Financial 1996-A Owner Trust
For the Months of November 1998 to October 1999
Fiscal Year 1999

Cut-off Date                                                       04/30/96
Original Pool Amount at Cut-off Date                        $459,943,869.53

Beginning Pool Balance as of 11/1/98                        $138,919,395.95
Beginning Pool Factor as of 11/1/98                               0.3020355

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)                       $77,902,402.25
  Interest Collected                                          $8,689,485.87

Additional Deposits:
  Repurchase Amounts                                            $103,022.00
  Liquidation Proceeds/Recoveries                             $1,382,996.12
Total Additional Deposits                                     $1,486,018.12

Repos/Chargeoffs                                              $1,121,857.61
Aggregate Number of Notes Charged Off                                   842

Total Available Funds                                        $85,488,513.45

Ending Pool Balance as of 10/31/99                           $62,381,506.88
Ending Pool Factor as of 10/31/99                                 0.1356285

Servicing Fee                                                   $995,100.63

Repayment of Servicer Advances                                $2,589,392.79

Reserve Account:
  Beginning Balance as of 11/1/98                             $9,658,821.26
  Investment Income Earned during the Year                      $457,156.79
  Target Percentage                                                   5.00%
  Target Balance as of 10/31/99                               $3,119,075.34
  Minimum Balance (2% of Initial Balance)                     $9,658,821.26
  Transfer from/(to) Collections Account                      $1,624,102.62
  (Release)/Deposit - Includes Investment Income             ($2,081,259.41)
    Ending Balance as of 10/31/99                             $9,658,821.26

Delinquencies as of 10/31/99:                            Dollars         Notes
Installments:
    1-30 days                                           749,637.20        545
   31-60 days                                           195,870.52        132
     60+ days                                            40,019.31         31

    Total                                               985,527.03        550

Balances: 60+ days                                      412,877.71         31

                                                                 Exhibit 13(c)
                                                                 Page 2 of 4



Navistar Financial 1996-A Owner Trust
For the Months of November 1998 to October 1999
Fiscal Year 1999

                                                                   ------------NOTES------------
                                                   TOTAL           CLASS A-1       CLASS A-2           CERTIFICATES
Original Pool Amount Distributions:           $459,943,869.53    $92,000,000.00    $347,245,000.00    $20,698,869.53
 Distribution Percentages
  Following A-1 Payoff                                                    0.00%             95.50%             4.50%
 Coupon                                                                  5.250%             6.350%            6.500%

Beginning Pool Balance                        $138,919,395.95
Ending Pool Balance                            $62,381,506.88

Collected Principal                            $75,416,031.46
Collected Interest                              $8,689,485.87
Charge-Offs                                     $1,121,857.61
Liquidation Proceeds/Recoveries                 $1,382,996.12
Servicing                                         $995,100.63
Cash Transfer from Reserve Account                $314,772.53
  Total Collections Available
    for Debt Service                           $84,808,185.35

Beginning Balance as of 11/1/98               $138,919,395.95             $0.00    $128,791,194.92    $10,128,201.03

Interest Due                                    $6,331,421.13             $0.00      $5,788,360.38       $543,060.75
Interest Paid                                   $6,331,421.13             $0.00      $5,788,360.38       $543,060.75
Principal Due                                  $76,537,889.07             $0.00     $73,093,684.06     $3,444,205.01
Principal Paid                                 $76,537,889.07             $0.00     $73,093,684.06     $3,444,205.01

Ending Balance as of 10/31/99                  $62,381,506.88             $0.00     $55,697,510.86     $6,683,996.02
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                             0.0000000000       0.1604000000      0.3229000000

Total Distributions                            $82,869,310.20             $0.00     $78,882,044.44     $3,987,265.76

Interest Shortfall                                      $0.00             $0.00              $0.00             $0.00
Principal Shortfall                                     $0.00             $0.00              $0.00             $0.00
 Total Shortfall (required from Reserve)                $0.00             $0.00              $0.00             $0.00

Excess Servicing                                $1,938,875.15

Beginning Reserve Account Balance               $9,658,821.26
Investment Income Earned during the period        $457,156.79
Transfer from/(to) collections Account          $1,624,102.62
(Release)/Draw
    - Includes Investment Income               ($2,081,259.41)
Ending Reserve Account Balance                  $9,658,821.26

Note:  Ending principal balance includes the effect of the November distribution.

                                                                 Exhibit 13(c)
                                                                 Page 3 of 4



 Navistar Financial 1996-A Owner Trust
 For the Months of November 1998 thru October 1999
 Fiscal Year 1999




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

The annualized loss (recovery) percentages reported at each Distribution Date are as follows:


        November     1998      (1.1441)%      May           1999       .8946 %
        December     1998      (1.0978)%      June          1999       .6549 %
        January      1999        .1405 %      July          1999     ( .8031)%
        February     1999      ( .0909)%      August        1999     (1.0485)%
        March        1999        .2985 %      September     1999     (1.9620)%
        April        1999       1.3861 %      October       1999     (2.0851)%



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

The three month rolling averages reported at each Distribution Date are as follows:


        November     1998       1.23921%      May           1999       .89631%
        December     1998       1.10742%      June          1999       .71863%
        January      1999       1.58169%      July          1999       .77349%
        February     1999       1.66515%      August        1999       .82224%
        March        1999       1.66145%      September     1999       .89719%
        April        1999       1.12729%      October       1999       .80427%

                                                                 Exhibit 13(c)
                                                                 Page 4 of 4


Navistar Financial 1996-A Owner Trust
For the Months of November 1998 thru October 1999
Fiscal Year 1999





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


The annualized loss (recovery) percentages reported at each Distribution Date are as follows:


        November     1998      ( .7168)%      May           1999       .3416 %
        December     1998      ( .9170)%      June          1999       .1162 %
        January      1999      ( .8967)%      July          1999       .0922 %
        February     1999      ( .4116)%      August        1999     (1.0923)%
        March        1999      ( .2352)%      September     1999     (1.6407)%
        April        1999        .7052 %      October       1999     (1.7095)%