Form 10-K, Exhibit 13
period 1999-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1999-12-23
CIK 882590

                                                                  Exhibit 13(d)
                                                                  Page 1 of 4

                                 ANNUAL SUMMARY

Navistar Financial 1996-B Owner Trust
For the Months of November 1998 to October 1999
Fiscal Year 1999

Cut-off Date                                                         10/01/96
Original Pool Amount at Cut-off Date                          $486,507,362.75

Beginning Pool Balance as of 11/1/98                          $170,823,403.34
Beginning Pool Factor as of 11/1/98                                 0.3511219

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)                         $91,712,601.78
  Interest Collected                                           $11,963,086.90

Additional Deposits:
  Repurchase Amounts                                                    $0.00
  Liquidation Proceeds/Recoveries                               $2,707,548.17
Total Additional Deposits                                       $2,707,548.17

Repos/Chargeoffs                                                $1,730,534.91
Aggregate Number of Notes Charged Off                                     970

Total Available Funds                                         $104,707,819.09

Ending Pool Balance as of 10/31/99                             $79,055,684.41
Ending Pool Factor as of 10/31/99                                   0.1624964

Servicing Fee                                                   $1,249,006.31

Repayment of Servicer Advances                                  $1,675,417.76

Reserve Account:
  Beginning Balance as of 11/1/98                               $9,730,147.26
  Investment Income Earned during the Year                        $473,206.19
  Target Percentage                                                     2.50%
  Target Balance as of 10/31/99                                 $1,976,392.11
  Minimum Balance (2% of Initial Balance)                       $9,730,147.26
  Transfer from/(to) Collections Account                        $3,693,542.06
  (Release)/Deposit - Includes Investment Income               ($4,166,748.25)
    Ending Balance as of 10/31/99                               $9,730,147.26

Delinquencies as of 10/31/99:                         Dollars            Notes
Installments:
    1-30 days                                        1,008,703.66         734
   31-60 days                                          244,946.03         193
     60+ days                                          107,320.82          62

    Total                                            1,360,970.51         757

Balances: 60+ days                                     718,707.33          62

                                                                 Exhibit 13(d)
                                                                 Page 2 of 4



Navistar Financial 1996-B Owner Trust
For the Months of November 1998 to October 1999
Fiscal Year 1999

                                                                    NOTES                            CLASS B         CLASS C
                                     TOTAL          CLASS A-1       CLASS A-2         CLASS A-3      CERTIFICATES    CERTIFICATES

Original Pool Amount
  Distributions:                $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
 Distribution Percentages                                  0.00%          0.0090%           93.50%           3.50%           3.00%
 Coupon                                                   5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance          $170,823,403.34
Ending Pool Balance              $79,055,684.41
Collected Principal              $90,037,184.02
Collected Interest               $11,963,086.90
Charge-Offs                       $1,730,534.91
Liquidation Proceeds/Recoveries   $2,707,548.17
Servicing                         $1,249,006.31
Cash Transfer from Reserve Acct.          $0.00
  Total Collections Available
    for Debt Service            $103,458,812.78

Beginning Balance as of 11/1/98 $170,823,403.34            $0.00            $0.00  $152,812,997.95   $9,706,551.27   $8,303,854.12

Interest Due                      $7,997,551.79            $0.00            $0.00    $6,955,100.54     $526,451.53     $515,999.72
Interest Paid                     $7,997,551.79            $0.00            $0.00    $6,955,100.54     $526,451.53     $515,999.72
Principal Due                    $91,767,718.93            $0.00            $0.00   $85,802,817.20   $3,211,870.16   $2,753,031.57
Principal Paid                   $91,767,718.93            $0.00            $0.00   $85,802,817.20   $3,211,870.16   $2,753,031.57

Ending Balance as of 10/31/99    $79,055,684.41            $0.00            $0.00   $67,010,180.75   $6,494,681.11   $5,550,822.55
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)               0.000000000     0.0000000000     0.2833000000    0.3814000000    0.3807000000

Total Distributions              $99,765,270.72            $0.00            $0.00   $92,757,917.74   $3,738,321.69   $3,269,031.29

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
 Total Shortfall (required from Reserve)  $0.00            $0.00            $0.00            $0.00           $0.00           $0.00

Excess Servicing                  $3,693,542.06

Beginning Reserve Acct. Balance   $9,730,147.26
Investment Income Earned
  during the Period                 $473,206.19
Transfer from/(to)
  collections Account             $3,693,542.06
(Release)/Draw
  Included Investment Income     $(4,166,748.25)
Ending Reserve Account Balance    $9,730,147.26

Note:  Ending principal balance includes the effect of the November distribution.

                                                                  Exhibit 13(d)
                                                                  Page 3 of 4



Navistar Financial 1996-B Owner Trust
For the Months of November 1998 thru October 1999
Fiscal Year 1999




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

The annualized loss (recovery) percentages reported at each Distribution Date are as follows:


        November     1998        .4463 %      May           1999     ( .9293)%
        December     1998        .3954 %      June          1999     ( .7868)%
        January      1999      ( .5348)%      July          1999     (1.1811)%
        February     1999        .1686 %      August        1999     (1.1515)%
        March        1999        .0694 %      September     1999     (2.1140)%
        April        1999        .0397 %      October       1999     (1.5742)%



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

The three month rolling averages reported at each Distribution Date are as follows:


        November     1998       1.41464%      May           1999      1.01003%
        December     1998       1.27615%      June          1999      1.00972%
        January      1999       1.46590%      July          1999       .98284%
        February     1999       1.41855%      August        1999      1.09573%
        March        1999       1.37589%      September     1999      1.06674%
        April        1999       1.16090%      October       1999      1.03861%

                                                                 Exhibit 13(d)
                                                                 Page 4 of 4



Navistar Financial 1996-B Owner Trust
For the Months of November 1998 thru October 1999
Fiscal Year 1999



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


The annualized loss (recovery) percentages reported at each Distribution Date are as follows:

        November     1998     (1.27318)%      May           1999    ( .09404)%
        December     1998     ( .90029)%      June          1999    ( .73692)%
        January      1999     ( .67713)%      July          1999    (1.04951)%
        February     1999     ( .84160)%      August        1999    (1.21706)%
        March        1999     ( .62187)%      September     1999    (1.31873)%
        April        1999     ( .11883)%      October       1999    (1.75616)%