Form 10-K, Exhibit 13
period 1999-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1999-12-23
CIK 882590

                                                                  Exhibit 13(e)
                                                                  Page 1 of 3
                                 ANNUAL SUMMARY

Navistar Financial 1997-A Owner Trust
For the Months of November 1998 thru October 1999
Fiscal Year 1999

Cut-off Date                                                        04/01/97
Original Pool Amount at Cut-off Date                         $411,613,980.45
Cut-off Date                                                        05/01/97
Subsequent Receivables (Transferred 5/9/97)                   $76,128,743.83
Cut-off Date                                                        05/17/97
Subsequent Receivables (Transferred 5/23/97)                  $12,254,010.44

Beginning Pool Balance as of 11/1/98                         $240,890,570.76
Beginning Pool Factor as of 11/1/98                                0.4938886

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)                       $114,951,805.16
  Interest Collected                                          $18,058,200.27

Additional Deposits:
  Repurchase Amounts                                                   $0.00
  Liquidation Proceeds/Recoveries                              $5,329,785.92
Total Additional Deposits                                      $5,329,785.92

Repos/Chargeoffs                                               $4,226,736.22
Aggregate Number of Notes Charged Off                                  1,400

Total Available Funds                                        $136,876,130.33

Ending Pool Balance as of 10/31/99                           $123,175,690.40
Ending Pool Factor as of 10/31/99                                  0.2525423

Servicing Fee                                                  $1,831,583.88

Repayment of Servicer Advances                                 $1,463,661.02

Reserve Account:
  Beginning Balance as of 11/1/98                             $12,646,754.96
  Investment Income Earned during the Year                       $537,468.59
  Target Percentage                                                    5.25%
  Target Balance as of 10/31/99                                $6,466,723.75
  Minimum Balance (2% of Initial Balance)                     $10,499,931.43
  Transfer from/(to) Collections Account                       $4,973,268.55
  (Release)/Deposit - Includes Investment Income              ($7,657,560.67)
    Ending Balance as of 10/31/99                             $10,499,931.43

Delinquencies as of 10/31/99:                          Dollars           Notes
Installments:
    1-30 days                                       1,457,497.20         1,049
   31-60 days                                         402,900.30           273
     60+ days                                         158,310.10            86

    Total                                           2,018,707.60         1,076

Balances: 60+ days                                  1,284,418.50            86

                                                                 Exhibit 13(e)
                                                                 Page 2 of 3


Navistar Financial 1997-A Owner Trust
For the Months of November 1998 thru October 1999
Fiscal Year 1999


                                                TOTAL           CLASS A-1         CLASS A-2         CLASS A-3        CLASS B NOTES
                                                -----           ---------         ---------         ---------        -------------
Original Pool Amount
 Distributions:                           $500,000,000.00    $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
 Distribution Percentages                                           0.0000%            100.00%              0.00%             0.00%
 Coupon                                                              5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance as of 11/1/98      $240,890,570.76
Ending Pool Balance as of 10/31/99        $123,175,690.40
Collected Principal                       $113,488,144.14
Collected Interest                         $18,058,200.27
Charge-Offs                                 $4,226,736.22
Liquidation Proceeds/Recoveries             $5,329,785.92
Servicing                                   $1,831,583.88
Transfer from Negative Carry Account                $0.00

  Total Collections Available
    for Debt Service                      $135,044,546.45

Beginning Balance as of 11/1/98           $240,890,570.76             $0.00     $47,390,570.76    $176,000,000.00    $17,500,000.00

Interest Due                               $12,356,397.54             $0.00        $663,475.98     $10,476,671.52     $1,216,250.04
Interest Paid                              $12,356,397.54             $0.00        $663,475.98     $10,476,671.52     $1,216,250.04
Principal Due                             $117,714,880.36             $0.00     $47,390,570.76     $70,324,309.60             $0.00
Principal Paid                            $117,714,880.36             $0.00     $47,390,570.76     $70,324,309.60             $0.00

Ending Balance as of 10/31/99             $123,175,690.40             $0.00              $0.00    $105,675,690.40    $17,500,000.00
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                          0.000000000       0.0000000000        0.600400000       1.000000000

Total Distributions                       $130,071,277.90             $0.00     $48,054,046.74     $80,800,981.12     $1,216,250.04

Interest Shortfall                                  $0.00             $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                 $0.00             $0.00              $0.00              $0.00             $0.00
 Total Shortfall (required from Reserve)            $0.00             $0.00              $0.00              $0.00             $0.00

Excess Servicing                            $4,973,268.55
(see Memo Item - Reserve Account)

Beginning Reserve Account Balance          $12,646,754.96
Investment Income Earned during the period    $537,468.59
Transfer from/(to) collections Account      $4,973,268.55
(Release)/Draw
  Included Investment Income               ($7,657,560.67)
Ending Reserve Account Balance             $10,499,931.43

Note; Ending principal balance includes the effect of the November distribution.

                                                                 Exhibit 13(e)
                                                                 Page 3 of 3



Navistar Financial 1997-A Owner Trust
For the Months of November 1998 thru October 1999
Fiscal Year 1999




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

The annualized loss (recovery) percentages reported at each Distribution Date are as follows:


        November     1998      ( .7182)%      May           1999     ( .1680)%
        December     1998        .3669 %      June          1999     ( .5750)%
        January      1999        .7295 %      July          1999     ( .7780)%
        February     1999        .2184 %      August        1999     (1.3683)%
        March        1999      ( .0975)%      September     1999     (1.6144)%
        April        1999      ( .0568)%      October       1999     (1.2982)%



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

The three month rolling averages reported at each Distribution Date are as follows:


        November     1998       1.20659%      May           1999       .84364%
        December     1998       1.15451%      June          1999      1.06444%
        January      1999       1.25806%      July          1999      1.24543%
        February     1999       1.19533%      August        1999      1.42840%
        March        1999       1.03843%      September     1999      1.39757%
        April        1999        .90889%      October       1999      1.26893%