Form 10-K, Exhibit 13
period 1999-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1999-12-23
CIK 882590

                                                                  Exhibit 13(f)
                                                                  Page 1 of 3
                                 ANNUAL SUMMARY

Navistar Financial 1997-B Owner Trust
For the Months of November 1998 thru October 1999
Fiscal Year 1999

Cut-off Date                                                          11/5/97
Original Pool Amount at Cut-off Date                          $408,527,638.36
Cut-off Date                                                         11/13/97
Subsequent Receivables (Transferred 11/13/97)                  $91,466,751.20

Beginning Pool Balance as of 11/1/98                          $320,265,624.12
Beginning Pool Factor as of 11/1/98                                 0.6405384

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)                        $128,668,850.77
  Interest Collected                                           $24,644,821.96

Additional Deposits:
  Repurchase Amounts                                                    $0.00
  Liquidation Proceeds/Recoveries                               $6,473,451.06
Total Additional Deposits                                       $6,473,451.06

Repos/Chargeoffs                                                $6,246,650.48
Aggregate Number of Notes Charged Off                                   1,564

Total Available Funds                                         $158,462,114.12

Ending Pool Balance as of 10/31/99                            $186,675,132.54
Ending Pool Factor as of 10/31/99                                   0.3733545

Servicing Fee                                                   $2,562,395.61

Repayment of Servicer Advances                                  $1,325,009.67

Reserve Account:
  Beginning Balance as of 11/1/98                              $16,813,945.27
  Investment Income Earned during the Year                        $675,365.94
  Target Percentage                                                     5.25%
  Target Balance as of 10/31/99                                 $9,800,444.46
  Minimum Balance (2% of Initial Balance)                       $9,999,887.79
  Transfer from/(to) Collections Account                        $6,274,196.14
  (Release)/Deposit - Includes Investment Income              ($13,763,619.56)
    Ending Balance as of 10/31/99                               $9,999,887.79

Delinquencies as of 10/31/99:                          Dollars           Notes
Installments:
    1-30 days                                       1,900,593.39         1,319
   31-60 days                                         478,339.71           348
     60+ days                                         198,198.76            86

    Total                                           2,577,131.86         1,331

Balances: 60+ days                                  3,532,084.21            86

                                                                 Exhibit 13(f)
                                                                 Page 2 of 3



Navistar Financial 1997-B Owner Trust
For the Months of November 1998 to October 1999
Fiscal Year 1999

                                    TOTAL           CLASS A-1        CLASS A-2       CLASS A-3       CLASS A-4       CLASS B NOTES

Original Pool
 Amount Distributions:          $500,000,000.00  $107,000,000.00  $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00
 Distribution Percentages                                   0.00%          96.50%            0.00%            0.00%           3.50%
 Coupon                                                    5.722%          5.956%           6.200%           6.200%          6.300%

Beginning Pool Balance           $320,265,624.12
Ending Pool Balance              $186,675,132.54
Collected Principal              $127,343,841.10
Collected Interest                $24,644,821.96
Charge-Offs                        $6,246,650.48
Liquidation Proceeds/Recoveries    $6,473,451.06
Servicing                          $2,562,395.61
Cash Transfer (to) Reserve Acct.     $106,040.52
  Total Collections Available
    for Debt Service             $156,005,759.03

Beginning Balance as of 11/1/98  $320,265,624.12            $0.00  $27,556,327.27  $132,000,000.00  $149,500,000.00  $11,209,296.85

Interest Due                      $16,035,030.79            $0.00     $236,453.27    $5,815,069.29    $9,418,500.00     $565,008.23
Interest Paid                     $16,035,030.79            $0.00     $236,453.27    $5,815,069.29    $9,418,500.00     $565,008.23
Principal Due                    $133,590,491.58            $0.00  $27,556,327.27   101,358,497.07            $0.00   $4,675,667.24
Principal Paid                   $133,590,491.58            $0.00  $27,556,327.27   101,358,497.07            $0.00   $4,675,667.24

Ending Balance as of 10/31/99    $186,675,132.54            $0.00           $0.00   $30,641,502.93  $149,500,000.00   $6,533,629.61
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)               0.0000000000    0.0000000000     0.2321000000     1.0000000000    0.3734000000

Total Distributions              $149,625,522.37            $0.00   27,792,780.54  $107,173,566.36    $9,418,500.00   $5,240,675.47

Interest Shortfall                         $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                        $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
 Total Shortfall (required from Reserve)   $0.00            $0.00           $0.00            $0.00            $0.00           $0.00

Excess Servicing                   $6,380,236.66

Beginning Reserve Acct. Balance   $16,813,945.27
Investment Income Earned
  during the Period                  $675,365.94
Transfer from/(to)
  collections Account              $6,274,196.14
(Release)/Draw
  Included Investment Income     $(13,763,619.56)
Ending Reserve Account Balance     $9,999,887.79

Note:  Ending principal balance includes the effect of the November distribution.

                                                                 Exhibit 13(f)
                                                                 Page 3 of 3



Navistar Financial 1997-B Owner Trust
For the Months of November 1998 thru October 1999
Fiscal Year 1999




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

The annualized loss (recovery) percentages reported at each Distribution Date are as follows:


        November     1998     ( .12149)%      May           1999    ( .21999)%
        December     1998       .47092 %      June          1999      .98572 %
        January      1999       .60098 %      July          1999      .40418 %
        February     1999       .77215 %      August        1999      .61303 %
        March        1999     ( .09198)%      September     1999    (1.94118)%
        April        1999       .24602 %      October       1999    (1.52836)%



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

The three month rolling averages reported at each Distribution Date are as follows:


        November     1998        .96384%      May           1999      1.09001%
        December     1998        .88793%      June          1999       .94827%
        January      1999        .92623%      July          1999      1.01352%
        February     1999       1.11483%      August        1999       .99630%
        March        1999       1.28869%      September     1999      1.32177%
        April        1999       1.24289%      October       1999      1.55090%