Form 10-K, Exhibit 13
period 1999-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1999-12-23
CIK 882590

                                                                  Exhibit 13(g)
                                                                  Page 1 of 3
                                 ANNUAL SUMMARY

Navistar Financial 1998-A Owner Trust
For the Months of November 1998 thru October 1999
Fiscal Period 1999

Cut-off Date                                                        06/4/98
Original Pool Amount at Cut-off Date                        $500,864,370.04


Beginning Pool Balance as of 11/1/98                        $416,392,846.87
Beginning Pool Factor as of 11/1/98                               0.8313485

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)                      $149,981,971.40
  Interest Collected                                         $31,852,268.14

Additional Deposits:
  Repurchase Amounts                                                  $0.00
  Liquidation Proceeds/Recoveries                             $7,810,109.61
Total Additional Deposits                                     $7,810,109.61

Repos/Chargeoffs                                              $8,936,116.93
Aggregate Number of Notes Charged Off                                 1,399

Total Available Funds                                       $187,967,942.98

Ending Pool Balance as of 10/31/99                          $259,151,164.71
Ending Pool Factor as of 10/31/99                                 0.5174079

Servicing Fee                                                 $3,425,111.35

Repayment of Servicer Advances                                $1,676,406.17

Reserve Account:
  Beginning Balance as of 11/1/98                            $21,860,624.46
  Investment Income Earned during the Year                      $900,389.50
  Target Percentage                                                   5.25%
  Target Balance as of 10/31/99                              $13,605,436.15
  Minimum Balance (2% of Initial Balance)                    $10,017,287.40
  Transfer from/(to) Collections Account                      $6,936,807.28
  (Release)/Deposit - Includes Investment Income            ($16,092,385.09)
    Ending Balance as of 10/31/99                            $13,605,436.15

Delinquencies as of 10/31/99:                         Dollars            Notes
Installments:
    1-30 days                                       1,889,061.45         1,681
   31-60 days                                         371,404.61           327
     60+ days                                          84,512.15            67

    Total                                           2,344,978.21         1,690

Balances: 60+ days                                  1,768,830.56            67

                                                                 Exhibit 13(g)
                                                                 Page 2 of 3

Navistar Financial 1998-A Owner Trust
For the Months of November 1998 thru October 1999
Fiscal Period 1999

                                                                                     -----------NOTES-----------
                                                                TOTAL                      CLASS A-1                  CLASS A-2
Original Pool Amount Distributions:                        $500,864,370.04           $483,334,000.00             $17,530,370.04
 Distribution Percentages
  Following A-1 Payoff                                                                        96.50%                      3.50%
Coupon                                                                                        5.940%                     6.100%

Beginning Pool Balance                                     $416,392,846.87
Ending Pool Balance                                        $259,151,164.71

Collected Principal                                        $148,305,565.23
Collected Interest                                          $31,852,268.14
Charge-Offs                                                  $8,936,116.93
Liquidation Proceeds/Recoveries                              $7,810,109.61
Servicing                                                    $3,425,111.35
Cash Transfer from Reserve Account                             $125,041.44
Total Collections Available
    for Debt Service                                       $184,667,873.07

Beginning Balance as of 11/1/98                            $416,392,846.87           $401,818,980.14             $14,573,866.73

Interest Due                                                $20,364,342.19            $19,633,073.76                $731,268.43
Interest Paid                                               $20,364,342.19            $19,633,073.76                $731,268.43
Principal Due                                              $157,241,682.16           $151,738,223.29              $5,503,458.87
Principal Paid                                             $157,241,682.16           $151,738,223.29              $5,503,458.87

Ending Balance as of 10/31/99                              $259,151,164.71           $250,080,756.85              $9,070,407.86
Note/Certificate Pool Factor
  (Ending Balance/Original Pool Amount)                                                 0.5174000000               0.5174000000

Total Distributions                                        $177,606,024.35           $171,371,297.05              $6,234,727.30

Interest Shortfall                                                   $0.00                     $0.00                      $0.00
Principal Shortfall                                                  $0.00                     $0.00                      $0.00
 Total Shortfall (required from Reserve)                             $0.00                     $0.00                      $0.00

Excess Servicing                                             $7,061,848.72

Beginning Reserve Account Balance                           $21,860,624.46
Investment Income Earned during the year                       $900,389.50
Transfer from/(to) collections Account                       $6,936,807.28
(Release)/Draw Includes Investment Income                  ($16,092,385.09)
Ending Reserve Account Balance                              $13,605,436.15

Note:  Ending principal balance includes the effect of the November distribution.

                                                                 Exhibit 13(g)
                                                                 Page 3 of 3



Navistar Financial 1998-A Owner Trust
For the Months of November 1998 thru October 1999
Fiscal Period 1999




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

The annualized loss (recovery) percentages reported at each Distribution Date are as follows:


        November     1998       .59767 %      May           1999      .81564 %
        December     1998       .98004 %      June          1999     1.13873 %
        January      1999       .42705 %      July          1999     1.32803 %
        February     1999       .56545 %      August        1999      .11142 %
        March        1999     ( .18950)%      September     1999      .07282 %
        April        1999       .36490 %      October       1999    ( .65622)%



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

The three month rolling averages reported at each Distribution Date are as follows:


        November     1998        .78510%      May           1999       .82197%
        December     1998        .79346%      June          1999       .87517%
        January      1999        .93397%      July          1999       .97921%
        February     1999        .92069%      August        1999       .99842%
        March        1999        .92616%      September     1999      1.01187%
        April        1999        .82622%      October       1999       .86700%