Form 10-K, Exhibit 13
period 1999-10-31
NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
filed 1999-12-23
CIK 882590

                                                                  Exhibit 13(h)
                                                                  Page 1 of 3
                                 ANNUAL SUMMARY

Navistar Financial 1999-A Owner Trust
For the Months of June 3, 1999 thru October 1999
Fiscal Period 1999

Cut-off Date                                                          06/3/99
Original Pool Amount at Cut-off Date                          $714,764,750.47


Beginning Pool Balance as of 6/3/99                           $714,764,750.47
Beginning Pool Factor as of 6/3/99                                  1.0000000

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)                        $103,447,131.77
  Interest Collected                                           $28,321,197.33

Additional Deposits:
  Repurchase Amounts                                                    $0.00
  Liquidation Proceeds/Recoveries                               $1,563,142.66
Total Additional Deposits                                       $1,563,142.66

Repos/Chargeoffs                                                $6,407,779.71
Aggregate Number of Notes Charged Off                                     246

Total Available Funds                                         $132,860,410.79

Ending Pool Balance as of 10/31/99                            $605,380,899.96
Ending Pool Factor as of 10/31/99                                   0.8469652

Servicing Fee                                                   $3,332,310.18

Repayment of Servicer Advances                                    $471,060.97

Reserve Account:
  Beginning Balance as of 6/3/99                               $28,590,590.02
  Investment Income Earned during the Year                        $568,367.23
  Target Percentage                                                     5.25%
  Target Balance as of 10/31/99                                $31,782,497.25
  Minimum Balance (2% of Initial Balance)                      $14,295,295.01
  Transfer from/(to) Collections Account                        $3,010,216.88
  (Release)/Deposit - Includes Investment Income                 ($568,367.23)
    Ending Balance as of 10/31/99                              $31,600,806.90

Delinquencies as of 10/31/99:                         Dollars           Notes
Installments:
    1-30 days                                       2,511,352.50        2,277
   31-60 days                                         515,417             390
     60+ days                                          86,745.41           46

    Total                                           3,113,515.8         2,277

Balances: 60+ days                                  2,238,503.42           46

                                                                 Exhibit 13(h)
                                                                 Page 2 of 4


Navistar Financial 1999-A Owner Trust
For the Months of June 3, 1999 thru October 1999
Fiscal Year 1999

                                                                      NOTES                          CLASS B          CLASS C
                                    TOTAL           CLASS A-1         CLASS A-2       CLASS A-3      CERTIFICATES     CERTIFICATES

Original Pool
  Amount Distributions:         $714,764,750.47  $147,000,000.00  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47
 Distribution Percentages                                100.00%             .00%            0.00%            0.00%           0.00%
 Coupon                                                   5.003%           5.550%          5.9500%           6.130%          6.220%

Beginning Pool Balance          $714,764,750.47
Ending Pool Balance             $605,380,899.96
Collected Principal             $102,976,070.80
Collected Interest               $28,321,197.33
Charge-Offs                       $6,407,779.71
Liquidation Proceeds/Recoveries   $1,563,142.66
Servicing                         $3,332,310.18
Cash Transfer from Reserve Acct.    $181,582.88
  Total Collections Available
    for Debt Service            $129,709,683.49

Beginning Balance as of 6/3/99  $714,764,750.47  $147,000,000.00  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47

Interest Due                     $17,134,033.22    $2,138,279.55    $4,920,075.00    $5,355,000.02    $4,020,375.82     $700,302.83
Interest Paid                    $17,134,033.22    $2,138,279.55    $4,920,075.00    $5,355,000.02    $4,020,375.82     $700,302.83
Principal Due                   $109,383,850.51  $109,383,850.51            $0.00            $0.00            $0.00           $0.00
Principal Paid                  $109,383,850.51  $109,383,850.51            $0.00            $0.00            $0.00           $0.00

Ending Balance as of 10/31/98   $605,380,899.96   $37,616,149.49  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)               0.383000000     1.0000000000     1.0000000000     1.0000000000    1.0000000000

Total Distributions             $126,517,883.73  $111,522,130.06    $4,920,075.00    $5,355,000.02    $4,020,375.82     $700,302.83

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
 Total Shortfall (required from Reserve)  $0.00            $0.00            $0.00            $0.00            $0.00           $0.00

Excess Servicing                  $3,191,799.76

Beginning Reserve Act. Balance   $28,590,590.02
Investment Income Earned
  during the Period                 $568,367.23
Transfer from/(to)
  collections Account             $3,010,216.88
(Release)/Draw
  Included Investment Income       $(568,367.23)
Ending Reserve Account Balance   $31,600,806.90

Note:  Ending principal balance includes the effect of the November distribution.

                                                                 Exhibit 13(h)
                                                                 Page 3 of 3



Navistar Financial 1999-A Owner Trust
For the Months of June 3, 1999 thru October 1999
Fiscal Period 1999




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

The annualized loss (recovery) percentages reported at each Distribution Date are as follows:


              May                1999              N/A
              June               1999              N/A
              July               1999              N/A
              August             1999              N/A
              September          1999           .7868%
              October            1999           .0734%



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

    The three month rolling averages reported at each Distribution Date are as follows:


           May                   1998                N/A
           June                  1998                N/A
           July                  1998            .33269%
           August                1998            .35880%
           September             1998            .42116%
           October               1998            .40815%